As filed with the Securities and Exchange Commission on August 27, 1996


                                                       Registration No. 333-7593

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________


                                AMENDMENT NO. 1


                                       TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ______________________
                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                     ML PRINCIPAL PROTECTION TRADING L.P.
             (FORMERLY ML PRINCIPAL PROTECTION PLUS TRADING L.P.)
                           (RULE 140 CO-REGISTRANT)
            (Exact name of registrant as specified in its charter)

                                                                       13-3750642(REGISTRANT)
       DELAWARE                         6793                          13-3775509(CO-REGISTRANT)
(State of Organization)       (Primary Standard Industrial                   (IRS Employer
                              Classification Code Number)               Identification Number)

                  C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                                  SIXTH FLOOR
                                  SOUTH TOWER
                       MERRILL LYNCH WORLD HEADQUARTERS
                            WORLD FINANCIAL CENTER
                        NEW YORK, NEW YORK  10080-6106
                                (212) 236-4167

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JOHN R. FRAWLEY, JR.
                                  SIXTH FLOOR
                                  SOUTH TOWER
                       MERRILL LYNCH WORLD HEADQUARTERS
                            WORLD FINANCIAL CENTER
                        NEW YORK, NEW YORK  10080-6106
                                (212) 236-4167

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

                                  COPIES TO:
                               David R. Sawyier
                                James B. Biery
                                Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603

                             _____________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                             _____________________


          PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE FORM OF PROSPECTUS SET FORTH HEREIN ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-73914) DECLARED EFFECTIVE ON JULY 14, 1994.

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)

                             CROSS REFERENCE SHEET

ITEM
 NO.                                                                PROSPECTUS HEADING
- -----                                                        ----------------------------------
 1.  Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus .......       Cover Page

 2.  Inside Front and Outside Back Cover
       Pages of Prospectus ..........................       Inside Cover Page; Table of Contents

 3.  Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges ...........       Summary; Risk Factors

 4.  Use of Proceeds ................................       Use of Proceeds

 5.  Determination of Offering Price ................       Inside Cover Page; Plan of Distribution

 6.  Dilution .......................................       Not Applicable

 7.  Selling Security Holders .......................       Not Applicable

 8.  Plan of Distribution ...........................       Inside Cover Page; Plan of Distribution

 9.  Description of Securities to Be
       Registered ...................................       Cover Page; The Limited Partnership Agreement

 10. Interests of Named Experts and
       Counsel ......................................       Legal Matters; Experts

 11. Information with Respect to the
       Registrant ...................................       Summary; Risk Factors; Investment Factors; Performance of the Fund;
                                                            Selected Financial Data; Management's Discussion and Analysis of
                                                            Financial Condition and Results of Operations; The Advisor Selection
                                                            Process; The Advisors; MLIP and MLF; The ML&Co. Guarantee; Use of
                                                            Proceeds; Charges; Conflicts of Interest; The Limited Partnership
                                                            Agreement; Index to Financial Statements

 12. Disclosure of Commission Position
       on Indemnification for Securities
       Act Liabilities ..............................       Not Applicable

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)

                                SERIES I UNITS

                   PROSPECTUS SUPPLEMENT DATED AUGUST __, 1996
                                      TO

                        PROSPECTUS DATED AUGUST __, 1996

         The Series I Units will be sold on or about January __, 1997 to the extent that acceptable subscriptions are received on or before December 31, 1996. The "Principal Assurance Date" for the Series I Units will be December 31, 2002. Distributions on the Series I Units, if any, will be in the discretion of MLIP, although none are anticipated.

         Series I Units are offered at $100 per Share ($97 in the case of Merrill Lynch officers and employees) MLIP will initially commit 75% of the Series I Units' assets to trading.

         In addition to this Prospectus Supplement, the Prospectus must be accompanied by recent monthly reports relating to ML Principal Protection L.P. The Series I Units will have their own Net Asset Value, independent of that of the other outstanding series of Units. Past performance is not necessarily indicative of future results.

 Information Regarding Certain of the Fund's Advisors
 ----------------------------------------------------

         John W. Henry & Company, Inc. ("JWH"), a "core" Advisor, has had the following change in personnel: Peter F. Karpen announced his resignation from JWH on March 18, 1996 but will continue in his present capacity for 6 months from that date.

                                 -------------

         The other side of this Prospectus Supplement provides certain outline information regarding the Fund's current Advisors.

                                 -------------

            THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED
             UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS
              THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY
                  OF THIS DISCLOSURE DOCUMENT AS SUPPLEMENTED.

                                 -------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS AS SUPPLEMENTED. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                 Selling Agent

                   MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

                         ML PRINCIPAL PROTECTION L.P.

   The Prospectus sets forth more detailed information concerning the "core" Advisors. The non-"core" Advisors are identified below. As of August 1, 1996, the allocation of the Fund's trading assets among the Advisors is set forth below in the parentheses following the Advisors' names. See "The Advisors" in the Prospectus.


                                                                      AS OF JUNE 30, 1996
                                              --------------------------------------------------------------------
                                                                    ANNUALIZED
                                                  WORST/BEST         STANDARD                           GENERAL
                                                    MONTHLY          DEVIATION       ASSETS UNDER       TRADING
                                               RATE OF RETURN/1/    OF RETURN/2/     MANAGERMENT/3/     STRATEGY
                                               --------------------------------------------------------------------
"CORE" ADVISORS

Chesapeake Capital Corporation                 (10.98)%/15.99%         22.78%        $757 million       Technical;
    Diversified Trading Program (20%)                                                                   trend-following

John W. Henry  & Co., Inc.                     (27.3)%/44.2%            32.0%        $880 million       Technical;
    Financial and Metals Portfolio (20%)                                                                trend-following

NON-"CORE" ADVISORS

AIS Futures Management, Inc.                   (10.64)%/13.39%          18.4%        $98 million        Systematic;
    MAAP-2x-4x Program (8.5%)                                                                           trend-following

ARA Portfolio Management Company, L.L.C.       (13.3)%/14.4%           21.92%        $121.5 million     Technical;
    Gamma Program (8.5%)                                                                                trend-following

AIB Investment Managers Limited                (1.29)%/2.98%            2.60%        $40 million        Discretionary;
    Currency Program (7.0%)                                                                             fundamental

Millburn Ridgefield Corporation                (9.04)%/19.38%           17.5%        $194 million       Technical;
    Global Portfolio - Normal Leverage                                                                  trend-following
    (8.0%)

Trendstat Capital Management, Inc.             (5.83)%/10.71%          10.35%        $150.9 million     Technical;
    World Currency Program (8.5%)                                                                       trend and counter
                                                                                                        trend-following

West Course Capital Inc.                       (7.86)%/14.12%           17.0%        $112 million       Discretionary;
     (8.5%)                                                                                             fundamental

Graham Capital Management L.P.                 (6.31)%/12.33%          15.66%        $112.1 million     Technical;
    Diversified Program (5.5%)                                                                          trend-following

Quantitative Financial Strategies Inc. /4/     (7.62)%/13.29%           14.1%        $56 million        Systematic;
    The Currency Program (5.5%)                                                                         fundamental;
                                                                                                        not trend-following


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 -------------
   Futures trading is highly leveraged, as is each Advisor's trading program. No Advisor has been asked to make any special adjustments to its leveraging policies in the case of the Fund. See "Leverage Considerations" and "Risk Factors" in the Prospectus. MLIP expects that, in general, the non-"core" Advisors trading at "standard" leverage will hold positions in the range of 200% to 400% of the net equity in their accounts and commit as margin 15% to 30% of the Fund's assets allocated to them. Trading at this degree of leverage implies that any non-"core" Advisor whose open positions incur a 10% loss will cause a 20% to 40% loss to its Fund account.

   In considering the leverage and volatility at which the different non-"core" Advisors trade, prospective investors should recognize that due to the limited percentage of the Fund's assets allocated to each of them, none of these Advisors, individually, is likely to make a material contribution over the short-term to either the return achieved by, or the performance volatility of, the Fund. It would require (i) monthly returns outside of historical highs and lows for the non-"core" Advisors with the largest percentage asset allocation to affect the Fund's overall monthly rate of return by as much as 2% (e.g., from a 10% to an 8% or 12% rate of return), and (ii) historical volatility increased by a factor of approximately 4 for such non-"core" Advisor's performance to increase the range of the Fund's overall standard deviation by as much as 30%. The smaller the allocations to a non-"core" Advisor, the less the contribution of such Advisor's performance and volatility to the overall performance and volatility the Fund. The non-"core" Advisors as a whole can have a significant effect on performance. However, the likely non-correlation among at least certain of these six Advisors reduces the likelihood of any major short-term effect.

 ---------------------

 1 The lowest and the highest monthly rate of return through June 30, 1996 for the program traded for the Fund since January 1, 1991 (or the inception of trading if later).

 2 An annualized standard deviation of 2% and a mean return of 1% would mean that most (approximately two-thirds) of all monthly returns during a year have historically fallen between (l)% and 3%, i.e., within a range (deviation) of 2% above or below the mean. Standard deviation is one widely accepted measure of risk, as standard deviation indicates the variability of tbe returns. The more variable an Advisor's historical returns, the greater the risk that substantial losses have been included witnin the historical range of returns. Annualized Standard Deviation of Return is with respect to the program used for the Fund and covers the period beginning with January 1, 1991 (or the inception of trading if later) through June 30, 1996.
  3 Assets under management in the program used for the Fund ("notional" funds excluded).

  4 "Notional" funds are included in assets under management for Quantitative Financial Strategies Inc.

     PRELIMINARY PROSPECTUS DATED AUGUST __, 1996 -- SUBJECT TO COMPLETION

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         ML PRINCIPAL PROTECTION L.P.
                                 $100,000,000
                     UNITS OF LIMITED PARTNERSHIP INTEREST


     ML PRINCIPAL PROTECTION L.P. (THE "FUND") is a multi-strategy, multi-market managed futures investment, employing a range of strategies diversified across major markets of the global economy -- financials, currencies, energy, metals and agriculture. The Fund's objectives are achieving long-term capital appreciation while controlling performance volatility. MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP") is the general partner of the Fund, and MERRILL LYNCH FUTURES INC. ("MLF") is its commodity broker. MERRILL LYNCH ASSET MANAGEMENT, L.P. ("MLAM") provides cash management services within parameters established by MLIP. The Fund trades under the direction of multiple independent trading advisors ("TRADING ADVISORS" OR "ADVISORS") selected and monitored by MLIP. MERRILL LYNCH & CO., INC. ("ML&CO.") has agreed to make sufficient payments to the Fund, if necessary, to ensure that the Net Asset Value of each Unit outstanding as of the fifth anniversary (the "Principal Assurance Date") of such Unit's issuance will be at least the $100 subscription price.


     The Fund began trading October 12, 1994 with an initial capitalization of $32 million. The Units are continuously offered and sold as of the beginning of each calendar quarter at $100 per Unit. As of July 1, 1996, seven series of Units had been sold, the Fund's aggregate capitalization was approximately $83.7 million and the initial series of Units had recognized a cumulative rate of return of approximately 14.89% in the first 20-2/3 months of trading.


     The minimum initial investment is 50 Units ($5,000); the minimum investment for existing Limited Partners is 10 Units ($1,000). Investors may purchase any whole number of Units over the minimum. See "Investment Factors -- (8) Small Minimum Investments, Smaller Minimum Additional Investment" at page 16.


     Units may be redeemed as of the end of any calendar month, subject to 3% redemption charges payable to MLIP through the end of the twelfth month after sale. See "Charges -- Redemption Charges" at page 46.


     MLIP may make distributions to the Unitholders, but does not presently intend to do so. See "Risk Factor -- (11) Series Issued after July 1, 1996" at page 11.
                           _________________________

             THE UNITS ARE SPECULATIVE SECURITIES.  AN INVESTMENT
                    IN THE FUND INVOLVES SIGNIFICANT RISKS.

 . INVESTORS MUST BE PREPARED TO LOSE THE ENTIRE TIME VALUE OF THEIR INVESTMENT.
  AT A 7% INTEREST RATE, THE PRESENT VALUE OF RECEIVING THE ASSURED MINIMUM $100 PER UNIT FIVE YEARS IN THE FUTURE WOULD BE ONLY APPROXIMATELY $71.


 . PAST PERFORMANCE OF THE FUND AND ITS ADVISORS IS NOT NECESSARILY INDICATIVE OF
  FUTURE RESULTS.

 . THE FUND TRADES WITH A HIGH DEGREE OF LEVERAGE IN VOLATILE MARKETS.


 . THE "PRINCIPAL PROTECTION" FEATURE OF THE FUND INVOLVES SIGNIFICANT
  OPPORTUNITY COSTS. MLIP INITIALLY DELEVERAGES EACH SERIES' TRADING IN ORDER TO PROTECT ML&CO. FROM ANY LIABILITY UNDER ITS GUARANTEE, CORRESPONDINGLY REDUCING PROFIT POTENTIAL.


 . MLIP'S DELEVERAGING OF THE FUND'S TRADING MAKES IT HIGHLY UNLIKELY THAT THE
  ML&CO. GUARANTEE WILL EVER BE OF ANY VALUE TO INVESTORS, DESPITE THE REDUCTION IN PROFIT POTENTIAL CAUSED BY SUCH DELEVERAGING.

 . RELATIVELY SMALL LOSSES COULD RESULT IN MLIP FURTHER DELEVERAGING OR
  TERMINATING TRADING.


 . EVEN APART FROM ITS DELEVERAGED TRADING, THE RISK CONTROL FEATURES EXPECTED
  FROM THE FUND'S MULTI-ADVISOR STRUCTURE MAKE IT HIGHLY UNLIKELY THAT THE ML&CO. GUARANTEE WILL EVER BENEFIT INVESTORS.


 . THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES. ESTIMATED GROSS TRADING PROFITS OF
  APPROXIMATELY 7.75% OF THE FUND'S AVERAGE MONTH-END NET ASSETS MUST BE EARNED DURING THE FIRST YEAR AFTER A UNIT IS SOLD IN ORDER FOR ITS REDEMPTION VALUE
  TO EQUAL THE INITIAL $100 SUBSCRIPTION PRICE.


 . CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS PERIODS
  WITHOUT MAJOR PRICE MOVEMENTS -- SIGNIFICANTLY REDUCE THE ADVISORS' ABILITY TO TRADE SUCCESSFULLY.


                 SEE "RISK FACTORS" BEGINNING AT PAGE 10.
                           _________________________


SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN
             THEIR SUBSCRIPTION AGREEMENTS AND POWERS OF ATTORNEY.
                           _________________________

  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
         PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON
             THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                           _________________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                           _________________________


================================================================================
           UNITS OF              PRICE TO         SELLING         PROCEEDS TO
 LIMITED PARTNERSHIP INTEREST    PUBLIC(1)   COMMISSIONS(2)(3)    FUND(2)(3)
================================================================================
PER UNIT......................      $100         NONE                  $100
================================================================================

SEE NOTES ON PAGE (I).
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                THE DATE OF THIS PROSPECTUS IS AUGUST ___, 1996

                      (NOT FOR USE AFTER APRIL 31, 1997)

NOTES TO COVER PAGE


          (1) The Units are continuously offered on a "best efforts" basis exclusively through Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliate ("MLPF&S" or the "Selling Agent") without any firm underwriting commitment.


          Subscriptions for Units are accepted throughout each calendar quarter. Pending investment in the Fund as of the beginning of the following quarter, subscription funds are held in escrow at The Bank of New York (the "Escrow Agent") in New York City. There is no minimum number of Units that must be sold at the beginning of a calendar quarter for any Units then to be sold.

          Subscribers receive all interest earned, and no fees or costs are assessed, on subscriptions while held in escrow.


          See "Plan of Distribution -- Subscription Procedure" at page 59.


          (2) See "Plan of Distribution -- Selling Agent Compensation" at page 60 for information relating to indemnification arrangements with respect to the Selling Agent.


          (3) No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with "production credits" of $5 per Unit on all Units at the time of sale. (No such initial production credits are payable on sales to officers and employees of ML&Co. and its affiliates, who purchase Units at $97 rather than $100 per Unit.)


          Beginning with the thirteenth full month after a series of Units is sold, the Selling Agent receives ongoing production credits on all outstanding Units of such series (including Units sold at a 3% discount to officers and employees of ML&Co. and its affiliates); provided that such Units were sold by Financial Consultants (the individual Merrill Lynch, Pierce, Fenner & Smith Incorporated brokers) who are registered with the Commodity Futures Trading Commission (the "CFTC") and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination. Such ongoing production credits continue to accrue from the beginning of such thirteenth month for as long as the Units remain outstanding, at the rate of 2% per annum of the average month-end Net Assets attributable to such Unit committed to trading; 75% of the capital attributable to each Unit sold under this Prospectus will initially be committed to trading, resulting in annual ongoing production credits of 1.5%.


          If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% charge is waived to the extent that the redemption proceeds are so reinvested.


          Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter. However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment.

                           _________________________

          THIS PROSPECTUS IS ACCOMPANIED BY (1) A PROSPECTUS SUPPLEMENT CONTAINING CERTAIN CFTC-REQUIRED INFORMATION REGARDING THE CURRENT ADVISORS; AND
(2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

                           _________________________


          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION ABOUT THE FUND OR THE UNITS OR TO MAKE ANY REPRESENTATION CONCERNING THE FUND OR THE UNITS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN

AUTHORIZED BY THE FUND, MLIP, MLAM, THE SELLING AGENT, ANY TRADING ADVISOR OR ANY OTHER PERSON.
                           _________________________

          THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                           _________________________


          THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O MERRILL LYNCH INVESTMENT PARTNERS INC., MERRILL LYNCH WORLD HEADQUARTERS, SIXTH FLOOR, SOUTH TOWER, WORLD FINANCIAL CENTER, NEW YORK, NEW YORK 10080-6106. LIMITED PARTNERS MAY INSPECT AND COPY SUCH BOOKS AND RECORDS DURING NORMAL BUSINESS HOURS FOR ANY PURPOSE REASONABLY RELATED TO THEIR INTEREST AS LIMITED PARTNERS.


          MLIP DISTRIBUTES MONTHLY REPORTS CONTAINING SUMMARY PERFORMANCE INFORMATION FOR THE FUND TO ALL LIMITED PARTNERS. LIMITED PARTNERS RECEIVE CERTIFIED AUDITED FINANCIAL STATEMENTS AND ALL TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                           _________________________


          THE FUND IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). REPORTS, PROXIES (IF ANY), INFORMATION STATEMENTS (IF ANY), AND OTHER INFORMATION FILED BY THE FUND, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 450 FIFTH STREET, N.W. WASHINGTON, DC 20549 AND AT ITS REGIONAL OFFICES LOCATED AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NY 10048 AND CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, IL 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549, AT PRESCRIBED RATES. THE FUND IS AN ELECTRONIC FILER. THE SEC MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC, AT HTTP://WWW.SEC.GOV.

                           _________________________

          ML PRINCIPAL PROTECTION L.P. IS NOT A "MUTUAL FUND" OR ANY OTHER TYPE OF "INVESTMENT COMPANY" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT


          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 40 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.


          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                       SPECIAL DISCLOSURES REGARDING THE
                  "PRINCIPAL PROTECTION" FEATURE OF THE FUND


          1. ML&CO'S GUARANTEE IS NOT A GUARANTEE OF PROFIT. IF INVESTORS' UNITS ARE WORTH NO MORE ON THEIR PRINCIPAL ASSURANCE DATE (FIVE YEARS AFTER ISSUANCE) THAN THE GUARANTEED MINIMUM $100 PER UNIT, INVESTORS WILL HAVE LOST THE ENTIRE USE OF THEIR CAPITAL FOR FIVE YEARS. AT A 7% INTEREST RATE, THE PRESENT VALUE OF RECEIVING $100 FIVE YEARS IN THE FUTURE IS ONLY APPROXIMATELY $71.


          2. IN ORDER TO PROTECT ML&CO. FROM ANY LIABILITY UNDER ITS GUARANTEE, ALL UNITS BEGIN WITH ONLY 75% OF THEIR ASSETS ALLOCATED TO TRADING. THIS DELEVERAGING SUBSTANTIALLY REDUCES PROFIT POTENTIAL.


          3. ON AN ONGOING BASIS, MLIP CONTROLS THE LEVERAGE AT WHICH THE FUND TRADES SPECIFICALLY IN ORDER TO PREVENT ML&CO. FROM INCURRING ANY LIABILITY UNDER ITS GUARANTEE.

          4. RELATIVELY SMALL LOSSES COULD RESULT IN MLIP FURTHER DELEVERAGING OR EVEN TERMINATING TRADING. MLIP WOULD TERMINATE TRADING IF A NEWLY-ISSUED UNIT LOST ONLY APPROXIMATELY $22 (AT CURRENT INTEREST RATES), AND WOULD FURTHER DELEVERAGE TRADING BELOW 75% WELL BEFORE THAT POINT.

          5. IRRESPECTIVE OF LOSSES, IN THE EVENT THAT THE FUND DOES NOT EARN SUFFICIENT PROFITS, MLIP WILL FURTHER DELEVERAGE, SUSPEND OR TERMINATE TRADING.

          6. IF THE FUND IS SUCCESSFUL, ITS PERFORMANCE WOULD HAVE BEEN SUBSTANTIALLY BETTER WITHOUT "PRINCIPAL PROTECTION."

          7. "PRINCIPAL PROTECTION" DOES NOT PROTECT INVESTORS AGAINST THE EFFECTS OF INFLATION.

          8. "PRINCIPAL PROTECTION" DOES NOT TAKE INTO CONSIDERATION THE TAX CONSEQUENCES OF INVESTING IN THE FUND.

          9. THE ML&CO. GUARANTEE IS EFFECTIVE ONLY ON UNITS OUTSTANDING ON THEIR PRINCIPAL ASSURANCE DATE.

          10. THE ML&CO. GUARANTEE IS A CONTRACT BETWEEN ML&CO. AND THE FUND. INVESTORS COULD ENFORCE THE GUARANTEE ONLY THROUGH BRINGING A DERIVATIVE ACTION IN THE NAME OF THE FUND.

          11.  THE ML&CO. GUARANTEE IS A GENERAL, UNSECURED OBLIGATION OF ML&CO.


          12. AN INVESTOR COULD CONTROL THE ASSETS HE OR SHE COMMITTED TO THE FUTURES MARKET IN SUCH A WAY SO AS TO ACHIEVE THE SAME "PRINCIPAL PROTECTION" OFFERED BY THE FUND, WITHOUT SUBJECTING HIMSELF OR HERSELF TO THE FUND'S REDEMPTION RESTRICTIONS.


          13. THE MULTI-ADVISOR STRATEGY OF THE FUND MAKES VERY SLIGHT THE POSSIBILITY OF LOSSES OF A MAGNITUDE THAT COULD RESULT IN THE NET ASSET VALUE PER UNIT DECLINING BELOW THE DISCOUNTED VALUE OF $100 -- EVEN IF THE FUND HAD NO "PRINCIPAL PROTECTION" FEATURE (AND NONE OF THE RESULTING OPPORTUNITY
COSTS).


          14. PROSPECTIVE INVESTORS MUST CONSIDER CAREFULLY WHETHER THE "PRINCIPAL PROTECTION" FEATURE OF THE FUND MERITS THE OPPORTUNITY COSTS INVOLVED.

                              __________________


                   SEE "RISK FACTORS" AT PAGE 10, "LEVERAGE
       CONSIDERATIONS" AT PAGE 35 AND "THE ML&CO. GUARANTEE" AT PAGE 36.

                         ML PRINCIPAL PROTECTION L.P.

                               TABLE OF CONTENTS

PROSPECTUS SECTION                                                          PAGE
- ------------------                                                          ----

SUMMARY ................................................................       5
   Introduction ........................................................       5
   Risk Factors ........................................................       6
   The Fund and Its Objectives .........................................       6
   "Breakeven Table" ...................................................       8
   Federal Income Tax Consequences .....................................       9

RISK FACTORS............................................................      10
   (1)  Investors May Incur Substantial Losses .........................      10
   (2)  Past Performance ...............................................      10
   (3)  Volatile Markets; Highly Leveraged Trading .....................      10
   (4)  The Costs of "Principal Protection" ............................      10
   (5)  Deleveraged Trading ............................................      10
   (6)  Further Deleveraging of Trading ................................      10
   (7)  Multi-Advisor Risk Control and "Principal Protection" ..........      11
   (8)  Substantial Charges ............................................      11
   (9)  Importance of General Market Conditions ........................      11
  (10)  No Diversification Benefits if the the Fund Is Not Profitable ..      11
  (11)  Series Issued After July 1, 1996 ...............................      11
  (12)  Combining Independent Strategies ...............................      12
  (13)  Systematic Strategies ..........................................      12
  (14)  Discretionary Strategies .......................................      12
  (15)  Increased Assets Under Management ..............................      12
  (16)  Advisors' Continued Services Uncertain .........................      12
  (17)  Changes in Trading Strategy ....................................      12
  (18)  Illiquid Markets ...............................................      12
  (19)  Cash Management Risks ..........................................      12
  (20)  No Assurance of Non-Correlation; Limitations on Non-Correlation
          if Achieved ..................................................      13
  (21)  Redemptions Restricted .........................................      13
  (22)  Trading on Non-U.S. Exchanges ..................................      13
  (23)  Conflicts of Interest ..........................................      13
  (24)  Use of Graphs ..................................................      13
  (25)  Limited Partners Taxed Currently ...............................      13
  (26)  "Investment Advisory Fees" .....................................      13
  (27)  Taxation of Interest Income ....................................      14
  (28)  Tax Audit ......................................................      14
  (29)  Bankruptcy or Default ..........................................      14
  (30)  Regulatory Change ..............................................      14

INVESTMENT FACTORS .....................................................      15

PERFORMANCE OF THE FUND ................................................      17

PROSPECTUS SECTION                                                         PAGE
- ------------------                                                         ----
PERFORMANCE OF THE OTHER MLIP
  MULTI-ADVISOR FUNDS ..................................................      18

SELECTED FINANCIAL DATA ................................................      22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS ........................................................      23

THE ADVISOR SELECTION PROCESS ..........................................      28

THE ADVISORS ...........................................................      30

MLIP AND MLF ...........................................................      31
  Background ...........................................................      31
  Principals ...........................................................      32
  MLF ..................................................................      33

FIDUCIARY OBLIGATIONS OF MLIP ..........................................      33

LEVERAGE CONSIDERATIONS ................................................      35

THE ML&CO. GUARANTEE ...................................................      36

USE OF PROCEEDS ........................................................      38

CHARGES ................................................................      40
  Charges Paid by the Fund .............................................      40
     Organizational and Initial Offering Costs .........................      41
     Brokerage Commissions .............................................      41
     Administrative Fees ...............................................      42
     "Bid-Ask" Spreads .................................................      43
     Service Fees; "EFP" Differentials .................................      43
     Securities "Bid-Ask" Spreads ......................................      43
     Profit Shares .....................................................      43
     Extraordinary Expenses ............................................      45
  Charges Paid by Merrill Lynch ........................................      45
     Selling Commissions; Ongoing
      Compensation .....................................................      45
     Consulting Fees ...................................................      45
     MLAM Fees .........................................................      46
  Redemption Charges ...................................................      46

CERTAIN LITIGATION .....................................................      46

                         ML PRINCIPAL PROTECTION L.P.

PROSPECTUS SECTION                                                          PAGE
- ------------------                                                          ----
CONFLICTS OF INTEREST ..................................................      51
     Merrill Lynch Affiliated Entities .................................      51
     General ...........................................................      51
     MLIP ..............................................................      52
     MLF; MLIB; MLAM ...................................................      52
     The Trading Advisors ..............................................      53
     Financial Consultants .............................................      53
     Proprietary Trading ...............................................      53

THE LIMITED PARTNERSHIP AGREEMENT ......................................      54

FEDERAL INCOME TAX CONSEQUENCES ........................................      55

PLAN OF DISTRIBUTION ...................................................      59
 Subscription Procedure ................................................      59
 Purchases by Employee Benefit Plans ...................................      60
 Selling Agent Compensation ............................................      60

LEGAL MATTERS ..........................................................      61

EXPERTS ................................................................      61

RECENT INFORMATION RELATING TO THE FUND ................................      61

ADDITIONAL INFORMATION .................................................      61

INDEX OF TERMS .........................................................      63

ORGANIZATIONAL STRUCTURE ...............................................      64

INDEX TO FINANCIAL STATEMENTS ..........................................      65

PROSPECTUS SECTION                                                         PAGE
- ------------------                                                         ----
THE "CORE" TRADING ADVISORS ............................................      84
PERFORMANCE OF THE PUBLIC SINGLE-ADVISOR FUTURES
   FUNDS OPERATED BY MLIP ..............................................     108
THE ROLE OF MANAGED FUTURES IN AN
   INVESTMENT PORTFOLIO ................................................     111
APPENDIX -- BLUE SKY GLOSSARY ..........................................   APP-1
EXHIBIT A -- THIRD AMENDED AND RESTATED LIMITED
   PARTNERSHIP AGREEMENT ...............................................     A-1
EXHIBIT B -- AMENDED FORM OF GUARANTEE AGREEMENT .......................     B-1
EXHIBIT C -- SUBSCRIPTION REQUIREMENTS .................................    SR-1
EXHIBIT D -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY ..............  SA-(i)

                             ____________________


                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                            SOUTH TOWER, 6TH FLOOR
                            WORLD FINANCIAL CENTER
                        NEW YORK, NEW YORK  10080-6106
                          TELEPHONE:  (212) 236-4167

                      THIS PAGE LEFT BLANK INTENTIONALLY

                      THIS PAGE LEFT BLANK INTENTIONALLY

================================================================================

                                    SUMMARY

       The merits and risks of an investment in the Fund are complex and must be reviewed carefully by any person considering purchasing
         Units.  The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus.

                             ____________________

INTRODUCTION

     THE FUND AND THE OFFERING


          ML Principal Protection L.P. trades in the international futures, commodity options and forward markets, with the objectives of achieving long-term capital appreciation while controlling performance volatility. MLIP selects and monitors the Fund's multiple independent Advisors, and allocates and reallocates the Fund's trading assets among them.


          $32,000,000 was invested in the Fund's initial Series A Units as of October 12, 1994, and a total of an additional $61,256,700 in the six subsequent quarter-end closings through July 1, 1996. Through July 1, 1996, an aggregate of 932,567 of Units had been sold and 117,918 redeemed. As of July 1, 1996, the Fund's capitalization was $83,708,660.

     PERFORMANCE


          As of July 1, 1996, the Net Asset Value of the series of Units issued at different times, in each case for $100 per Unit, were as follows:


          Unit                                              July 1, 1996
         Series               Date of Issuance              Net Asset Value
         ------               ----------------              ---------------
           A                   October 12, 1994             $109.33  ($6.00 distribution, 10/1/95)
           B                   January 9, 1995              $106.67  ($6.00 distribution, 1/1/96)
           C                   April 10, 1995               $102.05  ($3.50 distribution, 4/1/96)
           D                   July 11, 1995                $104.51  ($3.50 distribution, 7/1/96)
           E                   October 11, 1995             $104.86  (no distributions paid yet)
           F                   January 17, 1996             $101.72  (no distributions paid yet)
           G                   April 19, 1996               $100.35  (no distributions paid yet)



          As of July 1, 1996, the Fund had a total of 3,862 Limited
Partners.


          The Series H Units began trading on July 15, 1996 with an initial capitalization of $8,646,836.


          During July 1996, the Fund incurred a loss of (1.68)%.


          ALL SERIES OF UNITS ISSUED TO DATE HAVE TRADED WITH 60% OF THEIR CAPITAL ALLOCATED TO TRADING AND HAD A PRINCIPAL ASSURANCE DATE SEVEN YEARS AFTER ISSUANCE. UNITS SOLD PURSUANT TO THIS PROSPECTUS WILL COMMENCE TRADING WITH 75% OF THEIR ASSETS SO ALLOCATED AND HAVE A PRINCIPAL ASSURANCE DATE FIVE YEARS AFTER ISSUANCE.

================================================================================

================================================================================

   RISK FACTORS


          The following are certain of the significant risks of this investment.


   . Investors must be prepared to lose the entire time value of their investment. At a 7% interest rate, the present value of receiving the assured minimum $100 per Unit five years in the future would be only approximately $71. See "The Advisor Selection Process" at page 28 and "Risk Factor (1) -- Investors May Incur Substantial Losses" at page 10.


   . Past performance of the Fund and its Advisors is not necessarily indicative of future results. See "Commodity Futures Trading Commission-- Risk Disclosure Statement" at page 1 and "Risk Factor (2)-- Past Performance" at page 10.


   . The Fund trades with a high degree of leverage in volatile markets. See "Risk Factor (3) -- Volatile Markets; Highly Leveraged Trading" at page 10.


   . The "principal protection" feature of the Fund involves significant opportunity costs. MLIP initially deleverages each series' trading in order to protect ML&Co. from any liability under its guarantee, correspondingly reducing profit potential. See "Risk Factor (4) --The Costs Of 'principal Protection'" at page 10.


   . MLIP's deleveraging of the Fund's trading makes it highly unlikely that the ML&Co. guarantee will ever be of any value to investors, despite the reduction in profit potential caused by such deleveraging. See "Risk Factor (5) -- Deleveraged Trading" at page 10.


   . Relatively small losses could result in MLIP further deleveraging or terminating trading. See "Risk Factor (6) --Further Deleveraging of Trading" at page 10.


   . Even apart from its deleveraged trading, the risk control features expected from the Fund's multi-advisor structure makes it highly unlikely that the ML&Co. guarantee will ever benefit investors. See "Risk Factor
       (7) -- Multi-Advisor Risk Control and 'Principal Protection'" at page 11.


   . The Fund is subject to substantial charges. Estimated gross trading profits of 7.75% of the Fund's average month-end Net Assets must be earned during the first year after a Unit is sold in order for its redemption value to equal the initial $100 subscription price. See "-- Breakeven Table" below at page 8, "Charges" at page 40 and "Risk Factor
       (8) -- Substantial Charges" at page 11.


   . Certain general types of market conditions -- in particular, trendless periods without major price movements -- significantly reduce the advisors' ability to trade successfully. See "Risk Factor (9) -- Importance of General Market Conditions" at page 11.

              No subscriber should invest more than 10% of his or
                  her readily marketable assets in the Fund.


                  See "Risk Factors" at pages 10 through 14.

   THE FUND AND ITS OBJECTIVES

   A Multi-Strategy Approach


          The Fund is a multi-strategy, multi-market managed futures investment, employing a range of strategies diversified across major sectors of the global economy -- financials, currencies, energy, metals and agriculture. MLIP allocates Fund assets both to Advisors specializing in particular market sectors and to Advisors which trade broadly diversified portfolios. See "The Advisor Selection Process" at page 28.

================================================================================

================================================================================

          The Fund has to date retained between five and ten Advisors, trading independently of each other and employing diverse trading methods. MLIP allocates a substantial portion of the Fund's assets to a limited group of "core" Advisors, each of which receives significant allocations -- typically 20% or more of the assets committed to trading (Advisors allocated 10% or more of the Fund's trading assets for management). The remainder is allocated in smaller percentages to a group of non-"core" Advisors, some of which may be newer to the business or may implement specialized strategies (Advisors allocated less than 10% of the Fund's trading assets for management). See "The Advisor Selection Process" at page 28 and "The 'Core' Trading Advisors" at page 84.


          Since inception, traditional commodities -- energy, metals and agriculture -- have represented approximately 30% to 40% of the Fund's holdings, with the remainder of its market commitment in currencies and financial instruments.


          The Fund offers a means of diversifying a limited portion of the risk segment of a portfolio into an investment with the potential to exhibit a high degree of non-correlation with traditional stock and bond investments. If such non-correlation is in fact achieved and the Fund is profitable, investing in the Units has the potential to enhance the reward/risk ratio of an overall portfolio. See "The Role of Managed Futures in an Investment Portfolio" at page 111.

   MLIP


          MLIP, a Delaware corporation, is one of the largest managed futures sponsors in the United States (or elsewhere) in terms of both financial and personal resources and assets under management. As of August 1, 1996, MLIP was serving as sponsor or trading manager for futures funds with total capital of approximately $1.6 billion.

   THE ADVISORS


          As of July 1, 1996, the current "core" Advisors retained for the Fund were collectively managing approximately $2.1 billion in managed futures accounts in which their clients (and in certain cases the Advisors themselves) had invested, and approximately $1.6 billion in the trading programs used for the Fund. Many of the Fund's Advisors also manage accounts for other futures funds for which MLIP acts as sponsor or trading manager.


          See "The 'Core' Trading Advisors" beginning at page 84 for certain performance and other information relating to the current "core" Advisors. The accompanying Prospectus Supplement identifies the current non-"core" Advisors. A number of Advisor changes, as well as reallocations of assets among Advisors, have been made since inception.

   "PRINCIPAL PROTECTION"


          ML&Co. has agreed to make any payments to the Fund necessary to ensure that the Net Asset Value of each Unit still outstanding, as of its Principal Assurance Date, will be at least $100.

          The ML&Co. guarantee is effective only on Units still outstanding at their Principal Assurance Date.

   POTENTIAL YIELD ENHANCEMENT


          MLIP attempts to increase the yield received by the Fund on its available cash by retaining the services of Merrill Lynch Asset Management, L.P. ("MLAM"). MLAM manages over 90% of the Fund's capital, investing on an unleveraged basis in U.S. Treasury bills, notes and bonds, and securities issued by certain U.S. government agencies and instrumentalities (collectively, "Government Securities"), within investment parameters established by MLIP.


          THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES. NO MERRILL LYNCH ENTITY OR ADVISOR HAS GUARANTEED THE SUCCESS OF THE FUND IN ANY RESPECT.

================================================================================

================================================================================

================================================================================

____________________________________________________________________________________________________________________________________

                                                          SUMMARY (CONT.)


                                                         "BREAKEVEN TABLE"

          ---------------------------------------------------------------------------------------------------------------
                                                                   COLUMN I                    COLUMN II

                                                                 "BREAKEVEN"                  "BREAKEVEN"
                                                              PERCENTAGE RETURN          DOLLAR RETURN REQUIRED
                                                                REQUIRED FIRST              ($5,000 INITIAL
                                                                TWELVE MONTHS              INVESTMENT) FIRST
                                                                OF INVESTMENT                TWELVE MONTHS
                                                              (BASED ON 75% OF          OF INVESTMENT (BASED ON
                    EXPENSES AND                          TOTAL ASSETS ALLOCATED TO       75% OF TOTAL ASSETS
                   INTEREST INCOME                                TRADING)               ALLOCATED TO TRADING)
          ---------------------------------------------------------------------------------------------------------------
          Brokerage Commissions                                    6.94%                       $347.00
          ---------------------------------------------------------------------------------------------------------------
          Administrative Fees                                      0.19%                       $  9.50
          ---------------------------------------------------------------------------------------------------------------
          Organizational and Initial Offering Costs/(1)/           0.10%                       $  5.00
          ---------------------------------------------------------------------------------------------------------------
          F/X Service Desk and Related Fees /(2)/                  0.25%                       $ 12.50
          ---------------------------------------------------------------------------------------------------------------
          Profit Shares /(3)/                                      2.00%                       $100.00
          ---------------------------------------------------------------------------------------------------------------
          Redemption Charge /(4)/                                  3.10%                       $155.00
          ---------------------------------------------------------------------------------------------------------------
          Interest Income/(5)/                                    (5.00)%                     $(250.00)
          ---------------------------------------------------------------------------------------------------------------
          TRADING PROFITS REQUIRED FOR
          AN INITIAL $5,000 INVESTMENT TO                          7.58%                       $379.00
          "BREAKEVEN"/(6)/
          ---------------------------------------------------------------------------------------------------------------


     NOTES TO "BREAKEVEN TABLE"


          (1)  Estimated, based on the Fund's July 1, 1996 capitalization.


          (2) Estimated; paid on a per-transaction basis. "Bid-ask" spreads are difficult to estimate and are not included as an expense in the "Breakeven Table." The F/X Service Desk is the Foreign Exchange Service Desk organized by MLIP through which the Fund trades forward currency contracts. The F/X Service Desk has, MLIP believes, reduced the overall risk of the Fund's currency trading. See "Charges" at page 40.

          (3) It is not possible to predict the Profit Shares which might be paid in a "breakeven" year. MLIP believes, based on the experience of the Fund to date, that 2.00% of average month-end capitalization is a reasonable estimate of "breakeven" Profit Share expense, but actual Profit Shares could differ.

          (4) Redemption charges would equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 Net Asset Value required in order for the investor to receive net redemption proceeds of $5,000 after subtracting the 3% redemption charge.

          (5)  Estimated, based on current 91-day Treasury bill rates.


          (6) On the Cover Page and in the Summary, the "breakeven" point has been rounded up to the nearest quarter percentage point.

                             _____________________

               If the percentage of a series' capital allocated to trading were to increase, so would brokerage commissions and Administrative Fees as a percentage of such capital. At 100% leverage, the Fund's annual brokerage commissions and Administrative Fees would equal 9.25% and 0.25%, respectively, of average month-end Net Assets and the Trading Profits required for an initial $5,000 investment to "breakeven" would increase to 9.95% or $497.50.

________________________________________________________________________________

================================================================================

   FEDERAL INCOME TAX CONSEQUENCES


          In the opinion of counsel, the Fund is properly classified as a partnership for federal income tax purposes. Limited Partners will pay tax each year on their allocable share of the Fund's taxable income, if any, whether or not they receive any distributions from the Fund or redeem any Units. Substantially all of the Fund's trading gains and losses will be treated as capital gains or losses for tax purposes; interest income received by the Fund will be treated as ordinary income.


   SUITABILITY


          The Fund trades at a high degree of leverage in highly volatile markets. An investment in the Units is speculative and involves a high degree of risk. There can be no assurance that the Fund will achieve its objectives or avoid substantial losses.


          No subscriber may invest more than 10% of his or her readily marketable assets in the Fund. Subscribers must be prepared to lose all or substantially all of their investment.


         THE UNITS ARE SPECULATIVES AND INVOLVE A HIGH DEGREE OF RISK

================================================================================

                                  RISK FACTORS


 AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF
 RISK.


               NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER

                    READILY MARKETABLE ASSETS IN THE FUND.

                                _______________

(1)   INVESTORS MAY INCUR SUBSTANTIAL LOSSES

          INVESTORS MUST BE PREPARED TO LOSE THE USE OF THEIR INVESTED CAPITAL FOR THE ENTIRE FIVE-YEAR "TIME HORIZON" FROM A UNIT'S ISSUANCE TO ITS PRINCIPAL ASSURANCE DATE. AT A 7% INTEREST RATE, THIS WOULD CONSTITUTE APPROXIMATELY A 30% LOSS.

(2)   PAST PERFORMANCE


          Past performance is not necessarily indicative of future results. Neither the Advisors' nor the Fund's past performance to date is representative of how they or it, respectively, will trade in the future.

(3)   VOLATILE MARKETS; HIGHLY LEVERAGED TRADING

          Futures and forward trading is highly leveraged, and market price levels are volatile and materially affected by unpredictable factors such as weather and governmental intervention. The combination of leverage and volatility creates a high degree of risk.

(4)   THE COSTS OF "PRINCIPAL PROTECTION"


          The 'principal protection' feature of the Fund involves significant opportunity costs. MLIP initially deleverages each series' trading in order to protect ML&Co. from any liability under its guarantee, correspondingly reducing profit potential.


          MLIP's deleveraging of the Fund's trading makes it highly unlikely that the ML&Co. guarantee will ever be of any value to investors, despite the reduction in profit potential caused by such deleveraging.


          Even apart from its trading deleveraging, the risk control feature expected from the Fund's multi-advisor structure make it highly unlikely that the ML&Co. guarantee will ever benefit investors.


(5)   DELEVERAGED TRADING


          The initial deleveraging of trading will by no means disappear over time. On the contrary, unless the Fund is profitable MLIP will continue to deleverage trading further as the discounted value of $100 (the minimum Net Asset Value assured to investors as of their Principal Assurance Date) converges to the current actual Net Asset Value per Unit.


(6)   FURTHER DELEVERAGING OF TRADING


          In the event that the Fund incurs relatively small losses (even if it had previously traded profitably), MLIP could further deleverage or terminate trading.

(7)   MULTI-ADVISOR RISK CONTROL AND "PRINCIPAL PROTECTION"


          In addition to the opportunity costs of the Fund's "principal protection," the multi-advisor structure of the Fund involves its own opportunity costs and makes it highly unlikely that the Fund will incur losses of such a magnitude as to result in any such payment obligation under the ML&Co. guarantee.


(8)   SUBSTANTIAL CHARGES


          The Fund is subject to substantial charges. Due to the "principal protection" structure of the Fund, it is particularly important that capital not be depleted by expenses. Any such depletion could result in the further deleveraging or termination of trading. The charges assessed on Units sold under this Prospectus will be greater as a percentage of their total equity than the charges reflected in the Fund's performance to date because the newly-issued Units will begin trading at 75% rather than the 60% leverage used by previous series. Brokerage commissions as well as Administrative Fees are based on the assets committed to trading by each series. At the same time, the increased leverage of these Units will correspondingly increase their profit potential and risk of loss.


          The Profit Shares paid to Advisors are based on the individual performance of each Advisor, not the overall performance of the Fund. Historically, the Fund has paid substantial Profit Shares to certain Advisors during periods when the performance of the Fund as a whole was "breakeven" or unprofitable.


(9)   IMPORTANCE OF GENERAL MARKET CONDITIONS


          Overall market or economic conditions -- which neither MLIP nor any Advisor can predict or control -- have a material effect on performance. Furthermore, such overall conditions can adversely affect the performance of numerous Advisors at or about the same time, despite their implementing different and independent strategies. Consequently, the multi-advisor structure of the Fund does not assure that its performance will not be adversely affected by future market or economic conditions.


(10)  NO DIVERSIFICATION BENEFITS IF THE FUND IS NOT PROFITABLE


          If the Fund does not trade successfully -- after deduction of all fees and charges -- it cannot serve as an effective diversification element in a traditional portfolio.


(11)  SERIES ISSUED AFTER JULY 1, 1996

          All series of Units issued after July 1, 1996 will commence trading at 75% leverage. Previously issued series began trading at 60% leverage and have maintained that leverage to date. Consequently, the new series issued under this Prospectus will generally be more highly leveraged and their trading results correspondingly more volatile than that of previous series.


          If MLIP makes a leverage adjustment to any series issued under this Prospectus, MLIP must make corresponding adjustments to the other series issued after July 1, 1996 so that all such series trade at the same level of leverage. This regulatory requirement of uniform leverage could affect certain series adversely. For example, a series might have traded profitably and generated profit sufficient to cause MLIP to upleverage that series' trading were it not for the fact that another series not comparably profitable because sold at a different time, could not prudently be upleveraged also.


          MLIP does not presently intend to make any distributions on Units issued after July 1, 1996.

(12)  COMBINING INDEPENDENT STRATEGIES


          Combining independent trading strategies involves substantial opportunity costs, as one Advisor's profits are frequently offset by another Advisor's losses. Different Advisors often take opposite positions for the Fund, eliminating the profit potential of the combined positions.


(13)  SYSTEMATIC STRATEGIES


          Most of the Fund's current Advisors rely on technical, systematic strategies. The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns.


(14)  DISCRETIONARY STRATEGIES


          Some of the Fund's current Advisors are discretionary rather than systematic traders. Discretionary trading managers may be prone to "emotionalism" and a lack of discipline in their trading. Relying on subjective trading judgment may produce less consistent results than those obtained by more systematic approaches.


(15)  INCREASED ASSETS UNDER MANAGEMENT


          There appears to be a tendency for the rates of return achieved by managed futures advisors to decline as assets under management increase. None of the Advisors has agreed to limit the amount of additional equity it may manage, and most of them have recently accepted substantial additional customer funds.


(16)  ADVISORS' CONTINUED SERVICES UNCERTAIN

          There is no assurance that any Trading Advisor will be willing or able to continue to provide advisory services to the Fund. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. MLIP must allocate Advisor availability among its different funds, including the Fund.


(17)  CHANGES IN TRADING STRATEGY


          An Advisor may make certain changes (i.e., changing certain of the futures contracts in which it trades) in its trading strategies without the knowledge of MLIP.


(18)  ILLIQUID MARKETS

          Certain instruments traded by the Fund may become illiquid preventing a Trading Advisor from acquiring positions otherwise indicated by its strategy or making it impossible for a Trading Advisor to close out positions against which the market is moving.


(19)  CASH MANAGEMENT RISKS


          The possibility of increasing yields over the risk-free rate necessarily implies increasing risk and, accordingly, the possibility of incurring losses -- not only of yield but also of principal. MLAM has not guaranteed in any respect either that there will be an increase in the yield recognized on the Fund's assets or that there will not be a loss of principal as a result of the Fund's yield enhancement strategies.


(20)  NO ASSURANCE OF NON-CORRELATION; LIMITATIONS ON NON-CORRELATION IF
      ACHIEVED


          Not only is the past performance of the Fund not necessarily indicative of its future results (due to the speculative character of managed futures), but also there can be no assurance that, however the Fund may perform, the Fund's results will be non-correlated (i.e., unrelated) with the general stock and bond markets. If the Fund is not non-correlated to these markets, the Fund cannot serve its objective of diversifying an overall portfolio. Furthermore, investors must evaluate an investment in the Fund in terms of the alternative of an investment in a cash equivalent, such as 91-day Treasury bills, which can be relied upon to (i) be generally non-correlated with equity and debt price levels, (ii) generate a positive yield and cash flow, (iii) be highly liquid and
(iv) incur virtually no loss of principal.


          Even if the Fund's performance is both profitable and non-correlated to the general stock and bond markets, there are highly likely to be significant periods during which the Fund's results are similar to those of an investor's stock and bond holdings. Consequently, during unfavorable economic cycles, an investment in the Fund may increase rather than mitigate a portfolio's aggregate losses.


(21) REDEMPTIONS RESTRICTED


          Investors' limited ability to redeem Units could result in there being a significant difference between a Unit's redemption value and its Net Asset Value as of the cut-off date for irrevocable redemption requests. Redemption charges of 3% apply through the end of the twelfth month after Units are sold.


(22) TRADING ON NON-U.S. EXCHANGES

          The Trading Advisors trade extensively on non-U.S. exchanges. These exchanges are not regulated by any United States governmental agency. The Fund could incur substantial losses trading on foreign exchanges to which it would not have been subject had the Trading Advisors limited their trading to U.S. markets.


          The trading profits and losses derived from trading foreign futures and options (as well as the margin deposits made available to the Fund by MLF) will generally be denominated in foreign currencies so that the Fund will be subject to a certain degree of exchange rate risk in trading in such contracts.


(23) CONFLICTS OF INTEREST


          The Fund is subject to a number of material actual and potential conflicts of interest, raising the possibility that investors will be disadvantaged to the benefit of MLIP, the Trading Advisors or their respective principals and affiliates. No formal policies or procedures have been adopted to resolve these conflicts. See "Conflicts of Interest" at page 51.


(24) USE OF GRAPHS


          "The Role of Managed Futures in an Investment Portfolio" at page 111 uses graphs to compare (i) the performance of the Fund and (ii) the performance of an index of MLIP-managed futures funds to the broad-based stock and bond market indices as well as the 91-day Treasury bill return. Such graphs must be reviewed only in conjunction with the accompanying textual disclosures and qualifications, which are an integral part of such graphs. The comparison of managed futures performance to passive indices of securities returns has certain inherent and material limitations.


(25) LIMITED PARTNERS TAXED CURRENTLY

          Each year, Limited Partners are taxed on their allocable share of any Fund profits. If an investor purchased stocks or bonds, on the other hand, there would generally be no tax due on the appreciation in the value of such holdings until disposition.

          The performance information included in this Prospectus is presented exclusively on a pre-tax basis.


(26) "INVESTMENT ADVISORY FEES"

          Limited Partners could be required to treat the Profit Shares as well as certain other expenses of the Fund as "investment advisory fees," which are subject to substantial restrictions on deductibility for most individual taxpayers. MLIP has not been classifying the Profit Share or such expenses as "investment advisory fees," a position to which the Internal Revenue Service (the "IRS") may object.

(27) TAXATION OF INTEREST INCOME


          The Fund's trading losses will be almost exclusively capital losses. Capital losses may be offset against ordinary income only to the extent of $3,000 per year. If an individual Limited Partner had, for example, an allocable trading loss of $10,000 and allocable interest income of $5,000, he or she would incur a net loss of $5,000 but would recognize taxable interest income of $2,000.


(28) TAX AUDIT

          There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit results in an adjustment, Limited Partners could be required to pay back taxes, additions to such taxes, interest and penalties, and could themselves be audited.


          Prospective investors are strongly urged to consult their own tax advisers and counsel with respect to the possible tax consequences of an investment in the Fund, particularly since the tax consequences of any such investment may differ for different investors. See "Federal Income Tax Consequences" at page 55.


(29) BANKRUPTCY OR DEFAULT


          The Fund could be unable to recover its assets from MLF or Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in the event of their bankruptcy. In its off-exchange trading, the Fund deals with its counterparties as principals and is subject to the full risk of their default or insolvency. Investors could incur substantial losses, despite the Fund having been otherwise highly profitable, in the event of the bankruptcy or default of a Merrill Lynch entity or a market counterparty. Certain of the assets of the Fund will be held in "unregulated" or only partially regulated accounts, which would have less protection in the event of the bankruptcy of MLF or MLPF&S than would the assets of certain other customers of these firms. In fact, in respect of these firms' unregulated accounts, the Fund would constitute no more than a general, unsecured creditor of these entities with respect to its assets on deposit in unregulated accounts with them.


(30) REGULATORY CHANGE

          In the past several years, considerable international regulatory attention has been focused on the activities of "non-traditional" investment funds such as the Fund. There have also been a number of U.S. tax proposals which would affect the Fund adversely. Future regulatory change could have material negative consequences for an investment in the Units.

                              ____________________

                              INVESTMENT FACTORS


          The following summarizes certain of the principal potential advantages which MLIP believes may be associated with an investment in the Fund. There are also substantial risks associated with such an investment. See "Risk Factors" beginning at page 10.

                              ____________________

(1)  MLIP


          MLIP is a major sponsor of futures funds. MLIP's experience and familiarity with the industry assists MLIP in its ongoing monitoring of the Trading Advisors' performance as well as in the administration of the Fund. MLIP combines experience in its trading advisor selection process with an active approach to its general partner and trading manager roles.

(2)  THE TRADING ADVISORS


          All Advisors selected by MLIP for the Fund are successful (in terms of achieving significantly high cumulative rates of return through a variety of different market cycles, while maintaining what MLIP regards as an acceptable level of performance volatility), and are full-time professionals, specializing in the trading strategies they implement for the Fund. The broad diversification of the Fund's Advisor group has the potential to increase profit opportunities as well as risk control.

(3)  MARKET AND STRATEGY DIVERSIFICATION


          In its Advisor selections, MLIP emphasizes broad diversification and participation in numerous global markets. MLIP focuses on combining Advisors that collectively implement a wide range of qualitatively different strategies and trading methods. Although the current Advisor group emphasizes technical, trend-following methods, in the future MLIP may favor fundamental and/or discretionary Advisors for the Fund. See "The 'Core' Trading Advisors -- Futures Trading Methods in General" at 84 and 85.

(4)  PORTFOLIO DIVERSIFICATION


          The performance of the Fund should exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional stock and bond portfolio components. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio.

(5)  GLOBAL TRADING


          As global markets and investing become more complex, professionally managed futures may increasingly be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures and forward trading, investors have the potential, if their futures investment is successful, to enhance their prospects for superior performance as well as to reduce both the volatility of their portfolios over time and their dependence on a single nation's economy. Global trading, with the ability to move capital rapidly among the world's economies and markets, can both spread risk and multiply the profit opportunities available to the Fund.

(6)  OPPORTUNITY TO PROFIT IN RISING AS WELL AS DECLINING MARKETS

          The futures markets offer the ability to trade either side of any market. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. It may be advantageous for an overall portfolio to include investments that have the potential to appreciate during periods of generally declining prices, financial disruption, or economic instability.

(7)  YIELD ENHANCEMENT


          Subject to investment guidelines established by MLIP, MLAM manages substantially all (over 90%) of the Fund's assets in the Government Securities markets. The remainder of the Fund's assets are credited with interest by MLF at approximately .50% per annum below the prevailing 91-day Treasury bill rate. Although MLAM makes no assurances that its "yield enhancement" services will result in increased yields or avoid the loss of principal, from inception through July 1, 1996, the overall yield on the Fund's assets managed by MLAM had equalled approximately 1% per annum over such Treasury bill rate.


          As of July 31, 1996, MLAM and its affiliates, collectively, had a total of approximately $207.3 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of MLAM.

(8)  SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT

          The initial minimum investment in the Fund is 50 Units ($5,000), and the minimum additional investment only 10 Units ($1,000). Larger investments are permitted in any whole Unit multiples.

(9)  MERRILL LYNCH EMPLOYEE DISCOUNT

          Officers and employees of ML&Co. and its affiliates subscribe for Units at the discounted price of $97 per Unit. MLIP contributes the remaining $3 per Unit so that other subscribers' investments are not diluted. (Due to regulatory considerations, the employee discount is not available to retirement accounts. Such accounts are free to purchase Units, but must do so at $100 per Unit.)

(10)  ADMINISTRATIVE CONVENIENCE


          The Fund is structured in order to minimize the administrative burden to Limited Partners. Limited Partners receive, directly from MLIP, monthly unaudited and annual certified financial reports as well as all fund-related tax information necessary for Limited Partners to complete their federal income tax returns. The approximate Net Asset Value of an investor's Units is available at any time from MLIP upon request.

                            PERFORMANCE OF THE FUND

                         ML PRINCIPAL PROTECTION L.P.


                                 JULY 1, 1996

   Type of Pool:  Multi-Advisor; Selected Advisor/Publicly-Offered/"Principal
                                Protected"/(1)/
                    Inception of Trading:   October 12, 1994


                     Aggregate Subscriptions:   $93,726,380


                     Current Capitalization:   $83,708,660
             Worst Monthly Drawdown (Month/Year):   (3.70)%  (2/96)
         Worst Peak-to-Valley Drawdown (Period)/(2)/:   (3.70)%  (2/96)


          ----------------------------------------------------------------
                                      MONTHLY RATES OF RETURN/(3)/
                                      ----------------------------
               MONTH               1996            1995          1994
          ---------------------------------------------------------------
               January             2.45%         (0.55)%          --
          ---------------------------------------------------------------
              February           (3.70)%           2.24%          --
          ---------------------------------------------------------------
               March               1.06%           4.17%          --
          ---------------------------------------------------------------
               April               3.10%           0.91%          --
          ---------------------------------------------------------------
                May              (1.98)%           1.20%          --
          ---------------------------------------------------------------
                June               1.36%         (0.21)%          --
          ---------------------------------------------------------------
                July                             (1.30)%          --
          ---------------------------------------------------------------
               August                              0.95%          --
          ---------------------------------------------------------------
              September                          (0.32)%          --
          ---------------------------------------------------------------
               October                             0.29%        1.04%
          ---------------------------------------------------------------
               November                            0.69%        0.32%
          ---------------------------------------------------------------
               December                            2.12%        0.40%
          ---------------------------------------------------------------
            Compound Annual        2.13%          10.55%        1.76%
             Rate of Return     (6 months)                 (2-2/3 months)
          ---------------------------------------------------------------



          DURING JULY 1996 THE FUND'S MONTHLY RATE OF RETURN WAS (1.68)% FOR A COMPOUND ANNUAL RATE OF RETURN FOR 1996 (SEVEN MONTHS) OF 0.42%.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                           _________________________

          THE UNITS ISSUED UNDER THIS PROSPECTUS WILL COMMENCE TRADING AT 75% INITIAL LEVERAGE. ALL SERIES OF UNITS ISSUED TO DATE HAVE TRADED AT 60% LEVERAGE. INCREASING TRADING LEVERAGE SHOULD INCREASE PROFIT POTENTIAL, RISK AND VOLATILITY.

          (1) PURSUANT TO APPLICABLE CFTC REGULATIONS, A "MULTI-ADVISOR" FUND IS DEFINED AS ONE THAT ALLOCATES NO MORE THAN 25% OF ITS TRADED ASSETS TO ANY SINGLE MANAGER. THE FUND DOES NOT CURRENTLY ALLOCATE MORE THAN 25% OF ITS TRADING ASSETS TO A SINGLE ADVISOR BUT MAY DO SO IN THE FUTURE; CONSEQUENTLY, IT IS REFERRED TO AS A "MULTI-ADVISOR; SELECTED ADVISOR" FUND. APPLICABLE CFTC REGULATIONS DEFINE A "PRINCIPAL PROTECTED" FUND AS ONE WHICH IS DESIGNED TO LIMIT THE LOSS OF PARTICIPANTS' INITIAL INVESTMENT.

          (2) "WORST PEAK-TO-VALLEY DRAWDOWN" REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM A MONTH-END CUMULATIVE MONTHLY RATE OF RETURN WITHOUT SUCH CUMULATIVE MONTHLY RATE OF RETURN BEING EQUALLED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JANUARY AND FEBRUARY, 1% IN MARCH AND (2)% IN APRIL, THE "PEAK-TO-VALLEY DRAWDOWN" WOULD STILL BE CONTINUING AT THE END OF APRIL IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN MARCH, THE "PEAK-TO-VALLEY DRAWDOWN" WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT APPROXIMATELY THE (2)% LEVEL.


          (3) MONTHLY RATE OF RETURN IS THE NET PERFORMANCE OF THE FUND DURING THE MONTH OF DETERMINATION (INCLUDING INTEREST INCOME AND AFTER ALL EXPENSES ACCRUED OR PAID) DIVIDED BY THE TOTAL EQUITY OF THE FUND AS OF THE BEGINNING OF SUCH MONTH. THE COMPOSITE RETURNS OF THE FUND REFLECT THE RESULTS OF THE FUND AS A WHOLE, NOT THE PERFORMANCE OF ANY SINGLE SERIES OF UNITS (ALTHOUGH THE COMPOSITE RETURNS CLOSELY MATCH THOSE OF THE SERIES A UNITS, WHICH HAVE TRADED SINCE INCEPTION). ALTHOUGH THE SERIES BEGIN TRADING AT DIFFERENT TIMES AND, ACCORDINGLY, HAVE MATERIALLY DIFFERENT CUMULATIVE RETURNS, AS ALL SERIES PARTICIPATE IN THE SAME TRADING ACCOUNT AND AT APPROXIMATELY THE SAME DEGREE OF LEVERAGE, THE ONLY SIGNIFICANT DIFFERENCE BETWEEN THE PERFORMANCE OF DIFFERENT SERIES DURING A GIVEN MONTH IS TYPICALLY THE DIFFERENT AMOUNT OF PROFIT SHARES PAID. IN NO MONTH HAS ANY SERIES HAD A RATE OF RETURN 10% HIGHER OR LOWER THAN ANY OTHER SERIES.


     SEE ALSO "THE 'CORE' ADVISORS -- NOTES TO THE PERFORMANCE SUMMARIES,"

                   NOTES 10 AND 11 ON PAGES 86 AND 87.
                          __________________________

                         PERFORMANCE OF THE OTHER MLIP
                          MULTI-ADVISOR FUTURES FUNDS

          The following performance summaries present the past performance of other "selected-advisor"/"multi-advisor"; "principal protected"/non-"principal protected" funds sponsored by MLIP.

          Funds with different "principal protection" features allocate substantially different percentages of their assets to trading. Each series of Units sold pursuant to this Prospectus will initially allocate 75% of its assets to trading. However, all series sold on or before June 30, 1996 initially allocated only 60% of their assets to trading. The SECTOR Strategy Funds(SM), whose performance summaries are set forth below, each began trading with approximately 70% of their assets allocated to trading, and certain of such SECTOR Strategy Funds(SM) have traded at significantly more than 70% leverage over time. The MLIP funds without "principal protection" features all generally trade at 100% leverage.

          MLIP funds are each different investments, have different advisors and different numbers of advisors, and allocate different percentages of assets to trading in general as well as among such advisors.


          All of the "principal protected" MLIP funds (other than The Growth and Guarantee Fund L.P., see "Performance of the Public Single-Advisor Futures Funds Operated by MLIP" at page 108) are also "multi-advisor" funds.

          As of the date of this Prospectus, each of the current Advisors is managing one or more accounts for other MLIP multi- or selected-advisor funds. However, no MLIP fund has ever had the same Advisor group as does the Fund.

          The fee structure and interest income arrangements of the various MLIP "multi-" and "selected-advisor" funds vary somewhat, but all are generally comparable to those of the Fund.


          ML Principal Protection Plus Ltd. (see page 19) has operated as the offshore "sister" pool of the Fund.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE FUNDS WHOSE PERFORMANCE SUMMARIES ARE SET FORTH ON THE FOLLOWING PAGES AND THE FUND. TO DATE, THE FUND HAS NOT PERFORMED IN A MANNER COMPARABLE TO OTHER MLIP-SPONSORED FUNDS, AND IT IS UNLIKELY THAT THE FUND WILL PERFORM IN A MANNER COMPARABLE TO MANY OF SUCH FUNDS IN THE FUTURE.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                     WITH "PRINCIPAL PROTECTION" FEATURES


                                 JULY 1, 1996


- ---------------------------------------------------------------------------------------------------------------------------------

                                                                            WORST          WORST
                                       INCEPTION                                           MONTHLY   PEAK-TO-VALLEY   CUMULATIVE
                             TYPE OF      OF          AGGREGATE            CURRENT        DRAWDOWN      DRAWDOWN       RATE OF
   NAME OF FUND              OFFERING   TRADING     SUBSCRIPTIONS       CAPITALIZATION    %   DATE     %    PERIOD      RETURN
- ---------------------------------------------------------------------------------------------------------------------------------
ML Principal Protection      Private    Oct. 1994    $388,508,666        $321,943,613      (3.72)%       (3.72)%     (2/96)15.46%
Plus Ltd. (Offshore                                                                        (2/96)                      composite
Counterpart of the Fund)
- ---------------------------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R. Strategy    Public     July 1990    $125,853,001        $ 31,003,630      (6.09)%       (13.78)%          56.23%
Fund(SM) L.P.                                                                              (2/96)        (1/92-5/92)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Public     Dec. 1990    $136,410,000        $ 15,352,414      (4.73)%       (15.93)%          22.86%
II L.P. (SECTOR II Units)                                                                  (2/96)        (8/93-1/95)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Public     July 1991    $194,005,000        $ 29,365,600      (8.64)%       (14.25)%          23.53%
II L.P. (SECTOR III Units)                                                                 (2/96)        (1/92-5/92)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Public     July 1992     $75,646,400        $  4,376,421      (6.41)%       (8.98)%           11.57%
IV L.P. (Series A Units)                                                                   (2/96)       (6/95-10/95)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Public     Jan. 1993    $137,500,000        $ 14,756,091      (7.51)%       (10.14)%           3.83%
V L.P.                                                                                     (2/96)        (2/96-6/96)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Public    Sept. 1993   $108,693,900        $ 35,708,601       (3.91)%       (7.29)%            4.48%
VI L.P.                                                                                    (2/96)        (9/93-4/94)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Private    Dec. 1990    $ 55,181,600      dissolved as of     (4.56)%       (16.49)%          34.45%
International II Ltd.                                                    12/31/95          (8/94)        (8/93-1/95)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Private    July 1991    $ 85,701,800        $  8,476,250      (7.10)%       (14.25)%          24.33%
II Ltd. (SECTOR III                                                                        (1/92)        (1/92-5/92)
Shares)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Private    July 1992    $ 55,189,400        $  6,545,231      (6.22)%         (8.32)%         16.41%
International IV Ltd.                                                                      (2/96)        (1/94-1/95)
(Series A Shares)
- ---------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM) Private    Jan. 1993    $ 81,252,600        $  6,194,137      (3.41)%         (8.00)%          6.08%
International V Ltd.                                                                       (7/95)       (6/95-10/95)
- ---------------------------------------------------------------------------------------------------------------------------------
ML Japan Investment          Private    Aug. 1993  (Yen)1,050,000,000  dissolved as of     (3.52)%         (7.32)%        (2.80)%
Partners Ltd.                                                             6/30/96          (7/94)        (1/94-2/95)
- ---------------------------------------------------------------------------------------------------------------------------------
SECTOR(SM) International     Private   Sept. 1993   $163,806,100        $ 15,897,200       (4.60)%         (10.43)%         1.53%
Limited                                                                                    (2/94)        (9/93-2/94)
- ---------------------------------------------------------------------------------------------------------------------------------
Yen Linked ML PPP Ltd.       Private    Oct. 1995  (Yen)8,723,000,000  (Yen)8,765,721,567  (1.67)%         (1.67)%          0.75%
                                                                                           (2/96)          (2/96)
- ---------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
                                 1996
                               COMPOUND
                                RATE OF     1995       1994       1993       1992       1991
                                RETURN    COMPOUND   COMPOUND   COMPOUND   COMPOUND   COMPOUND
                                  (6       RATE OF    RATE OF    RATE OF   RATE OF     RATE OF
NAME OF FUND                    MONTHS)    RETURN     RETURN     RETURN     RETURN     RETURN
- ----------------------------------------------------------------------------------------------
ML Principal Protection        2.41%      11.10%     1.48%        N/A        N/A        N/A
Plus Ltd. (Offshore                                  (2-1/2
Counterpart of the Fund)                             mos.)
- ----------------------------------------------------------------------------------------------
The S.E.C.T.O.R. Strategy      1.72%      19.25%     (9.29)%    19.36%    (3.43)%     23.18%
Fund(SM) L.P.
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)  (2.77)%     13.50%     (9.93)%     5.49%    (2.76)%     20.50%
 II L.P. (SECTOR II Units)
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)  (3.69)%      9.30%     (3.22)%    15.99%    (8.30)%     13.99%
II L.P. (SECTOR III Units)                                                            (6 mos.)
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)  (5.42)%      9.78%     (5.73)%    13.40%     0.51%        N/A
IV L.P. (Series A Units)                                                  (6 mos.)
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)  (10.11)%    14.22%     (3.68)%     4.99%       N/A        N/A
V L.P.                                                          (6 mos.)
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)     0.42%     6.72%     (0.80)%    (1.72)%      N/A        N/A
VI L.P.                                                         (4 mos.)
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)     N/A      21.27%     (9.64)%     5.49%    (2.76)%     20.50%
International II Ltd.
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)   (1.06)%     2.84%      0.77%     15.99%    (8.30)%     13.99%
II Ltd. (SECTOR III                                                                   (6 mos.)
Shares)
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)   (1.58)%     11.84%    (7.21)%    13.40%     0.51%        N/A
International IV Ltd.                                                     (6 mos.)
(Series A Shares)
- ----------------------------------------------------------------------------------------------
The SECTOR Strategy Fund(SM)   (5.34)%     11.11%    (3.94)%     4.99%       N/A        N/A
International V Ltd.
- ----------------------------------------------------------------------------------------------
ML Japan Investment            (1.65)%      3.95%    (5.95)%     1.13%       N/A        N/A
Partners Ltd.                                                   (5 mos.)
- ----------------------------------------------------------------------------------------------
SECTOR(SM) International        1.53%       7.65%    (3.99)%    (3.25)%      N/A        N/A
Limited                                                         (3-2/3
                                                                  mos.)
- ----------------------------------------------------------------------------------------------
Yen Linked ML PPP Ltd.          0.59%       0.16%      N/A        N/A        N/A        N/A
                                           (3 mos.)
- ----------------------------------------------------------------------------------------------


PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE
       IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THESE FUNDS
           (OTHER THAN ML PRINCIPAL PROTECTION PLUS LTD.) ARE EACH
                   TRADED PURSUANT TO MATERIALLY DIFFERENT
                         PROGRAMS AND WITH MATERIALLY
                           DIFFERENT OBJECTIVES THAN
                                   THE FUND.

                  ML SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    WITHOUT "PRINCIPAL PROTECTION" FEATURES


                                 JULY 1, 1996


- ---------------------------------------------------------------------------------------------------------------------------
                                                                                   WORST          WORST
                                       INCEPTION                                  MONTHLY    PEAK-TO-VALLEY    CUMULATIVE
                             TYPE OF      OF        AGGREGATE       CURRENT       DRAWDOWN      DRAWDOWN         RATE OF
NAME OF FUND                 OFFERING   TRADING   SUBSCRIPTIONS  CAPITALIZATION  %    MONTH    %    PERIOD       RETURN
- ---------------------------------------------------------------------------------------------------------------------------
ML Global Horizons L.P.      Public    Jan. 1994   $117,734,69     $87,370,476     (6.42)%        (6.42)%         23.50%
                                                                                   (2/96)         (2/96)
- --------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.     Private    Jan. 1994   $87,173,843     $49,526,196     (6.29)%        (6.29)%         28.53%
(Series A Shares)                                                                   (2/96)        (2/96)
- ---------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.     Private   Sept. 1994    $3,708,415      $2,380,400     (5.66)%        (5.73)%         30.23%
(Series B Shares)                                                                   (2/96)      (6/95-9/95)
- ---------------------------------------------------------------------------------------------------------------------------
ML Futures Investments II
L.P.                         Public     May 1988  $269,809,880     $14,669,077    (10.34)%       (17.81)%         25.57%
                                                                                    (1/91)     (11/90-8/91)
- ---------------------------------------------------------------------------------------------------------------------------
Canadian Diversified
Futures Fund Limited                                            ceased trading
Partnership                  Public    July 1989   $13,060,222        12/31/93     (6.42)%       (18.38)%       (15.21)%
                                                                                    (4/91)      12/90-8/91)
- ---------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.
(Series A Units)             Public    Jan. 1990   $18,182,000     $12,258,393    (15.99)%       (34.39)%         56.98%
                                                                                    (1/92)      (1/92-5/92)
- ---------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.
(Series B Units)             Public    Jan. 1991   $50,636,000     $26,272,483     (15.01)%      (32.38)%         68.66%
                                                                                    (1/92)      (1/92-5/92)
- ---------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.
(Series C Units)              Public   Jan. 1992   $40,000,000     $14,287,153      (9.54)%      (24.13)%         31.79%
                                                                                    (2/96)      (1/92-5/92)
- ---------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(SM) IV L.P.
(Series B Units)              Public   July 1992   $13,353,600      $1,030,016      (7.04)%      (11.10)%         17.93%
                                                                                    (2/96)     (6/95-10/95)
- ---------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(SM) International IV
Ltd. (Series B Shares)       Private   July 1992    $9,131,000        $515,780      (7.32)%      (10.79)%         22.80%
                                                                                    (2/96)      (1/94-1/95)
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------
                                1996
                              COMPOUND     1995       1994       1993       1992       1991
                              RATE OF    COMPOUND   COMPOUND   COMPOUND   COMPOUND   COMPOUND
                               RETURN     RATE OF    RATE OF    RATE OF   RATE OF     RATE OF
   NAME OF FUND              (6 MONTHS)   RETURN     RETURN     RETURN     RETURN     RETURN
- ---------------------------------------------------------------------------------------------

ML Global Horizons L.P.        2.70%      19.48%      4.08%      N/A       N/A        N/A

- ---------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series A Shares)              3.04%      19.77%      4.15%      N/A       N/A        N/A

- ---------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series B Shares)              2.26%      22.62%      3.86%      N/A       N/A        N/A
                                                     (4 mos.)
- ---------------------------------------------------------------------------------------------
ML Futures Investments II
L.P.                         (1.48)%      17.07%    (1.36)%   18.67%   (3.17)%     (3.95)
- ---------------------------------------------------------------------------------------------
Canadian Diversified
Futures Fund Limited
Partnership                      N/A         N/A        N/A      N/A       N/A   (15.21)%

- ---------------------------------------------------------------------------------------------
The John W. Henry &
 Co./Millburn L.P.
(Series A Units)             (1.47)%      34.89%    (8.64)%   20.64%  (16.65)%     28.57%

- ---------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.
(Series B Units)             (1.38)%      34.49%    (8.43)%   19.74%  (13.88)%     34.67%

- ---------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.
(Series C Units)             (1.52)%      35.08%    (7.88)%   14.78%   (6.30)%        N/A

- ---------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(SM) IV L.P.
(Series B Units)             (5.57)%      12.01%    (7.44)%   19.56%     0.76%        N/A
                                                                        (6 mos.)
- ---------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund(SM) International IV
Ltd. (Series B Shares)       (1.79%)      14.51%    (9.37)%   19.56%     0.76%        N/A
                                                                        (6 mos.)
- ---------------------------------------------------------------------------------------------


PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE
       IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THESE FUNDS
           (OTHER THAN ML PRINCIPAL PROTECTION PLUS LTD.) ARE EACH
                   TRADED PURSUANT TO MATERIALLY DIFFERENT
                         PROGRAMS AND WITH MATERIALLY
                           DIFFERENT OBJECTIVES THAN
                                   THE FUND.


ML. Futures Investments L.P.  Public   Mar.1989    $86,500,700    $24,807,137   (509)% (2/91) (8.33)% (6/95-10/95)  36.13%

- ------------------------------------------------------------------------------------------------------------------------------

                  ML SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                 JULY 1, 1996


- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  CUMULATIVE
                                                                                                                    RATE OF
                                                                                                WORST                RETURN
                                                                                  WORST      PEAK-TO-VALLEY        JAN. 1991 -
                             TYPE OF   INCEPTION   AGGREGATE       CURRENT       MONTHLY        DRAWDOWN            JUNE  30,
       NAME OF FUND          OFFERING     OF      SUBSCRIPTION   CAPITALIZATION  DRAWDOWN     %     PERIOD          1996 (OR
                                        TRADING                                  %  MONTH                         DISSOLUTION)

- ------------------------------------------------------------------------------------------------------------------------------
                                                                  dissolved as
                             Private   Mar. 1989    $68,202,237    of 8/31/94     (6.17)%       (11.10)%             13.39%
ML Futures Investments Ltd.                                                       (2/94)       (1/94-2/94)

- ------------------------------------------------------------------------------------------------------------------------------

Currency Investment          Private   April 1991   $55,114,566   dissolved as    (5.13)%         (16.10)%          (14.25)%
Partners Ltd.                                                     of 8/31/94      (8/91)         (7/91-5/94)

- ------------------------------------------------------------------------------------------------------------------------------
The Managed Futures Trust                                         dissolved as
Fund L.P.                    Private   May 1991     $11,090,759   of 9/24/93      (6.22)%         (14.50)%           36.19%
                                                                                  (7/91)         (1/92-5/92)

- ------------------------------------------------------------------------------------------------------------------------------

Commodity Trading Company,                                        dissolved as
Ltd.                         Private   July 1991    $25,797,626   of 10/31/94     (6.47)%         (23.31)%          (14.46)%
                                                                                  (2/94)        (1/92-12/92)
- ------------------------------------------------------------------------------------------------------------------------------
                                                                  MLIP ceased
Permal F/X, Financials &                                          acting as
Futures Ltd.                 Private   July 1992   $106,495,710   trading         (5.67)%         (12.24)%           21.22%
                                                                  manager as of   (2/94)        (2/94-4/94)
                                                                  April 1, 1996
- ------------------------------------------------------------------------------------------------------------------------------
ML Institutional Partners    Public    Feb. 1992     57,312,700   dissolved as    (3.58)%          (8.78)%          (0.35)%
L.P.                                                              of 12/31/94     (1/94)        (10/93-4/94)

- ------------------------------------------------------------------------------------------------------------------------------

Futures Opportunities        Private   Dec. 1988    $45,310,202   dissolved as    (8.94)%         (17.34)%          (1.86)%
Limited                                                           of 7/31/92      (1/92)         (1/92-5/92)
- ------------------------------------------------------------------------------------------------------------------------------
                                                                  dissolved as
Daiwa Hudson River Fund      Private   Feb. 1994     $7,044,701   of 2/29/96      (4/72)%         (17.21)%           0.65%
                                                                                  (3/94)         (2/94-1/95)

- ------------------------------------------------------------------------------------------------------------------------------
The JLI Trading Co. Fund     Private   Mar. 1995    $14,300,136    $15,131,079    (6.93)%         (6.93)%            4.87%
                                                                                  (2/96)          (2/96)

- ------------------------------------------------------------------------------------------------------------------------------

                              5.00%       11.80%      2.95%      16.56%    4.06%      2.64%
- ------------------------------------------------------------------------------------------------



                                1996
                              COMPOUND       1995       1994       1993      1992       1991
                              RATE OF     COMPOUND    COMPOUND   COMPOUND  COMPOUND   COMPOUND
       NAME OF FUND           RETURN       RATE OF    RATE OF    RATE OF    RATE OF    RATE OF
                             (6 MONTHS)    RETURN     RETURN     RETURN     RETURN     RETURN
- ----------------------------------------------------------------------------------------------
                                                       (3.78)%
                              N/A         N/A         (8 mos.)    15.26%      3.12%    (0.85)%
ML Futures Investments Ltd.

- ----------------------------------------------------------------------------------------------

Currency Investment           N/A         N/A          (4.05)%                         (7.52)%
Partners Ltd.                                         (8 mos.)   (2.06)%     (1.57)%   (9 mos.)

- ----------------------------------------------------------------------------------------------
The Managed Futures Trust
Fund L.P.                     N/A         N/A         N/A         20.58%                10.06%
                                                                (8-2/3 mos.)  2.63%    (8 mos.)

- ----------------------------------------------------------------------------------------------

Commodity Trading                                       6.21%                            3.50%
Company, Ltd.                 N/A         N/A         (10 mos.)   14.91%     23.31%    (6 mos.)

- ----------------------------------------------------------------------------------------------

Permal F/X, Financials &
Futures Ltd.                   6.63%      14.78%       (5.33)%    11.05%     (5.79)%
                              (3 mos.)                                      (6 mos.)    N/A
- ----------------------------------------------------------------------------------------------
ML Institutional Partners     N/A         N/A          (4.06)%     7.65%     (3.51)%    N/A
L.P.                                                                        (11 mos.)

- ----------------------------------------------------------------------------------------------
                                                                            (13.56)%
Futures Opportunities         N/A         N/A        N/A        N/A         (7 mos.)   13.54%
Limited
- ----------------------------------------------------------------------------------------------

Daiwa Hudson River Fund         0.26%      19.82%     16.22%    N/A        N/A        N/A
                              (2 mos.)            (11 mos.)

- ----------------------------------------------------------------------------------------------
The JLI Trading Co. Fund        3.28%       2.43%    N/A        N/A        N/A        N/A
                                          (10 mos.)

- ----------------------------------------------------------------------------------------------

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE
       IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THESE FUNDS
           (OTHER THAN ML PRINCIPAL PROTECTION PLUS LTD.) ARE EACH
                   TRADED PURSUANT TO MATERIALLY DIFFERENT
                         PROGRAMS AND WITH MATERIALLY
                           DIFFERENT OBJECTIVES THAN
                                   THE FUND.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE
       IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THESE FUNDS
           (OTHER THAN ML PRINCIPAL PROTECTION PLUS LTD.) ARE EACH
                   TRADED PURSUANT TO MATERIALLY DIFFERENT
                         PROGRAMS AND WITH MATERIALLY
                           DIFFERENT OBJECTIVES THAN
                                   THE FUND.

                            SELECTED FINANCIAL DATA



          The following Selected Financial Data is derived: (i) from the financial statements of the Fund for the period from October 12, 1994 (commencement of operations) to December 31, 1994 and for the fiscal year ended December 31, 1995, which has been audited by Deloitte & Touche llp, independent auditors, as stated in their report included in this Prospectus (see "Index to Financial Statements"), and is included herein in reliance upon the authority of Deloitte & Touche llp as experts in auditing and accounting; and (ii) from the unaudited financial statements of the Fund for the period from January 1, 1996 to June 30, 1996 and January 1, 1995 to June 30, 1995.


                                 JANUARY 1, 1996     JANUARY 1, 1995                         OCTOBER 12, 1994
                                       TO                   TO           JANUARY 1, 1995      (COMMENCEMENT
                                  JUNE 30, 1996       JUNE 30, 1995             TO           OF OPERATIONS) TO
INCOME STATEMENT DATA             (UNAUDITED)          (UNAUDITED)      DECEMBER 31, 1995    DECEMBER 31, 1994
- ---------------------             -----------          -----------      -----------------    -----------------
Revenues:
 Realized Gain (Loss)             $3,956,033          $4,229,696          $4,407,833           $ (363,054)
 Unrealized (Loss) Gain           (1,754,109)           (561,845)          1,355,377            1,115,935
                                  -----------         -----------          ----------           ----------
  Total Trading Results            2,201,924           3,667,851           5,763,210              752,881
 Interest Income                   2,289,595           1,351,723           3,415,670              377,303
                                  -----------         -----------          ----------           ----------
  Total Revenues                   4,491,519           5,019,574          $9,178,880           $1,130,184
Expenses:
 Administrative Fees/1/           $   64,625          $   33,720          $   86,928           $   10,964
   Profit Shares                     243,602             474,205             652,366              129,169
 Brokerage Commissions             2,391,123           1,247,658           3,216,364              405,653
                                  -----------        -----------          ----------           ----------
   Total Expenses                 $2,699,350         $ 1,755,583          $3,955,658           $  545,786
                                  -----------        -----------          ----------           ----------
 Net Income (Loss) Before
  Minority Interest               $1,792,169           3,263,991          $5,223,222           $  584,398
  Minority Interest/2/               (13,806)        $   (25,322)            (36,730)              (4,504)
                                  -----------        -----------          ----------           ----------
 Net Income                       $1,778,363         $ 3,238,669          $5,186,492           $  579,894
                                  ===========        ===========          ==========           ==========



                                                                                         JUNE 30, 1996
BALANCE  SHEET DATA          DECEMBER 31, 1995                                           (UNAUDITED)
- -------------------          -----------------                                           -----------
Aggregate Net Asset
Value/3/                                                   Net Asset
(Series A-E)                    $74,988,233                Value/3/ (Series A-G)         $83,708,660

 Net Asset Value                                           Net Asset Value
 per Unit/4/                                               per Unit/3/
    Series A                      $106.96                      Series A                    $109.33
    Series B                      $110.36                      Series B                    $106.67
    Series C                      $103.35                      Series C                    $102.05
    Series D                      $102.34                      Series D                    $104.51
    Series E                      $102.72                      Series E                    $104.86
                                                               Series F                    $101.72
                                                               Series G                    $100.35


____________________
1 As of January 1, 1996, a portion of the Brokerage Commissions were reclassified as Administrative Fees, at no additional cost to the Fund.


2 MLIP is general partner of the "trading partnership" (of which the Fund is the sole limited partner and MLIP the general partner) through which the Fund trades. Because the Fund owns substantially all of the "trading partnership," "trading partnership" activities are referred to as Fund activities in this Prospectus. The minority interest represents MLIP's share, as general partner of the trading partnership, of the trading partner ship's profit or loss.


3 Balance sheet information is based on redemption values which differ immaterially from Generally Accepted Accounting Principals ("GAAP") Net Asset Values due to the treatment of organization and initial offering cost reimbursements.

4 Net of annual distributions of $6.00 on the Series A and B and $3.50 on the Series C Units.
                               _________________

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


TWO-TIER STRUCTURE OF THE FUND


          The Fund has been organized so that it does not trade directly, but rather invests all its capital in a "second-tier" limited partnership, ML Principal Protection Trading L.P. (the "Trading Partnership"), of which the Fund is the sole limited partner and MLIP the sole general partner.


          The CFTC does not permit series which trade at different degrees of leverage (or with different advisor or strategy portfolios -- possible variables not relevant to the Units, all of which share the same trading accounts) to trade through the same legal entity due to concerns that one series' capital could be subject to paying a deficit balance incurred in another series' trading. Consequently, MLIP developed, in consultation with the CFTC, the two-tier structure so that all assets of all series allocated to trading would trade at the same degree of leverage --although the amount so allocated might represent a different percentage of the total capital attributable to the various series. The assets of the different series not allocated to trading are retained at the Fund level and are not subject to any trading loss experienced at the Trading Partnership level, irrespective of which series incurs a deficit balance.


          All series of Units begin trading with 75% of their total capital allocated to trading (i.e., invested in the Trading Partnership). Over time, however, this percentage will change as a result of trading profits or losses, which are allocable to each series' investment in the Trading Partnership and, accordingly, affect the percentage of a series' overall capital invested in the Trading Partnership, as opposed to the Fund. All capital invested in the Trading Partnership, irrespective of the series to which it is attributable, is entirely fungible in respect of its sharing in the profits and losses of the Trading Partnership; different series simply have different investments in the Trading Partnership, both as a percentage of the Trading Partnership's total assets and as a percentage of the capital attributable to the respective series.


          The following diagram outlines the Trading Partnership/Partnership structure:

       [CHART OF TRADING PARTNERSHIP/PARTNERSHIP STRUCTURE APPEARS HERE]

          The two-tier structure of the Fund has been designed to be "transparent" to investors. It simply permits different series of Units to trade at different degrees of leverage without violating applicable CFTC policies. MLAM is equally able to manage the Fund's assets -- other than a small (approximately 5% of total capital) "liquidity reserve" held by the Trading Partnership -- whether they are invested at the Fund or at the Trading Partnership level.


          The only difference between the Fund and the Trading Partnership, insofar as the operations of these two entities are concerned, is that only the Trading Partnership's assets are subject to the risk of trading losses.

OPERATIONAL OVERVIEW; ADVISOR SELECTIONS

          The Fund's results of operations depend on MLIP's ability to select Advisors as well as on the Advisors' ability to trade profitably. MLIP's selection procedures and trading leveraging analysis, as well as the Advisors' trading methods, are confidential, so that substantially the only available information relevant to the Fund's results of operations is its actual performance record to date. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of future results.


          As of August 1, 1996, the trading assets attributable to each series of Units were allocated approximately as follows:


          Chesapeake Capital Corporation          20.0%
          John W. Henry & Company, Inc            20.0%
          Non-"Core" Advisors                     60.0%
               Total                             100.0%
                                                 ======



          In the Fund's first 20-2/3 months of trading, MLIP (i) terminated one "core" Advisor, (ii) added 4 non-"core" Advisors, (iii) terminated 3 non-"core" Advisors, and (iv) reallocated trading assets as of the beginning of 8 different months. MLIP expects to continue to change both allocations and Advisor selections from time to time without advance notice to existing investors. MLIP's decision to terminate or reallocate assets among Trading Advisors is based on a combination of the numerous factors described under "The Advisor Selection Process" at page 28. Frequently, Advisors are terminated primarily for unsatisfactory performance, but other factors -- for example, a change in MLIP's or an Advisor's market outlook, apparent deviation from announced risk control policies, excessive turnover of positions, changes in principals, commitment of resources to other business activities, etc. -- may also have a role in the termination or reallocation decision. The market judgment and experience of MLIP's principals is an important factor in its allocation decisions.

          MLIP has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. However, there can be no assurance as to the frequency or number of the Advisor changes that may take place in the future, or as to how long any of the current Advisors will continue to manage assets for the Fund.

RESULTS OF OPERATIONS

General
- -------

          MLIP believes that multi-Advisor futures funds should be regarded as medium- to long-term invest ments, but it is difficult to identify "trends" in the Fund's operations and virtually impossible to make any predictions regarding future results based on the results to date.

          Markets with sustained price trends tend to be more favorable to managed futures investments than "whipsaw," "choppy" markets, but (i) this is not always the case, (ii) it is impossible to predict when price trends will occur and (iii) different Advisors are affected differently by trending markets as well as by particular types of trends.


          MLIP attempts to control credit risk in the Fund's futures and forward trading (the Fund does not trade any derivatives other than futures and forward contracts and options thereon) by trading only through MLF. MLF acts solely as a broker or counterparty to the Fund's trades; it does not advise with respect to or direct any such trading.


          The Fund attempts to control the market risk inherent in such trading in the manner described under "The Advisor Selection Process --MLIP and Its Advisor Selection and Monitoring Process" at page 28 and "Leverage Considerations" at page 35. The market risk to the Fund is, in any event, limited by the deleveraged character of its trading, its "principal protection" feature and its multi-advisor strategy. MLIP reviews the positions acquired by the Advisors on a daily basis in an effort to determine whether the overall positions of the Fund may have become excessively concentrated in a limited number of markets or under the direction of generally similar strategies -- in which case MLIP may, as of the next month-end or quarter-end, adjust the Fund's Advisor combination and/or allocations so as to attempt to minimize the risk of such over-concentration occurring in the future. See "Leverage Considerations" at page 35 and "The ML&Co. Guarantee" at page 36.


          Through June 30, 1996, all series of Units traded with approximately 60% of their assets allocated to trading. All series of Units sold pursuant to this Prospectus will start trading with 75% of their assets so allocated.

          The performance of the different series of Units differs somewhat over the same period, because the various series begin trading at different times and pay different Profit Shares.

Performance Summary
- -------------------


1994 (2-2/3 months)


          STATISTICS. During 1994 (2-2/3 months), the Fund's average month-end Net Assets equalled $32,552,448, and the Fund recognized gross trading gains of $752,881 or 2.31% of such average month-end Net Assets. Brokerage commissions of $416,617 (inclusive of Administrative Fees of $10,964) or 1.28% and Profit Shares of $129,169 or 0.4% of average month-end Net Assets (31% of net trading gain prior to Profit Share allocations) were paid. Interest income of $377,303 or 1.16% of average month-end Net Assets resulted in net income of $579,894 (before organizational and initial offering cost reimbursement payments of $17,712) or 1.78% of average month-end Net Assets, which resulted in a 1.76% increase in the Net Asset Value per Series A Unit, the only series outstanding in 1994.


          OVERVIEW. The 2-2/3 months of trading during 1994 were characterized by relatively quiet markets without noticeable major trends. United States interest rates generally declined and as they did so, so did the U.S. dollar as compared to the Deutschemark. During this period, the Fund recorded a modest gain, of which approximately 40% was allocated to Profit Shares as different Advisors had significantly different trading performance in largely trendless markets.


1995


          STATISTICS. During 1995, the Fund's average month-end Net Assets equalled $55,827,125, and the Fund recognized gross trading gains of $5,763,210 or 10.32% of such average month-end Net Assets. Brokerage commissions of $3,303,292 (inclusive of Administrative Fees of $86,928) or 5.92% and Profit Shares of $652,366 or 1.17% of
average month-end Net Assets (25% of net trading gain prior to Profit Share allocations) were paid. Interest income of $3,415,670 or 6.12% of average month-end Net Assets resulted in net income of $5,186,492 (before organizational and initial offering cost reimbursement payments of $79,700) or 9.29% of average month-end Net Assets, which resulted in a 10.57% increase in the overall Net Asset Value of the Fund.


          OVERVIEW. In 1995, prevailing price trends in several key markets enabled the Fund's Trading Advisors to trade profitably for the Fund. Although trading in many of the traditional commodity markets may have been lackluster, the currency and financial markets offered exceptional trading opportunities. Soaring stock prices and falling interest rates, coupled with significant currency moves, resulted in profitable trading opportunities in these markets throughout the year.


          After months characterized by very difficult environments, solid price trends across many markets began to emerge during the first quarter of 1995. In February, bond markets worldwide recovered some of the ground lost in the previous year. Specifically, U.S. Treasury prices improved, a development spurred by the belief that growth in the U.S. economy was slowing enough for inflation to stabilize. The Fund was also able to profit in the non-dollar markets, as German and Japanese bonds rallied. In the currency markets, long positions in the Deutschemark versus the U.S. dollar resulted in strong profits for the Fund as the Deutschemark hit a two-year high against the dollar on February 24, 1995.


          In the second quarter of 1995, market volatility once again began to affect trading, as many previously strong price trends began to weaken and, in some cases, reverse. During April, the U.S. dollar hit new lows versus the Japanese yen and Deutschemark before rebounding sharply. The U.S. dollar enjoyed another sharp rally in May, due to the intervention of major central banks, potential trade sanctions against Japan and United States Congressional action to reduce the federal deficit. In June, strong indications that the U.S. economy was slowing, coupled with a failure of the German Central Bank to lower interest rates, stalled a rally in the German bond market.


          In July the Federal Reserve Board Chairman Alan Greenspan's optimistic comments concerning the U.S. economy led to a sudden correction in U.S. bond prices after several months of a strong uptrend. Despite exposure to the global interest-rate markets, the Fund's long positions in U.S. Treasury bonds had a negative impact on the Fund. Throughout August and into September, the U.S. dollar rallied sharply against the Japanese yen and the Deutschemark. The dollar's rally was supported by coordinated intervention by major central banks and further bolstered on August 30 by widespread recognition of the growing banking crisis in Japan.

          Despite continued price volatility during the final quarter of 1995, the Trading Advisors were able to identify several trends in key markets. U.S. Treasury bond prices continued their strong move upward throughout November, due both to weak economic data and optimism on Federal budget talks. By month-end, the 30-year Treasury bond rate was pushed to its lowest level in more than two years. During December, U.S. bond prices weakened further as government budget talks continued to stall. By year-end, however, prices strengthened somewhat as the yield on the U.S. long bond fell below 6% for the first time in over two years.


1996 (6 months)


          STATISTICS. From January 1, 1996 through June 30, 1996, the Fund's average month-end Net Assets equalled $83,909,857 and the Fund recognized gross trading gains of $2,201,924 or 2.62% of such average month-end Net Assets. Brokerage commissions of $2,391,123 or 2.85%, administrative expenses of $64,625 or 0.08% and Profit Shares of $243,602 or 0.29% of average month-end Net Assets were paid. Interest income of $2,289,595 or 2.73% of average month-end Net Assets resulted in a net gain of $1,153,967 (before organizational and initial offering cost reimbursement payments of $39,852 and after deducting MLIP's "minority interest" in the trading partnership), or 1.38% of average month-end Net Assets which resulted in a 2.37% increase in the Net Asset Value of the Series A Units, a 2.31% increase in the Net Asset Value of the Series B Units, a 2.20% increase in the Net Asset Value of the Series C Units, a 2.17% increase in the Net Asset Value of the Series D Units, a 2.14% increase in the Net Asset Value of the Series E Units, a 1.72% increase in the Net Asset Value of the Series F Units and a 0.35% increase in the Net Asset Value of the Series G Units (since April 19, 1996, when the Series G Units were issued).

          The performance of the different series of Units differs somewhat over the same period due primarily to Profit Share calculation differences resulting from the different times at which the various series of Units began trading.

          OVERVIEW. The first six months of 1996 included the two largest single monthly drawdowns as well as two of the three most profitable months in the Fund's history. The year began with the East Coast blizzard, continuing difficulties in the U.S. federal budget talks and an economic slowdown having a negative impact on many markets. The Fund was profitable in January due to the strong profits in currency trading as the dollar reached a 23-month high against the Yen. In February, however, the Fund incurred its largest monthly loss due to the sudden reversals in several strong price trends and considerable volatility in the currency and financial markets. During March, large profits were taken in the crude oil and gasoline markets as strong demand continued and talks between the United Nations and Iraq were suspended. This trend continued into the second quarter, during which strong gains were also recognized in the agricultural markets as a combination of drought and excessive rain drove wheat and grain prices to historic highs. In May and June, however, the Fund gave back much of these gains as difficult trading conditions in many markets prevailed and a lack of clear price trends in key markets negatively impacted the Fund's performance.



RESULTS OF OPERATIONS IN GENERAL


          The principal variables which determine the net performance of the Fund are gross profitability and interest income. As the Fund's brokerage commissions and Administrative Fees are a constant flat-rate charge, these costs do not vary from period to period. The only marginal costs which the Fund has are the Profit Shares payable to the Advisors on an Advisor-by-Advisor basis. During periods when Profit Shares are a high percentage of net trading gains (due to the Profit Share allocations), it is likely that there has been substantial non-correlation among the Advisors -- suggesting the likelihood of generally trendless, non-consensus markets.


          During all periods set forth in "Selected Financial Data," United States interest rates were at unusually low levels. This negatively impacts performance because interest income is typically a major component of commodity pool profitability. In addition, low interest rates are frequently associated with reduced fixed income market volatility, and in static markets the Fund's profitability generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income instruments.


          The events that determine the Fund's profitability are those that produce sustained and major price movements. It does not matter whether such movements are up or down -- the Advisors are generally likely to be able to profit from sustained trends, irrespective of their direction. During the Fund's relatively short period of trading, such events have ranged from Federal Reserve Board reductions in interest rates, the apparent refusal of Iraq to arrive at a settlement which would permit it to sell oil internationally, the inability of the U.S. government to agree upon a budget, and a combination of drought and excessive rain negatively impacting U.S. agricultural harvesting as well as planting. While these events are representative of the type of circumstances which materially affect the Fund, the specific events which will do so in the future cannot be predicted or identified.


          Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time. Furthermore, the profits on many open positions are effectively realized on a daily basis through the payment of "variation margin." Except in unusual circumstances, factors other than its costs and market conditions in which the Advisors are likely to achieve trading profits amid prevailing interest rates -- for example, illiquid investments, longer-term contributions, regulatory approvals, cost of goods sold, employee relations and all the other myriad factors likely to affect an operating business, etc. -- have virtually no impact on the Fund.


THE DIFFERENT SERIES OF UNITS


          All series of Units will begin trading with the same percentage of their total capital allocated to trading (by investment in the Trading Partnership). All series will trade in a common trading account and be subject to the same method of calculating their fees. Furthermore, any discretionary action taken by MLIP -- i.e., making a distribution or adjusting trading leverage -- must be done in such a way that all Units receive the same distribution and have the same percentage of capital allocated to trading after the adjustment. Despite these fundamental similarities among the different series, because the series begin trading at different times they are likely over time to have different percentages of their capital allocated to trading, pay different Profit Shares (although to the same groups of Advisors) and have different Net Asset Values.

LIQUIDITY AND CAPITAL RESOURCES

          The amount of capital raised for the Fund does not have a significant impact on its operations. This is because (leaving aside the de minimis organizational and initial offering cost reimbursement obligation) the Fund has no capital expenditure or working capital requirements other than paying trading losses and costs, both of which should be generally proportional to the capital available. In addition, within broad ranges of capitalization, the Advisors' trading positions should increase or decrease in approximate proportion to the size of the Fund account managed by each of them, respectively.

          The Fund raises additional capital only through the continuous offering of its Units.

          Inflation is not a significant factor in the Fund's profitability, although inflationary cycles can give rise to the type of major price movements that can have a materially favorable or adverse impact on the Fund's performance.


          Changes in the level of prevailing interest rates could have a material effect on the Fund's trading leverage. Interest rates directly affect the calculation of the discounted value of the guaranteed $100 per Unit and, accordingly, the assets available for trading.


                         THE ADVISOR SELECTION PROCESS

MLIP AND ITS ADVISOR SELECTION AND MONITORING PROCESS

          MLIP, a wholly-owned indirect subsidiary of ML&Co., is an integrated business whose capabilities include research, trading, finance, administration, systems, operations, sales and marketing. Since its inception, MLIP has concentrated primarily on the structuring of multi-Advisor products, and has devoted substantial resources to the development of the capacity to formulate advantageous trading advisor combinations, as well as to assess trading advisors on an individual basis. Advisor analysis includes the quantitative appraisal of an Advisor's strategy and performance combined with quantitative statistical evaluation of the performance of individual advisors and of different possible Advisor combinations.


          MLIP's trading advisor analysis professionals monitor the performance of several hundred advisors. Both quantitative and qualitative criteria have been factored into MLIP's selection process, including the following: type of trading program; risk control; duration and speed of recovery from drawdowns; experience; organizational infrastruc ture; and low correlation with traditional investments such as stocks and bonds. Advisors' past records are evaluated comparatively with a view to combining Advisors whose respective trading results have historically demonstrated not only a low degree of correlation with stocks and bonds but also with the other advisors selected. Certain mathematical optimization procedures are then used to develop an advisor combination which, based on a hypothetical composite of the past performance of the respective advisors, exhibits a risk/reward profile consistent with MLIP's objectives. By identifying advisor combinations on this basis, MLIP hopes to maintain profit potential while also materially reducing the risk of major equity declines.


          In selecting Advisors for the Fund, MLIP emphasizes retaining multiple Advisors, trading in multiple markets and implementing multiple strategies. MLIP also evaluates the overall market diversification and emphasis that different possible Advisor combinations would give the Fund. Discretionary as well as systematic, fundamental as well as technical, Advisors may be retained. See "Performance of the 'Core' Trading Advisors--Futures Trading Methods in General" at pages 84 and 85. By diversifying strategies as well as markets, MLIP can, if successful, create Advisor combinations for the Fund that should have good profit potential across a wide range of different market cycles. Since inception, the Fund's Advisor portfolio has emphasized technical and trend-following methods.


          MLIP's primary emphasis is on a qualitative assessment of each Advisor, including, among other considerations, an evaluation of each Advisor's basic investment management approach, markets traded, prior experience, past performance, fee requirements and assets under management. Although different factors may be considered in the case of different Advisors (and no representation is made that any given factor will be considered in selecting any given Advisor), subjective evaluation of each prospective Advisor by principals of MLIP is an important factor in all of MLIP's Advisor selections. Quantitative non-correlation analysis and volatility studies are employed in developing the overall Advisor mix, but the principal objective is to identify Advisors MLIP believes to have excellent potential to trade successfully.

          No Advisor selected by MLIP will have any affiliation with Merrill Lynch, other than managing the trading of the Fund and other futures funds or accounts sponsored or managed by MLIP. Furthermore, none of the Advisors will be affiliated with any other Advisor. MLAM, which was selected by MLIP, is affiliated with Merrill Lynch.

          MLIP monitors the performance of the Fund and its Advisors on a day-to-day basis, and, from time to time, reallocates assets among, terminates and/or appoints new Advisors. At least quarterly, MLIP formally reviews the performance of the Fund and each Advisor in order to assess whether to change Advisor selections or allocations. MLIP anticipates that a number of additional adjustments may be made over time, as they have been to date; but there can be no assurance that the Fund's Advisor portfolio may not remain static for significant periods of time. On the other hand, MLIP may, on short notice, terminate or allocate assets away from an Advisor if MLIP has reason to believe that the Advisor is deviating from historical trading patterns, violating the Advisor's risk management policies or has otherwise given MLIP what it considers to be cause for termination.

ACCESS TO GLOBAL MARKETS

          The Fund has access to global markets including, but not limited to, the following:

                                   CURRENCIES
          --------------------------------------------------------------------
          Australian Dollar                       Irish Punt
          Belgian Franc                           Italian Lira
          British Pound                           Japanese Yen
          Canadian Dollar                         New Zealand Dollar
          Danish Krone                            Norwegian Krone
          Deutsche Mark                           Singapore Dollar
          Dutch Guilder                           Spanish Peseta
          European Currency Unit                  Swedish Krona
          Finnish Markka                          Swiss Franc
          French Franc                            United States Dollar

                             FINANCIAL INSTRUMENTS
          ---------------------------------------------------------------------
          Australian Bonds                        Major Market Stock Index
                                                  (U.S.)
          Australian Treasury Bills               MEFF&S Stock Index (Spain)
          Canadian Bonds                          Nikkei Stock Average (Japan)
          CAC 40 Stock Index (France)             PIBOR
          Eurodollars                             S&P 500 Stock Index (U.S.)
          Eurolira                                Spanish Bonds
          Euromarks                               Tokyo Stock Price Index
          Euroswiss                               U.K. "Gilts"
          Euroyen                                 U.K. Short Sterling
          Financial Times 100 Stock Index (U.K.)  U.S. Dollar Index
          French Bonds                            U.S. Treasury Bills
          German Bonds                            U.S. Treasury Bonds
          Italian Bonds                           U.S. Treasury Notes
          Japanese Bonds                          Value Line Stock Index (U.S.)
                                     METALS
          ---------------------------------------------------------------------
          Aluminum                                Platinum
          Gold                                    Silver
          Lead                                    Tin
          Nickel                                  Zinc
                                ENERGY PRODUCTS
          ---------------------------------------------------------------------
          Crude Oil                               No. 2 Heating Oil
          Gas Oil                                 Propane
          Heavy Fuel Oil                          Residual Fuel Oil
          Natural Gas                             Unleaded Gasoline

                             AGRICULTURAL PRODUCTS
          ---------------------------------------------------------------------
          Cocoa                                   Orange Juice
          Coffee                                  Pork Bellies
          Corn                                    Soybeans
          Cotton                                  Soymeal
          Feeder Cattle                           Soy Oil
          Live Hogs                               Sugar
          Oats                                    Wheat

          The Fund has not traded in all of the foregoing markets. There can be no assurance as to which markets the Fund will trade in over time.


CONSOLIDATION OF TRADING ACCOUNTS


          MLIP is in the process of consolidating the trading accounts of a significant number of its funds, so that instead of each such fund having to maintain an individual futures trading account with each of its advisors, all such funds will place their assets under the management of the same advisor by investing in a single private entity sponsored by MLIP. Investing in such entities rather than through individual accounts should have no adverse, or even noticeable, effect on any fund. On the other hand, this consolidation of trading accounts is expected to produce significant administrative and transactional savings for MLF while ensuring that even the smaller MLIP funds continue to have access to the full advisor combinations selected for them by MLIP. In the near future MLIP anticipates that a substantial portion of its asset allocations will be effected by investing, redeeming and reinvesting the funds' assets in the securities issued by these private entities sponsored by MLIP.


                                  THE ADVISORS

"CORE" ADVISOR SUMMARIES


          As of July 1, 1996, the "core" Advisors were, in the aggregate, managing approximately $2.1 billion of customer assets in the futures, cash and forward markets, of which approximately $1.6 billion was being traded in the programs used for the Fund.

          THE CURRENT "CORE" ADVISORS ARE AS FOLLOWS:


                                                   AUGUST 1, 1996
                                                     ALLOCATION             JULY 1, 1996
                          GENERAL TRADING            OF TRADING             ASSETS UNDER
        ADVISOR              APPROACH                  ASSETS                MANAGEMENT*
        -------           ---------------         -------------            --------------

Chesapeake Capital        Technical;                   20%             $809 million (total)
Corporation               trend-following                              $757 million (Diversified Program)

John W. Henry &           Technical;                   20%             $1.3 billion (total)
Company, Inc.             trend-following                              $881 million (Financial and Metals Portfolio)


____________________


/*/ Excluding "notional funds." "Notional" funds represent the difference between the level at which an advisor is instructed to trade an account and the capital actually committed to the account. The Fund does not trade "notional funds."

                           _________________________


          CHESAPEAKE CAPITAL CORPORATION (20% ALLOCATION AS OF AUGUST 1, 1996)
- --Chesapeake Capital Corporation ("Chesapeake") has offered investment advisory and portfolio management services to clients since 1988. Chesapeake currently trades three programs, relying primarily on technical analysis and "charting" in its evaluation of historical commodity price movements. In the Diversified Program that Chesapeake trades for the Fund, Chesapeake applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake may trade these markets on any U.S. or foreign exchange. As of July 1, 1996, Chesapeake was managing approximately $757 million of customer funds in the Diversified Program ("notional" funds excluded) and approximately $809 million of customer funds in all of its programs ("notional" funds excluded).


          Chesapeake has traded the Diversified Program since February 1988. The compound annual rates of return achieved by the Diversified Program since January 1, 1991 have been 12.51%, 1.81%, 61.82%, 15.87%, 14.09% and 7.33% (6 months), respectively. During that period, the largest monthly drawdown was (10.98)% (1/92) and the largest peak-to-valley drawdown (16.62)%
(1/92-5/92).


          See pages 92 and 93 for performance information relating to Chesapeake.


          JOHN W. HENRY & COMPANY, INC. (20% ALLOCATION AS OF AUGUST 1, 1996) - John W. Henry & Company, Inc. ("JWH") operates thirteen trading programs for U.S. and non-U.S. investors. These programs, other than the InterRate(TM) program, emphasize intermediate- and long-term, quantitative trend analysis models. The Financial and Metals Portfolio used for the Fund implements a technical, trend-following system which participates in four major market sectors -- interest rates, world currencies, stock indices and precious metals
- -- and initiates trades according to trend-emergence and computerized determination of relative risk. As of July 1, 1996, JWH was trading approximately $881 million of customer funds in the Financial and Metals Portfolio ("notional" funds excluded) and approximately $1.3 billion of customer funds in all of its programs ("notional" funds excluded).


          JWH has traded the Financial and Metals Portfolio with client capital since October 1984. Since inception, the Financial and Metals Portfolio has been traded at generally the same degree of leverage, although under certain market conditions JWH may reduce position size or even withdraw from the market altogether. The compound annual rates of return achieved by the Financial and Metals Portfolio since January 1, 1991 have been 61.88%, (10.89)%, 46.82%, (5.32)%, 38.53% and 3.56% (6 months), respectively. During that period the largest monthly drawdown was (18.0)% (1/92) and the largest peak-to-valley drawdown (39.5)% (12/91-5/92).


          See pages 103 through 107 for performance information relating to JWH.


          More complete descriptions and the performance summaries for the "core" Advisors are included at pages 88-91 and 94-102 of this Prospectus. See "Risk Factors -- (2) Past Performance" at page 10.

THE ADVISORY AGREEMENTS

          The Advisory Agreements among the Fund, MLIP and each Advisor terminate approximately one year after the Advisor begins managing an account for the Fund, subject to up to two one-year renewals, on the same terms, at the option of MLIP (most of the current Advisory Agreements are in their first renewal period as of the date of this Prospectus).

          Each Advisory Agreement provides that the Fund will indemnify the Trading Advisor and related parties for losses and expenses resulting from any claims or proceedings against them relating to the activities of the Fund, provided that the conduct which was the subject of such claim or proceeding does not constitute negligence or misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Limited Partner to the Fund beyond the amount of such Limited Partner's capital and profits, if any, in the Fund ("capital and profits," for such purposes, does not include any distributions previously received or other returns of capital and profits, including redemptions).

          Under the exculpatory provisions of the Advisory Agreements, none of the Trading Advisors or any related parties is liable to the Fund or to any of the Partners except by reason of conduct in violation of the foregoing standards for indemnification by the Fund.


          In general, MLIP requires Advisors to agree to invest at least $10,000 in the Fund, as a token of their commitment to the project, as a precondition to being retained by the Fund.

MLAM'S INVESTMENT ADVISORY CONTRACT

          The Investment Advisory Contract executed and delivered among MLIP, the Fund, MLF and MLAM exculpates MLAM for actions or omissions in connection with managing the Fund's portfolio of Government Securities, provided such actions or omissions do not constitute gross negligence or willful and reckless misconduct. Under the Investment Advisory Contract, MLF is obligated to pay MLAM's management fees, and MLIP will be responsible for paying these fees should MLF for some reason fail to do so. In the Limited Partnership Agreement, MLIP agrees to indemnify and hold harmless the Fund for any loss or expense the Fund may incur as a result of the difference between MLAM's standard of liability under the Investment Advisory Contract and MLIP's standard of liability under the Limited Partnership Agreement.


                                 MLIP AND MLF

BACKGROUND


          MLIP is the sole promoter of the Fund. None of MLAM, MLF, Merrill Lynch International Bank ("MLIB") or MLPF&S acts as a promoter with respect to the organization of the Fund or the offering of the Units.


          Merrill Lynch Investment Partners Inc., a Delaware corporation, was organized in 1986 principally in order to serve as the general partner and commodity pool operator of commodity pools for which MLF -- the "futures commission merchant" for the Fund -- acts as commodity broker and MLPF&S acts as selling agent. MLIP became registered with the CFTC as a commodity pool operator and commodity trading advisor in October 1986 and April 1990, respectively, and is a member of the National Futures Association ("NFA") in such capacities. MLIP has sponsored in excess of 35 managed futures funds and, as of August 1, 1996, there were approximately $1.6 billion in funds for which MLIP serves as trading manager or sponsor. The principal offices of MLIP are located at Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone (212) 236-4167. MLIP is a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is wholly-owned by Merrill Lynch & Co., Inc.

          The registration of MLIP with the CFTC, and MLIP's membership in the NFA, must not be taken as an indication that any such agency or self-regulatory body has recommended or approved either MLIP or an investment in the Fund.

          Since its inception in 1986, MLIP has operated with one primary objective -- to provide investors with an opportunity for long-term capital appreciation and diversification through quality investments in the futures, commodity options and forward markets. MLIP, as general partner or sponsor, structures and promotes managed futures investments in an effort to meet the objectives of a wide variety of clients. MLIP attempts to combine a detailed Advisor selection process with active monitoring of its existing funds and their Advisors. MLIP does not manage client assets directly, but rather specializes in selecting groups of independent trading advisors to do so.


          MLIP acts as general partner to thirteen public futures funds whose units of limited partnership interest are registered under the Securities Exchange Act of 1934: The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., Merrill Lynch Investments II L.P. (formerly The Futures Dimension Fund II L.P.), Merrill Lynch Investments L.P. (formerly The Tudor Prime Advisors Fund L.P.), John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(SM) L.P., The SECTOR Strategy Fund(SM) II L.P., The SECTOR Strategy Fund(SM) IV L.P., The SECTOR Strategy Fund(SM) V L.P., The SECTOR Strategy Fund(SM) VI L.P., ML Global Horizons L.P., ML JWH Strategic Allocation Fund L.P. and the Fund. Because MLIP serves as the sole general partner of each of these funds, the officers and directors of MLIP effectively manage them as officers and directors of such funds.

PRINCIPALS

          The officers of MLIP and their business backgrounds are as follows.

          John R. Frawley, Jr.            Chief Executive Officer, President
                                          and Director

          James M. Bernard                Chief Financial Officer,
                                          Senior Vice President and Treasurer

          Jeffrey F. Chandor              Senior Vice President and Director of
                                          Sales, Marketing and Research


          Allen N. Jones                  Chairman and Director

          John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chief Executive Officer, President and a Director of MLIP and Co-Chairman of MLF. He joined MLPF&S in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets, and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its inception in 1990 through its dissolution in 1994. Mr. Frawley is currently a member of the CFTC's Financial Products Advisory Committee. In January 1996, he was re-elected to a one-year term as Chairman of the Managed Futures Association, the national trade association of the United States managed futures industry. Mr. Frawley is also a Director of that organization, and a Director of the Futures Industry Institute.

          James M. Bernard was born in 1950. Mr. Bernard is Chief Financial Officer, Senior Vice President and Treasurer of MLIP. He joined MLF in 1983. Before that he was the Commodity Controller for Nabisco Brands Inc. from November 1976 to 1982 and a Supervisor at Ernst & Whinney from 1972 to November 1976. Mr. Bernard is a member of the American Institute of Certified Public Accountants and holds a Bachelor of Science degree from St. John's University and a Master of Business Administration degree from Fordham University.


          Jeffrey F. Chandor was born in 1944. Mr. Chandor is Senior Vice President and the Director of Sales, Marketing and Research of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of Equity, Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.




          Allen N. Jones was born in 1942. Mr. Jones is Chairman and a Director of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. In February 1994, Mr. Jones became the Director of Individual Financial Services of the Merrill Lynch Private Client Group. From January 1992 to June 1992, he held the position of First Vice President of MLPF&S. From January 1990 to June 1992, he held the position of District Director of MLPF&S. Before January 1990, he held the position of Senior Regional Vice President of MLPF&S.


          The principals of MLIP do not currently intend to acquire any personal investment in the Fund. As of August 1, 1996, MLIP's interest in the Fund was valued at $2,615,037. Under currently effective tax regulations, MLIP is required to maintain at least a 1% interest in the Fund at all times in order to ensure that the Fund will be taxed as a partnership for federal income tax purposes.


MLF


          MLF, the exclusive clearing "futures commission merchant" for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323.

          The Customer Agreement between MLF and the Fund provides that MLF shall not be liable for actions taken pursuant to the Customer Agreement except for actions constituting negligence or misconduct, and that MLF shall not be responsible for actions taken by it under the Customer Agreement in compliance with instructions given by any Trading Advisor or the Fund.


                         FIDUCIARY OBLIGATIONS OF MLIP

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST


          As general partner of the Fund, MLIP is a "fiduciary" to the Limited Partners under both statutory and common law and has a responsibility to exercise good faith, fairness and loyalty in all dealings affecting the Fund. The scope of MLIP's fiduciary obligations are defined and established, in large part, by the consent of each subscribing Limited Partner to the business terms of the Fund as embodied in the Limited Partnership Agreement and as described in this Prospectus. Certain of the conflicts of interest involved in the operation of the Fund-- for example, the Fund's trading currency forward contracts with an affiliate of MLIP -- might be impermissible under the fiduciary principles applied in certain other investment contexts -- for example, "investment advisers" are prohibited from trading securities with their clients on a principal-to-principal basis. In the case of the Fund, such activities are authorized by disclosure and the informed consent of subscribers. There are substantial and inherent conflicts of interest in the structure of the Fund. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose these conflicts of interests to all prospective Limited Partners so that MLIP may have the opportunity to obtain their informed consent to them. Prospective investors who are not willing to consent to the various conflicts of interest described herein are ineligible to invest in the Fund. See "Conflicts of Interest" at page 51.

          Having once established the business terms of the Fund, MLIP is effectively precluded from changing these terms in a manner that disproportionately benefits MLIP, since any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of the existing Limited Partners to such self-dealing (given adequate disclosure, on the other hand, new investors to the Fund should be deemed to have given their consent to its business terms by the act of subscribing).


          MLIP has selected the Trading Advisors and the Trading Advisors are required to clear (although not to execute) the Fund's futures trades through MLF, as well as to execute and maintain the Fund's forward currency trades through the F/X Desk. See "Charges -- Service Fees; 'EFP' Differentials" at page 43. MLIP has no control or input into the trades ordered for the Fund by the Trading Advisors, and the brokerage commissions paid by the Fund are assessed on a flat-rate, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Fund they have consented to its basic structure, in which affiliates of MLIP, and MLIP itself, receive substantial revenues from the Fund and do not negotiate on behalf of the Fund to achieve lower rates from the Merrill Lynch entities which provide services to it.

          The Fund, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). These NASAA Guidelines explicitly prohibit a general partner of a commodity pool from "contracting away the fiduciary obligation owed to [investors] under the common law."

          The Limited Partnership Agreement provides that MLIP and its affiliates shall have no liability to the Fund or to any Limited Partner for any loss suffered by the Fund that arises out of any action or inaction of MLIP or its affiliates if MLIP or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by MLIP or its affiliates. The Fund has agreed to indemnify MLIP and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify MLIP and its affiliates and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.

REMEDIES AVAILABLE TO LIMITED PARTNERS

          Under Delaware law, a limited partner may, in certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of fiduciary duties, or on behalf of a partnership (a partnership "derivative action") to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages. In addition, limited partners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, limited partners who have suffered losses in connection with the purchase or sale of their interests in a limited partnership may be able to recover such losses from a general partner where the losses result from his violating of the anti-fraud provisions of the federal securities laws.

          In certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against MLIP (a registered commodity pool operator), MLF (a registered futures commission merchant) and the Trading Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act and the rules and regulations promulgated thereunder. There is a private right of action under the Commodity Exchange Act. Investors in commodities and commodity pools (such as the Fund) may, therefore, invoke its protections.

          In the case of most public companies, the management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called "business judgment rule." This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and with the honest belief that the decision is in the best interests of the corporation. MLIP believes that similar principles apply to MLIP in its management of the Fund.

          Limited Partners should consult their own counsel regarding their possible rights of action in respect of the Fund.


                            LEVERAGE CONSIDERATIONS

TRADING LEVERAGE ADJUSTED TO PROTECT ML&CO.

          MLIP, in consultation with ML&Co. personnel, controls the percentage of the Fund's assets committed to trading with the objective of eliminating market exposure before any losses are incurred that would require ML&Co. to make any payment under its guarantee.

          MLIP will terminate all trading if the Net Asset Value per Unit of any series falls to 110% or less of the then present value of $100 discounted back from the Principal Assurance Date for such series at ML&Co.'s cost of borrowing for the period remaining to such Principal Assurance Date.

          For example, assume when a particular series of Units commences trading that the present value of the $100 as of the Principal Assurance Date was, at ML&Co.'s five-year cost of funding (assume 7%), approximately $71. As of the date that such series is sold, MLIP would terminate trading when the Net Asset Value per Unit of such series declined to approximately 110% of $71 or approximately $78. At the beginning of the second year of trading, the trading termination point would be determined by calculating 11% of $100 discounted for four years at ML&Co.'s four-year cost of funding, and so on.

          Unless a series of Units recognizes revenues sufficient both to (i) cover all expenses and (ii) increase the Net Asset Value per Unit at a rate faster than the increase in the mandatory trading termination level, the assets available to support such series' trading will be diminished or eliminated.


          Due to its trading leverage policies, declining interest rates would adversely affect the Fund in two respects. First, such declines would reduce the yield earned by the Fund on its Government Securities and cash deposits. Second, by decreasing the discount rate used by MLIP in calculating the mandatory trading termination point, such declines would reduce the assets available for trading. One "principal protection" fund sponsored by a major investment bank was, in fact, compelled to terminate trading and dissolve, due primarily to a drop in interest rates which caused the net asset value of the fund and the present value of its guarantee to converge.

POSSIBLE UPLEVERAGING

          Any deleveraging of trading involves an inherent opportunity cost, sacrificing profit potential in return for reducing the risk of major losses. If the Fund achieves sufficient profits, MLIP intends to commit more than 75% of all series' capital to trading. To date, MLIP has not upleveraged any series of Units, and MLIP must upleverage all series issued after July 1, 1996 to the same level if it upleverages any such series. (Such discretionary upleveraging is to be distinguished from the upleveraging caused simply by the reinvestment of trading profits if any in the Fund's trading component, which can lead to the different series trading at different levels of leverage.)

THE EFFECT OF PARTIAL DELEVERAGING IN HIGHLY LEVERAGED MARKETS

          There is very little direct connection between the amount of assets allocated to a particular Advisor and the face value of the positions which such Advisor acquires for the Fund. Market positions with an aggregate face value ranging up to $100 million or more could be acquired for a $10 million Fund account, depending upon an Advisor's strategy. Even though only 75% of each series' capital is initially allocated to trading, each Advisor has broad flexibility in determining the appropriate market exposure for its Fund account. Consequently, MLIP's adjustment of the leverage at which the Units trade will not necessarily result in a corresponding adjustment in the market exposure of the Fund.

                             THE ML&CO. GUARANTEE

THE ML&CO. GUARANTEE

          The ML&Co. guarantee that the Net Asset Value of each Unit will be at least $100 as of such Unit's Principal Assurance Date is effective only in respect of Units which remain outstanding on their Principal Assurance Date.

          The ML&Co. guarantee is irrevocable unless the Limited Partners exercise their voting rights under the Limited Partnership Agreement either to remove MLIP as the general partner or dissolve the Fund. If the Fund is otherwise dissolved (for example, due to the bankruptcy of MLIP), the ML&Co. guarantee will continue in full force and effect. MLIP has undertaken that it will not take any action voluntarily to dissolve the Fund prior to the latest Principal Assurance Date established for any outstanding series of Units.

          There is no assurance that the ML&Co. guarantee will be renewed in respect of any series of Units subsequent to such series' Principal Assurance Date. However, MLIP will provide all investors in each series of Units with information concerning the proposed operation of their series following its Principal Assurance Date, and those who wish to do so may redeem, without penalty and with the full benefits of the ML&Co. guarantee, as of such Principal Assurance Date.


   See "Special Disclosures Regarding the 'Principal Protection' Feature of the Fund" at page 2 and "Leverage Considerations" at page 35.

THE GUARANTOR

          ML&Co., a Delaware corporation, is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which traces its origin to a brokerage business founded in 1820, is one of the largest securities firms in the world. Merrill Lynch, Pierce, Fenner & Smith Incorporated is a broker in securities, options contracts, commodity and financial futures contracts and selected insurance products, a dealer in options and in corporate and municipal securities, and an investment banking firm. ML&Co. and certain subsidiaries engage in lending activities, including bridge financing, and extend credit to leveraged companies in the form of senior term and subordinated debt.


          ML&Co.'s major subsidiaries include the following:

          Merrill Lynch International Incorporated, through its branches, subsidiaries and affiliates, provides financial services outside the United States and Canada similar to those of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Merrill Lynch Canada Inc., a subsidiary of Merrill Lynch, Pierce, Fenner & Smith Incorporated, provides institutional securities and futures sales, trading and financing, corporate finance, and mergers and acquisitions services in Canada. MLIB and subsidiaries and affiliates of Merrill Lynch International Incorporated engage in international banking and foreign exchange activities.

          Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or guaranteed or issued by federal agencies or instrumentalities. MLAM manages mutual funds and provides investment advisory services. ML&Co.'s insurance operations consist of the underwriting of life insurance and annuity products by Merrill Lynch Life Insurance Company and ML Life Insurance Company of New York, and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          ML&Co. also provides investment, financing and related services through Merrill Lynch Money Markets Inc., Merrill Lynch Mortgage Capital Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products, Inc, Merrill Lynch Specialists Inc., Merrill Lynch Capital Partners, Inc., Merrill Lynch Interfunding Inc., MLIP, Merrill Lynch Credit Corporation, Merrill Lynch Business Financial Services Inc., Merrill Lynch Hubbard Inc. and other subsidiaries of ML&Co.


          As of June 28, 1996, the aggregate net worth (stockholders' equity) of ML&Co. was approximately $6.51 billion.


          The following is certain summary financial information for ML&Co. for the fiscal year ended December 29, 1995 and the fiscal quarters ended June 28, 1996 and June 30, 1995. Because the ML&Co. guarantee is a general, unsecured obligation of ML&Co., the value of the ML&Co. guarantee is dependent upon the continued financial soundness of ML&Co.


                           MERRILL LYNCH & CO., INC.


                         SUMMARY FINANCIAL INFORMATION
                 (DOLLARS IN MILLIONS, EXCEPT WHERE INDICATED)
                                  (UNAUDITED)


                                          YEAR ENDED      QUARTER ENDED  QUARTER ENDED
                                       DECEMBER 29, 1995  JUNE 28, 1996  JUNE 30, 1995
                                       -----------------  -------------  -------------
INCOME STATEMENT DATA
 Revenues...........................           $21,513          $3,380         $2,549
 Earnings before income taxes and
    cumulative effect of changes
    in accounting principles........            $1,811            $698           $464
 Net earnings.......................            $1,114            $433           $283

SHARE DATA
 Average number of primary shares
   outstanding......................       236,330,162     192,900,000    193,300,000
 Common shares outstanding..........       236,330,162     236,330,162    236,330,162

BALANCE SHEET DATA
  Total assets (billions)...........           $176.86         $205.18        $176.86
  Total liabilities (billions)......           $170.72         $198.66        $170.72
  Stockholders' equity (billions)...             $6.14           $6.51          $6.14


                           _________________________


          The financial results for ML&Co. are more fully set forth in the Annual Report to Stockholders for the 1995 fiscal year and in the Quarterly Report on Form 10-Q for the quarter ended June 28, 1996. MLIP will provide, without charge, copies of the Annual Report and Quarterly Report to any prospective or existing investor upon written or oral request to MLIP at Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167.


          In addition, ML&Co. is an electronic filer of information with the SEC. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

                                USE OF PROCEEDS

SUBSCRIPTION PROCEEDS

          MLIP pays from its own funds all selling commissions incurred on the sale of the Units. 100% of the proceeds of such sales are available to the Fund.

          The Fund uses the proceeds of the Units to support, both as margin and reserve funds, the speculative trading of the Advisors.


          The Fund's margin commitments to date have averaged approximately 20% of its Net Assets (trading at 60% leverage).

CASH MANAGEMENT


          MLIP has retained MLAM to invest the Fund's available assets (generally approximately 90% to 95% of total Fund capital) in Government Securities, maintaining a short-term portfolio with a maximum duration of two years pursuant to guidelines established by MLIP. MLAM makes no representation whatsoever as to whether its cash management will be successful or avoid losses. MLAM, in performing cash management services for the Fund, will do so pursuant to general instructions issued by MLIP, for which MLAM assumes no responsibility. Fund assets are available for cash management whether held by the Fund itself or by its subsidiary partnership, the Trading Partnership. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Two-Tier Structure of the Fund" at page 23.) The only assets of the Fund not available for cash management are a limited cash reserve to meet liquidity needs (e.g., daily margin payments and the funding of redemptions and expenses). Consequently, although each series of Units will commence trading with 75% of its capital invested in the Trading Partnership, MLAM is typically able to manage approximately 90% to 95% of total Fund capital.

CUSTODY OF FUNDS; INTEREST INCOME


          All of the Fund's assets are deposited with either MLF or MLPF&S and are potentially available for cash management by MLAM.


                                   ML PRINCIPAL PROTECTION L.P.
                                       CUSTODY ALLOCATIONS

PURPOSE                            CASH HELD AS A % OF CAPITAL       HELD IN CUSTODY IN:
Margin on U.S. Exchanges           20%-30%                           "Customer segregated funds
                                                                     accounts"

Margin on Foreign Exchanges        10%-20%                           "Foreign futures and foreign options
                                                                     secured amount accounts"

Reserves                           50%-70%                           Unregulated accounts



     The assets of the Fund held to margin futures contracts traded on United States exchanges are deposited, together with the assets of numerous other MLF customers, in CFTC-regulated "customer segregated funds accounts" at MLF. Potentially all such assets are managed by MLAM. MLF credits the Fund with interest on any of the assets so deposited (i.e., the cash on deposit adjusted to include open-trade equity and funds in collection or settlement), and not invested at the direction of MLAM, at prevailing 91-day Treasury bill rates less 0.50% per annum.


          The assets of the Fund used for trading on foreign futures exchanges are held at MLF, together with the assets of numerous other MLF customers, in its "foreign futures and foreign options secured amount account."

Due to MLF's recently inaugurated "single currency margining system" all such assets are held in U.S. dollars and available for MLAM's cash management.


          The assets of the Fund not held to margin U.S. and foreign futures trading are held in "unregulated" accounts at MLF or MLPF&S.


          Assets held in MLF's "foreign futures and options secured amount account" or in unregulated MLPF&S accounts (no regulatory capital requirements in respect of Fund assets are held in unregulated accounts) would not have the benefit of the same protections that are afforded "customer segregated funds" in the event of the bankruptcy of MLF or MLPF&S.


          MLAM is able to manage over 90% of total Fund capital (MLAM manages assets held directly by the Fund as well as by the Trading Partnership). MLIP maintains a limited amount of funds in cash in order to meet margin requirements without need of ongoing purchases and sales of short-term interest-rate instruments. Any assets held at MLF or MLPF&S and not managed by MLAM are credited with interest by MLF or MLPF&S, as the case may be, at prevailing 91-day Treasury bill rates minus 0.50% per annum. Of the approximately 5% to 10% of the Fund's assets not managed by MLAM, a substantial portion is held by MLF or MLPF&S, as the case may be, in "offset accounts" ("customer segregated funds" as well as funds held in foreign futures and foreign options "secured amount accounts" or in "unregulated" accounts may be held in "offset"). "Offset accounts" involve the banks with which MLF or MLPF&S maintain their customer accounts making available to ML&Co. and certain of its affiliates interest-free overnight credits in an amount not to exceed the daily cash balances in such accounts. The net benefit to Merrill Lynch from the offset account arrangement
- -- i.e., the difference between the savings recognized by Merrill Lynch entities from the overnight credits which they receive and the 0.50% below the 91-day Treasury bill rate which they pay out to the Fund -- has not to date exceeded approximately 0.25% to 0.50% per annum of the average daily cash balances held in "offset." MLF and MLPF&S also invest a portion of the customer assets held by them in Treasury bills of up to one-year duration. In crediting the Fund with interest on its total assets on deposit with them (including assets invested in Treasury bills) at 0.50% per annum below the 91-day Treasury bill rate, MLF and MLPF&S earn a spread comparable to the net benefit which they receive from maintaining such assets in "offset."

FORWARD TRANSACTIONS

          Spot and forward contracts on foreign currencies and foreign futures and options contracts are the only non-CFTC regulated instruments currently traded by the Fund. The forward markets are unregulated and involve certain risks -- in particular, risk of counterparty default --additional to the risks of trading CFTC-regulated futures contracts.

          To date, approximately 20% to 30% of the Fund's trades by volume have been in forward currency contracts, but from time to time the percentage of the Fund's trading represented by forward currency trades may fall substantially outside this range. MLIP, through the F/X Desk, has arranged lines of credit with various counterparties for the Fund's forward currency trades. Because MLIP has made arrangements so that the Fund need not deposit any margin with the various counterparties with which the F/X Desk executes currency forward trades on the Fund's behalf, the Fund's additional risk in trading in such unregulated markets should be limited to a possible loss of unrealized profits on open forward positions which a counterparty would not, in the event of its bankruptcy, be able to pay to the Fund.


          In executing transactions through the F/X Desk, the Fund will be dealing with MLF as its sole counterparty. MLF will, in turn, deal with MLIB and the other counterparties accessed by the F/X Desk. Having the Fund (and the other MLIP clients using the F/X Desk) trade through the F/X Desk on the basis of MLIP's credit lines (and without any requirement to deposit margin in respect of such trading with MLF) permits the F/X Desk to access a wide range of counterparties without need of such counterparties' evaluating the individual credit of the Fund or requiring margin from it.

                                    CHARGES


          The following table summarizes the charges paid by the Fund during 1994 (2-2/3 months), 1995 and 1996 (6 months).


                                 1/1/96 - 6/30/96                  1/1/95 - 12/31/95              10/12/94 - 12/31/94
                                 ----------------                  -----------------              -------------------

                                             COST AS A % OF                                                 COST AS A % OF
                                             AVERAGE MONTH-                   COST AS A % OF                AVERAGE MONTH-
                                 DOLLAR      END NET ASSETS        DOLLAR     AVERAGE MONTH-      DOLLAR    END NET ASSETS
COST                             AMOUNT      (ANNUALIZED)          AMOUNT     END NET ASSETS      AMOUNT    (ANNUALIZED)
- ----                             ------       ----------           ------     --------------      ------     ----------
Brokerage Commissions*       $2,391,123            6.84%       $3,216,364          5.76%        $405,653          5.61%

Administrative Fee*              64,625            0.18            86,928          0.16           10,964          0.15

Reimbursement of
Organizational and Initial
Offering Costs                   39,850            0.11            79,700          0.14           17,712          0.24

Profit Shares                   243,602            0.70           652,366          1.17          129,169          1.79
                             ----------            ----        ----------          ----         --------          ----
       Total                 $2,739,200            7.83        $4,035,358          7.23%        $563,498          7.79%
                             ==========            ====        ==========          ====         ========          ====


___________________________


* Certain amounts in prior periods have been reclassified to conform to the current period presentation.


          The Fund's average month-end Net Assets during 1994 (2-2/3 months), 1995 and 1996 (6 months) equalled $32,552,448, $55,827,125 and $83,909,857, respectively.

          The foregoing table does not reflect the "bid-ask" spreads paid by the Fund on its forward trading.


          During 1994 (2-2/3 months), 1995 and 1996 (6 months), the Fund earned $377,303, $3,415,670 and $2,289,595, respectively, in interest income, or approximately 1.16%, 6.12% and 2.73%, respectively, of the Fund's average month-end Net Assets.

          See also the "Breakeven Table" included in the "Summary" at page 8.

                        ______________________________

                           CHARGES PAID BY THE FUND

RECIPIENT          NATURE OF PAYMENT           AMOUNT OF PAYMENT
- ---------          -----------------           -----------------
MLIP               Organizational and          The Fund is reimbursing MLIP in 36 monthly
                   initial offering costs      installments of $6,642 ending October 31, 1997.

Merrill Lynch      Brokerage commissions       A flat-rate monthly commission of 0.7708 of 1%
  Futures                                      of the month-end assets committed to trading (a
                                               9.25% annual rate; 6.94% at 75% leverage).

RECIPIENT                NATURE OF PAYMENT        AMOUNT OF PAYMENT
- ---------                -----------------        -----------------
MLIP                     Administrative Fees      A flat-rate monthly charge, payable to MLIP, of
                                                  0.020833 of 1% of the month-end assets com
                                                  mitted to trading (a 0.25 of 1% annual rate;
                                                  0.1875 of 1% at 75% leverage).  MLIP pays all of
                                                  the Fund's routine administrative costs.

MLIB                     "Bid-ask" spreads        Under MLIP's F/X Desk arrangements, MLIB
                                                  receives "bid-ask" spreads on all forward trades
                                                  executed on behalf of the Fund with MLIB.

Other                    "Bid-ask" spreads        The counterparties other than MLIB with which
  Counterparties                                  the F/X Desk deals each receive "bid-ask" spreads
                                                  on the forward trades executed with the Fund.

MLIP                     Service fees             Under the F/X Desk arrangements, MLIP or
                                                  another Merrill Lynch entity receives a service fee
                                                  equal, at current exchange rates, to approximately
                                                  $5.00 to $12.50 on each purchase or sale of each
                                                  futures contract-equivalent forward contract
                                                  executed with counterparties other than MLIB.

MLIB                     EFP "differentials"      MLIB or an affiliate receives a "differential"
                                                  spread for exchanging the Fund's cash currency
                                                  positions for equivalent futures positions.

Government Securities    "Bid-ask" spreads        The dealers with which MLAM executes Govern
  Dealers                                         ment Securities trades include "bid-ask" spreads in
                                                  the prices they quote to the Fund.

Trading Advisors         Quarterly Profit Shares  Currently, 15% or 20% of any New Trading
                                                  Profit (depending on the Trading Advisor) as of
                                                  the end of each calendar quarter and upon
                                                  redemption of Units. Profit Shares are calculated
                                                  separately with respect to each series of Units.

MLF;                     Extraordinary charges    Actual costs; none incurred to date, and expected
  Others                                          to be negligible.


                       _________________________________

ORGANIZATIONAL AND INITIAL OFFERING COSTS

          MLIP advanced the organizational and initial offering costs of the Fund, which totaled $239,100. The Fund is reimbursing MLIP for such costs in 36 equal monthly installments of $6,642 each, through October 31, 1997. The accrued liability for the remaining reimbursement of organizational and initial offering costs does not reduce Net Assets for any purpose (other than financial reporting).

BROKERAGE COMMISSIONS


          Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the initial purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Fund pays commissions at a monthly flat rate of 0.7708 of 1% (a 9.25% annual rate) of the Fund's month-end assets committed to trading. These commissions include the Advisors' consulting fees and all execution and clearing costs. Assets committed to trading are not reduced for purposes of calculating brokerage commissions by any accrued but unpaid Profit Shares, Administrative Fees or the brokerage commissions being calculated. The Fund could obtain lower rates for similar brokerage services at other firms.

          The Fund initially commits 75% of the capital attributable to each series of Units to the Trading Advisors for management. At this leverage factor, the brokerage commissions equal 6.94% per annum of the average total month-end assets attributable to each series, including assets not allocated to trading.

          The Fund's brokerage commissions are allocated among the outstanding series of Units pro rata based on the respective amount of assets which each series commits to trading, without reduction for accrued but unpaid brokerage commissions, Profit Shares or Administrative Fees.


          During 1994 (2-2/3 months), 1995 and 1996 (6 months), the Fund paid brokerage commissions of $416,617, $3,303,292 and $2,391,123, respectively; these flat-rate brokerage commissions were the approximate equivalent of per-trade commissions of $53, $134 and $114, respectively, per "round-turn" futures trade. These "round-turn" equivalent rates were somewhat higher than those of most MLIP funds. The per-trade equivalent of the Fund's flat-rate commissions varies over time with market conditions and different Advisor combinations.

          The annual reports distributed by MLIP to Limited Partners include the approximate round-turn equivalent commission rate paid by the Fund during the previous year.


          State securities administrators require MLIP to state that brokerage commissions paid by the Fund shall not be increased while redemption charges are in effect. Moreover, MLIP has undertaken to various state securities commissions that in no event will MLIP increase the original 9.25% annual brokerage commissions or the 0.25% annual Administrative Fees without the unanimous consent of all Limited Partners. In fact, MLIP has never raised the futures brokerage commissions paid by any of its funds and has on a number of occasions reduced such charges. In addition, MLIP has been required by various state regulators to make the following disclosure:


          The Fund's "brokerage commissions" and Administrative Fees constitute a "wrap fee", ML&Co.'s only source of revenues from the Fund (other than "offset account" and interest credit benefits as described under "Use of Proceeds"), from which revenues ML&Co. must pay a variety of different costs and expenses. The level of the "wrap fee" is set with these costs and expenses in mind. Different ML&Co .entities pay the following costs and expenses with respect to the operation of the Fund: (a) administrative expenses; (b) selling commissions; (c) ongoing compensation to Financial Consultants; (d) all costs of executing the Fund's futures trades; (e) the Advisors' consulting fees; (f) MLAM's advisory fees; and (g) ML&Co. employee discounts. All of these costs and expenses, not only execution costs, are reflected in the 9.5% annual "wrap fee" (including both the brokerage commissions and the Administrative Fees) charged to the Fund.


          PROSPECTIVE INVESTORS MUST BE AWARE THAT THE "BROKERAGE COMMIS-SIONS" AND "ADMINISTRATIVE FEES" CHARGED TO THE FUND IN FACT INCLUDE A SIGNI FICANT NUMBER OF COSTS OTHER THAN THOSE OF ACTUALLY EXECUTING THE FUND'S TRADES OR PROVIDING ADMINISTRATIVE SERVICES TO IT. SUCH FLAT-RATE "BROKERAGE COMMISSIONS" AND "ADMINISTRATIVE FEES" MAY NOT BE INCREASED, IN THE AGGREGATE, ABOVE THE CURRENT ANNUAL LEVEL OF 9.5% OF THE AVERAGE MONTH-END NET ASSETS COMMITTED TO TRADING WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS.

          MLF pays, from the brokerage commissions received by it, all costs of executing the Fund's futures trades, including the NFA transaction fees assessed on the Fund's futures trading on United States exchanges. Such fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option contract.

ADMINISTRATIVE FEES

          Since January 1, 1996, MLIP has been charging flat-rate monthly Administrative Fees of 0.020833 of 1% of each series of Units' month-end assets committed to trading (a 0.25 of 1% annual rate). Month-end assets for such purposes are not reduced by accrued but unpaid Profit Shares or brokerage commissions or by the Administrative Fees being calculated. As of January 1, 1996, the Fund's flat-rate brokerage commissions were reduced in an amount corresponding to the Administrative Fees so that there has been no increased expense to the Fund.


          MLIP pays the ongoing administrative costs of the Fund, including the expense of updating this Prospectus. During 1994 (2-2/3 months), 1995 and 1996 (6 months), MLIP paid $36,900, $31,142 and $64,625, respectively, in administrative expenses relating to the Fund.

"BID-ASK" SPREADS

          Many of the Fund's currency trades are executed in the forward markets, in which participants include in their pricing a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such "spreads" does not reduce the flat-rate brokerage commissions paid by the Fund.

SERVICE FEES; "EFP" DIFFERENTIALS

          The Fund trades forward contracts through the F/X Desk. The F/X Desk gives the Fund access to counterparties in addition to (but also including) MLIB. MLIP (or another Merrill Lynch entity) charges a service fee equal to, at current exchange rates, approximately $5.00 to $12.50 on each purchase or sale of a futures contract-equivalent face amount of a given currency traded in the forward markets. No service fees are charged on trades awarded to MLIB (which receives "bid-ask" spreads on such trades).


          In its "exchange of futures for physical" ("EFP") trading with Merrill Lynch, the Fund acquires spot or forward (collectively, "cash") currency positions through MLIP's F/X Desk in the same manner and on the same terms as in the case of the Fund's other F/X Desk trading. EFPs are used relatively infrequently by the Advisors, but are a trading technique which effectively permits an Advisor to establish a futures position out of normal exchange hours as well as to obtain a single price for an entire large order, whereas when large orders are executed on the futures exchange floor, they tend to be broken up into a number of different futures trades, each of which may be bought or sold at a different price. The current Advisor group makes very little use of the EFP technique. When the Fund exchanges these positions for futures, there is a "differential" between the prices of the two positions. This "differential" reflects, in part, the different settlement dates of the cash and the futures contracts and prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity.

          These F/X Desk service fees and EFP differentials, combined, are estimated to total no more than 0.25 of 1% of the Fund's average month-end traded assets on an annual basis.


SECURITIES "BID-ASK" SPREADS


          The Fund's Government Securities trades are executed with dealers unaffiliated with any Merrill Lynch entity on an arm's-length "best net price and execution" basis. MLAM is required to use unaffiliated dealers to execute the Fund's securities trades, because applicable SEC rules prohibit an "investment adviser" such as MLAM from executing -- either itself or through an affiliate -- any securities trades on a principal-to-principal basis with a client (virtually all Government Securities trades are executed on a principal-to-principal basis in the over-the-counter, rather than on an agency basis on an exchange, market).

PROFIT SHARES


          John W. Henry & Company, Inc. receives a quarterly Profit Share of 15% and Chesapeake Capital Corporation of 20%, in each case of any New Trading Profit earned by such Advisors, respectively, for each series of Units considered independently. Advisors could receive Profit Shares from one series of Units but not from others due to the different times at which the series began trading. For example, the account managed by an Advisor for the series of Units sold as of October 1, 1996 might incur losses during the fourth quarter of 1996. Accordingly, such Advisor will have a loss carryforward with respect to such series at the time that the series sold as of January 1, 1997 was issued. The January 1, 1997 series would not, of course, be issued with any loss carryforward (as such series would have incurred no losses as of its date of issuance). Consequently, if such Advisor traded profitably in the first quarter of 1997, such Advisor would be entitled to a Profit Share in respect of the January 1, 1997 series, although such Advisor may not have recognized the losses incurred by the October 1, 1996 series during the fourth quarter of 1996.

          The quarterly Profit Shares paid to the non-"core" Advisors are calculated in the same manner as described below. As of the date of this Prospectus, these Profit Shares equal 15% or 20% of any New Trading Profit generated by each such Trading Advisor, depending upon the Advisor.

          The Profit Shares paid to certain Advisors ("core" or non-"core") in the future may fall outside of the 15% to 20% range.

          New Trading Profit for purposes of calculating each Trading Advisor's Profit Share includes (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions and is calculated after payment of all or a portion of the monthly brokerage commissions and Administrative Fees, but is not reduced by Profit Shares previously paid. New Trading Profit does not include interest or any yield enhancement return earned on the Fund's assets. Organizational and initial offering cost reimbursement payments do not reduce New Trading Profits for purposes of calculating Profit Shares. New Trading Profit is only generated to the extent that a Trading Advisor's cumulative New Trading Profit exceeds the highest level of cumulative New Trading Profit achieved by such Advisor as of the end of any previous calendar quarter (or $0, if an Advisor has traded unprofitably for a series of Units).


          Assume that as of the end of a series' first calendar quarter of trading, 1996, Chesapeake Capital Corporation ("Chesapeake") had, after all or a portion of the allocable monthly brokerage commissions and Administrative Fees, a realized profit of $50,000 and an unrealized profit of $150,000 in respect of such series' New Trading Profit would equal $200,000. The entire amount would represent an increase in cumulative Trading Profit allocable to such series and 20%, or $40,000 would be paid by such series to Chesapeake. Assume also that during the second quarter of such series' trading, again after all or a portion of allocable monthly brokerage commissions and Administrative Fees, the Chesapeake account had realized additional profits of $60,000 on its closed-out positions but incurred a decrease in the unrealized profits on its open positions of $50,000 in respect of such series. Cumulative Chesapeake Trading Profit allocable to such series would have increased to $210,000, and 20% of such $10,000 increase or $2,000 would be paid by such series to Chesapeake. If the assets allocable to the series and managed by Chesapeake were subsequently to sustain losses, Chesapeake would not be required to refund any of the Profit Shares previously paid by the series, but it would not be until Chesapeake's cumulative Trading Profit allocable to the series exceeded $210,000 as of a calendar quarter-end that Chesapeake would again generate New Trading Profit in respect of such series that would be subject to additional Profit Share accruals. The Fund pays Profit Shares in respect of each series of Units to each Trading Advisor based on each such Advisor's individual performance, rather than paying Profit Shares based on the overall performance of any such series. It is likely that there will be periods when the aggregate New Trading Profits on which Profit Shares are paid by a series to one or more Trading Advisors are exceeded by the losses incurred in respect of such series by one or more of the other Trading Advisors.

          Termination of the Fund's Advisory Agreement with a Trading Advisor is treated as if the date of termination were a calendar quarter-end for purposes of calculating any Profit Shares due to such Trading Advisor.

          If a new or replacement Trading Advisor is retained, such Trading Advisor calculates its Profit Shares without regard to any losses previously incurred by any series of Units.

          The Profit Shares are calculated separately in respect of each series of Units.

          In the case of Units redeemed as of the end of any month that is not the end of a calendar quarter, the Net Asset Value at which such Units are redeemed is reduced by any accrued Profit Shares, calculated in the same manner as described above. The amounts so deducted and paid to the appropriate Trading Advisor(s) as of such month-end are not subject to being returned to the Fund or the redeeming Limited Partner, irrespective of subsequent losses during the quarter.

          Reduction of the assets attributable to a particular series of Units managed by a Trading Advisor, whether due to redemptions, distributions or reallocations of assets by MLIP away from such Trading Advisor (but not as a result of trading losses), results in (i) a proportional pay-out of any accrued Profit Shares and (ii) a proportional decrease in any cumulative loss carryforwards (i.e., shortfalls between the current level of Trading Profit and the "high water mark" level of cumulative Trading Profits as of cumulative the end of any previous calendar quarter, or $0 if higher) for Profit Share calculation purposes.

          In calculating New Trading Profit, Profit Shares paid at previous quarter-ends do not reduce cumulative New Trading Profit in subsequent periods (i.e., the Trading Advisors do not have to earn back their Profit Shares before their trading can generate additional New Trading Profit).

          Redemption charges do not affect the Profit Shares assessed on Units being redeemed.

          Profit Shares paid may have little direct correlation with Limited Partners' investment experience in the Fund. MLIP's multi-advisor funds have historically paid substantial Profit Shares even during periods when they were incurring losses.


          During 1994 (2-2/3 months), 1995 and 1996 (6 months), the Fund paid Profit Shares of $129,169, $652,362 and $243,602, respectively, and had net income of $579,894 and $5,186,492 and $1,778,363, respectively. These Profit Shares equalled 0.4%, 1.17% and 0.29% of average month-end Net Assets, and 22%, 12.6% and 2.12% of net income during such periods.

EXTRAORDINARY EXPENSES

          The Fund is required to pay any extraordinary costs (such as taxes) incidental to its operations. In MLIP's experience, such charges have been negligible. No such costs have been paid by the Fund (or any other MLIP fund) to date.

                             ____________________


          MLIP sends a monthly statement to each Limited Partner describing the Fund's performance during the prior month and itemizing brokerage commissions, Administrative Fees paid and Profit Shares or accrued during such month and on a year-to-date basis.

                             ____________________


                         CHARGES PAID BY MERRILL LYNCH

          The following costs are paid by the Merrill Lynch entities indicated below. In each case, these entities receive substantial revenues, directly or indirectly, from the Fund.

SELLING COMMISSIONS; ONGOING COMPENSATION


          MLIP pays the selling commissions due on the Units, as well as the ongoing compensation on Units which remain outstanding for more than twelve months. See "Plan of Distribution -- Selling Agent Compensation" at page
60.


          MLIP paid a total of $4,615,146 in selling commissions (in the form of "production credits," not cash out-of-pocket) on sales of the first seven series of Units.


          The first monthly installments of ongoing compensation began to accrue as of October 1, 1995 on the Series A Units sold as of October 1, 1994. Through June 30, 1996, MLIP paid a total of $148,729 in ongoing compensation (in the form of "production credits," not cash out-of-pocket).

CONSULTING FEES

          The Trading Advisors each enter into a Consulting Agreement with MLF pursuant to which MLF pays monthly consulting fees to them: Chesapeake receives 0.167% (2% annually), and JWH 0.333% (4% annually) of the month-end assets of the Fund committed to them, respectively.

          Currently all non-"core" Advisors receive consulting fees equal to 0.167% (2% annually) of the month-end Fund assets committed to their management.

          MLIP anticipates that the consulting fees paid to Advisors in the future will generally fall within the range of 1% to 4% annual rate, but such fees could fall outside of such range in certain cases.


          During 1994 (2-2/3 months), 1995 and 1996 (6 months), MLF paid consulting fees of $106,951, $858,044 and $642,935, respectively, or approximately 0.33%, 1.54% and 0.76% of the Fund's average month-end Net Assets during these periods.

MLAM FEES

          MLF pays MLAM annual management fees of 0.20% on the first $25 million of Fund capital managed by MLAM, 0.15% on the next $25 million of capital, 0.125% on the next $50 million, and 0.10% on capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM. In the event that MLF for some reason fails to make prompt payment to MLAM, MLIP is responsible for doing so.


          During 1994 (2-2/3 months), 1995 and 1996 (6 months), MLF expensed approximately $11,319, $70,670 and $68,562, respectively, in cash management fees paid or accrued to MLAM.

                              REDEMPTION CHARGES

          Units redeemed on or prior to the end of the twelfth full month after issuance are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges are paid to MLIP and are intended to compensate MLIP for the financial burden to MLIP associated with paying selling commissions on short-term investments.


          If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% charge is waived to the extent that the redemption proceeds are reinvested. The Units acquired upon reinvestment are subject to a 3% redemption charge from the date of issuance.

          Receipt of redemption charges does not reduce the Fund's reimbursement obligations to MLIP for organizational and initial offering costs.


          During 1994 (2-2/3 months), 1995 and 1996 (6 months), MLIP received a total of $7,436, $57,489 and $26,309, respectively, in redemption charges.


                              CERTAIN LITIGATION

          ML&Co. -- the sole stockholder of Merrill Lynch Group, Inc. (which is the sole stockholder of MLIP and MLF) and of MLPF&S, and the 100% indirect owner of all Merrill Lynch entities involved in the operation of the Fund -- as well as certain of its subsidiaries have been named as defendants in numerous civil actions arising out of their respective business activities.

          The following actions have been filed against or on behalf of ML&Co. in connection with ML&Co.'s business activities with the Treasurer-Tax Collector of Orange County, California ("Orange County") or from the purchase of debt instruments issued by Orange County that were underwritten by MLPF&S. On December 6, 1994, bankruptcy petitions were filed on behalf of Orange County and the Orange County Investment Pools (the "Pools") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). The Pools' bankruptcy petition subsequently was dismissed. The currently pending actions involving ML&Co. and Orange County include, in the order summarized below: an action in the names of Orange County and the current Orange County Treasurer-Tax Collector; actions by investors and participants in the Pools; actions by investors in ML&Co. or affiliated entities; and actions by holders of bonds or other debt instruments issued by or on behalf of Orange County and other public entities which had funds controlled by the Orange County Treasurer-Tax Collector.

          On January 12, 1995, an action was commenced in the Bankruptcy Court by Orange County and the Pools against ML&Co. and certain of its subsidiaries (the "Orange County Action"). Orange County filed a first amended complaint on June 6, 1995, which was dismissed on October 17, 1995. Orange County filed a second amended complaint on October 25, 1995 adding John M.W. Moorlach, the current Orange County Treasurer-Tax Collector, as a plaintiff, and alleging, among other things, that ML&Co.'s liquidation of certain securities entitles the plaintiffs to relief under Sections 362, 502, 510, 549 and 922 of Title 11 of the United States Code (the "Bankruptcy Code"), that various securities transactions between Orange County and/or the Pools and ML&Co. and its subsidiaries violated California law and are null and void, that ML&Co. and its subsidiaries violated Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder, Section 25401 of the California Corporations Code (the "California Code"), Section 17200 of the California Business and Professions Code, Sections 1709-10 of the California Civil Code, breached fiduciary duties, aided and abetted breaches of fiduciary duty and conspired to make unauthorized use of public funds. Damages in excess of $2 billion, injunctive and declaratory relief are sought.

          On March 1, 1995, the parties entered into an agreement pursuant to which the proceeds from the sale of securities purchased by ML&Co. from Orange County pursuant to certain master repurchase agreements are to be used to purchase short-term Treasury bills or Treasury notes that will be identifiable and held separate and subject to any rights that ML&Co. may have in the master repurchase agreements. This agreement may be terminated by ML&Co. upon 30 days' written notice.


          On December 13, 1994, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of individuals whose funds were deposited with the Orange County Treasurer-Tax Collector pursuant to proceedings in California Superior Court (the "DeLeon Action"). On December 27, 1994, plaintiffs filed a first amended class action complaint; on April 19, 1995, plaintiffs filed a second amended complaint which was dismissed on November 13, 1995; and on December 18, 1995 plaintiffs filed a third amended complaint. As amended, the DeLeon Action is brought on behalf of the same individuals on whose behalf the action was originally brought and on behalf of individuals who invested funds in the Pools representing deferred compensation and/or retirement funds. The defendants include ML&Co., a subsidiary of ML&Co. and an employee of ML&Co. Plaintiffs allege, among other things, that the defendants breached fiduciary duties, aided and abetted breaches of fiduciary duties, conspired to breach a fiduciary duty and committed professional negligence in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought. On May 10, 1996, the Superior Court for the State of California, Orange County, entered an order staying this action pending final resolution of the Orange County Action described above.

          On January 10, 1995, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of persons whose funds were deposited in the Pools pursuant to proceedings in California Superior Court (the "Small Action"). ML&Co., a subsidiary of ML&Co., an employee of ML&Co. and Robert L. Citron, formerly the Treasurer-Tax Collector of Orange County, are named as defendants. Plaintiffs allege claims for breach of fiduciary duty and fraud in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Injunctive relief and damages in an unspecified amount are sought. The complaint in this action was never served.

          On September 15, 1995, an action was commenced in the Superior Court for the State of California, San Francisco County, by twelve California public entities (the "Atascadero State Court Action"). Named as defendants are ML&Co., certain subsidiaries of ML&Co. and an employee of ML&Co. The complaint alleges, among other things, that the defendants committed fraud and deceit, negligence and negligent misrepresentation, breached fiduciary duties, aided and abetted breaches of fiduciary duty, and violated California Penal Code Section 496 and the California Unfair Business Practices Act, in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Injunctive relief, rescission, restitution and damages in excess of $50 million are sought. The case has been transferred to Contra Costa County, California.

          On November 27, 1995, an action was commenced in the United States District Court for the Central District of California by fourteen California public entities (the "Atascadero Federal Court Action"). On March 22, 1996, an amended complaint was filed. Named as defendants are ML&Co., certain subsidiaries of ML&Co. and three past or present employees of ML&Co. (two of whom have been dismissed without prejudice by agreement of the parties). John Moorlach is named as a nominal defendant. The complaint alleges, among other things, that defendants violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, Sections 25400, 25401, 25500 and 25501 of the California Code, Section 496 of the California Penal Code, the California Unfair Business Practices Act, and the Racketeer Influenced and Corrupt Organizations Act ("RICO"), committed fraud and deceit, negligence and negligent misrepresentation, conversion, breached fiduciary duties, and aided and abetted breaches of fiduciary duty, in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Rescission, restitution and damages in excess of $50 million are sought. The complaint in this action has not been served.


          In the Atascadero Federal Court Action and the Atascadero State Court Action, the two employees of ML&Co. who were added as defendants in the amended complaints were dismissed as defendants without prejudice on May 15, 1996, and July 5, 1996, respectively.


          Beginning on December 5, 1994, five derivative actions purportedly brought on behalf of ML&Co. were filed in the Supreme Court of the State of New York, New York County (the "Wilson Actions"). On February 21, 1995, the court consolidated the actions and an amended consolidated complaint was filed on June 5, 1995 naming as defendants 22 present or past directors, officers or employees of ML&Co. and/or certain of its subsidiaries. The complaint alleges, among other things, breach of fiduciary duty and oversight failures, waste of corporate assets and claims for indemnification in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. ML&Co. is named as a nominal defendant in these actions. Damages in an unspecified amount are sought on behalf of ML&Co. against the individuals named as defendants. On August 7, 1996, the Wilson Actions were dismissed.

          On December 16, 1994, a purported class action was commenced in the United States District Court for the Southern District of New York (the "Balan Action"). An amended complaint was filed on June 15, 1995. As amended, the Balan Action is brought on behalf of purchasers of ML&Co.'s common stock between March 31, 1994 and December 6, 1994, and names as defendants ML&Co. and two of its directors and officers. The plaintiff alleges, among other things, violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder in connection with ML&Co.'s disclosure with respect to its business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought.

          Beginning on December 8, 1994, ten purported class actions were commenced in the United States District Court for the Central District of California on behalf of individuals who purchased bonds or other debt instruments issued by or on behalf of Orange County during various periods of time (the "Smith Federal Court Action"). Plaintiffs filed an amended consolidated complaint on January 27, 1995, and a first amended consolidated complaint on February 27, 1995. As amended, the Smith Federal Court Action purports to be brought on behalf of all persons who purchased bonds or other debt instruments between July 1, 1992 and December 6, 1994 that were issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. The defendants in the first amended consolidated complaint are ML&Co., an employee of ML&Co., PaineWebber, Inc., CS First Boston Corp., Smith Barney, Inc., Lehman Brothers, Inc., Donaldson, Lufkin & Jenrette, Inc., Kidder, Peabody & Co. Incorporated, Stone & Youngberg, Rauscher Pierce Refsnes, Inc., Leifer Capital, Inc., Fieldman Rolapp & Associates, Inc., CGMS, Inc. and O'Brien Partners, Inc. Following a stipulation and order filed on July 17, 1995 dismissing certain state law claims without prejudice, the plaintiffs allege, among other things, that the defendants affiliated with ML&Co. violated
Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder with respect to the sale of bonds and other debt instruments issued by Orange County and other public entities. Damages in an unspecified amount are sought. On April 1, 1996, the court granted a motion by plaintiffs to dismiss this action without prejudice.

          On September 28, 1995, a purported class action was commenced in the Superior Court for the State of California, Orange County, asserting the state law claims previously dismissed in the Smith Federal Court Action (the "Smith State Court Action"). The Smith State Court Action is brought on behalf of the same purported class as the Smith Federal Court Action. Named as defendants are ML&Co., an employee of ML&Co. and the same defendants not affiliated with ML&Co. as in the Smith Federal Court Action and, in addition, KPMG Peat Marwick. Violations of Sections 25400, 25401, 25500, 25501 and 25504.1 of the California Code and fraud and deceit are alleged in connection with disclosure made with respect to the sale of bonds and other debt instruments issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought. Certain of the defendants in the Smith Federal Court Action and the Smith State Court Action other than ML&Co. and the employee of ML&Co. named as a defendant have entered into settlement agreements with the plaintiffs in these cases.

          On March 9, 1995, an action (the "Kemper Action") was commenced in the Circuit Court of Cook County, Illinois, Chancery Division, by five money market mutual funds managed by Kemper Financial Services, Inc. (namely, the Cash Account Trust, Cash Equivalent Fund, Kemper Investors Fund, Kemper Money Market Fund and Kemper Portfolios). Named as defendants are a subsidiary of ML&Co. and an employee of ML&Co. The complaint alleges, among other things, that the defendants violated Sections 12A, 12F, 12G and 12I of the Illinois Securities Act and committed common law fraud with respect to disclosure made in connection with the issuance and sale of 1994-95 Taxable Notes that were issued by Orange County on July 8, 1994. Rescission and damages in an unspecified amount are sought. This action has been stayed until June 30, 1996.

          ML&Co. has also received formal and informal inquiries from various governmental entities and agencies examining the events underlying the above described litigation and is cooperating with these inquiries.


          On November 3, 1995, a purported derivative action on behalf of ML&Co. was filed in the Supreme Court of the State of New York, New York County, naming 12 present or past directors of ML&Co. as defendants. Damages in an unspecified amount are sought on behalf of ML&Co. The complaint alleges, among other things, claims for breach of fiduciary duty, indemnification and corporate waste in connection with (i) certain of ML&Co.'s municipal finance activities, including certain contractual arrangements that led to a civil settlement of approximately $12 million with the United States Attorney for the District of Massachusetts, the Massachusetts Attorney General and the SEC and to the issuance by the SEC of an order censuring MLPF&S and an order directing MLPF&S to cease and desist from committing or causing any violation or future violation of Rule G-17 of the Municipal Securities Rulemaking Board (as to which MLPF&S consented without admitting or denying any of the findings or allegations contained in the orders) and (ii) certain basket trading activities in Japan that led to administrative sanctions by Japanese securities regulators consisting of a 48-hour suspension of arbitrage trading by ML&Co. for its own account in Japan. The Supreme Court of the State of New York, New York County, dismissed this action on July 2, 1996.

          On December 16, 1994, a consolidated amended complaint was filed In Re NASDAQ Market-Makers Antitrust Litigation, MDL No. 1023, in the United States District Court for the Southern District of New York. As subsequently amended, the complaint alleges that 33 market-makers, including MLPF&S, engaged in a conspiracy with respect to the "spread" between "bid" and "ask" prices for certain securities traded on NASDAQ by refusing to quote "bid" and "ask" prices in so-called "odd-eighths." The complaint purports to be brought on behalf of all persons who purchased or sold these securities between June 1, 1989 and May 27, 1994. The complaint alleges violations of antitrust laws and seeks compensatory damages in an unspecified amount, treble damages, declaratory and injunctive relief, and attorneys' fees and costs. Judgment against each of the defendants is sought on a joint and several basis. MLPF&S has filed an answer denying the allegations in the complaint. Discovery is proceeding.

          In connection with their industry-wide investigations into the NASDAQ market, ML&Co., along with other named defendants, has received inquiries from the Antitrust Division of the Department of Justice and the SEC and is cooperating with these inquiries.


          On July 17, 1996 the Antitrust Division of the United State Department of Justice filed a civil antitrust complaint against firms that make markets in NASDAQ securities, including Merrill Lynch, Pierce, Fenner & Smith Incorporated. The complaint alleged that the firms violated Section 1 of the Sherman Act through a "common understanding" to follow a "quoting convention" that the complaint asserts had inflated the "inside spread" (the difference between the best quoted buying price and the best quoted selling price on NASDAQ) in certain NASDAQ stocks. This allegedly resulted in investors having to pay higher transaction costs for buying and selling stocks than they would have paid otherwise. At the same time the complaint was filed, a proposed settlement of the action was announced, pursuant to which the market maker defendants in the action have agreed not to engage in certain conduct. The proposed settlement, which is subject to court approval, provides, among other things, for the monitoring and tape recording by each of the market maker defendants of not less than 3.5 percent, or a maximum of 70 hours per week, of telephone conversations by its over-the-counter desk traders; the provision to the Department of Justice of any taped conversation that may violate the terms of the settlement; and for Department of Justice representatives to appear unannounced, during regular business hours, for the purpose of monitoring trader conversations as the conversations occur.

          In each of the legal proceedings described below except for the stockholder derivative actions, the claims against the Merrill Lynch defendants (as defined below) have now either been dismissed pursuant to settlements or under the terms of a settlement for which court approval has been granted will be dismissed.

          All the actions arise from certain securities trading transactions that occurred at year-end 1984, 1985, 1986 and 1988 between MLPF&S and Merrill Lynch Government Securities Inc. ("MLGSI") and a Florida insurance company, Guarantee Security Life Insurance Company ("GSLIC"), which was taken into liquidation. A principal focus of the allegations in the following civil proceedings is an assertion that GSLIC's purpose in engaging in the year-end transactions was to distort its apparent financial condition. It is claimed that GSLIC's former officers and employees improperly took assets from the company and its investment portfolio declined substantially in value before its true financial condition became known to insurance regulators, GSLIC's policyholders, and the creditors of GSLIC and its parent company, Transmark USA, Inc. ("Transmark").


          On December 20, 1991, an action (the "Receiver Action") was commenced by the Florida Department of Insurance as Receiver of GSLIC (the "Receiver") in the Fourth Judicial Circuit Court in Duval County, Florida naming as defendants former officers, directors and shareholders of GSLIC and Transmark, GSLIC's former outside attorneys and accountants, MLPF&S, MLGSI and a former managing director of MLPF&S (the Merrill Lynch parties in the Receiver Action being referred to collectively as the "Merrill Lynch defendants"). The complaint alleges state law claims against the above-mentioned Merrill Lynch defendants for fraud, breach of fiduciary duty, conspiracy and aiding and abetting a breach of duty arising from their involvement in the year-end trades with GSLIC, alleges that GSLIC was damaged in excess of $300 million and seeks relief in an unspecified amount from the Merrill Lynch defendants. On July 14, 1995, an agreement was signed among the Receiver of GSLIC, the Merrill Lynch defendants, along with certain other named defendants, to settle this action. The court has entered an order severing for purposes of trial the claims against the settling defendants and otherwise staying all further proceedings in respect of such defendants. Pursuant to the terms of the final settlement agreement (executed on October 19, 1995) and subject to the finality of the court's Order of Final Approval of Settlement dated March 8, 1996, the Merrill Lynch defendants will pay $45 million to the Receiver, and the Receiver's claims against them will be dismissed in their entirety. On July 12, 1996, the plaintiffs in the Receiver Action entered a stipulation of discontinuance with prejudice with respect to all claims asserted against all defendants, including the Merrill Lynch defendants.

          Substantially the same defendants are named in two consolidated lawsuits brought in federal court in Jacksonville, Florida on October 15, 1991 and on February 28, 1992 on behalf of an uncertified alleged class of purchasers of GSLIC insurance policies and annuities between 1984 and 1991 (the "Haag/Levine Action"). The complaint alleges substantially the same claims as the Receiver Action as well as claims under RICO and Section 10(b) of the Exchange Act and seeks unspecified money damages. The court has stayed the Haag/Levine Action pending the resolution of the Receiver Action. A condition of the settlement in the Receiver Action is dismissal of the claims in the Haag/Levine Action against the Merrill Lynch defendants, at no further cost to the Merrill Lynch defendants. Unopposed motions seeking this dismissal have been submitted to the court.

          The Resolution Trust Corporation ("RTC"), as receiver for four failed savings institutions (CenTrust Association Savings Bank, Imperial Savings Association, FarWest Savings and Loan Association and Columbia Savings and Loan Association) in January 1993 and April 1993 filed civil actions in federal court in Jacksonville, Florida against ML&Co., MLPF&S, MLGSI, a former MLPF&S managing director, and former officers, directors and employees of Transmark and GSLIC (the "RTC Action"). The action seeks to recover damages as a result of purchases by the four above-named institutions of securities issued by Transmark, GSLIC's parent corporation. The claims alleged are sub stantially similar to those in the Haag/Levine Action mentioned above. In April 1993, Trans-Resources Inc., a company that alleges it also purchased Transmark securities, filed a complaint in the federal court in Jacksonville, Florida substantially following the allegations of the RTC Action and naming substantially the same defendants (the "Trans-Resources Action"). The RTC Action and Trans-Resources Action each seek compensatory and punitive damages in unspecified amounts, trebling of damages under the RICO claim, rescissory relief and reimbursement of the costs of suit. On August 10, 1995, an agreement was signed among the RTC and these Merrill Lynch defendants to settle the RTC Action, as well as all other pending litigation brought by the RTC against ML&Co. or its affiliates. Pursuant to the agreement, $4.5 million has been paid to the RTC in respect of the RTC Action, and the RTC's claims against these Merrill Lynch defendants have been dismissed in their entirety. On December 22, 1995, an agreement was signed among Trans-Resources and these Merrill Lynch defendants to settle the Trans-Resources Action. Pursuant to the agreement, $150,000 has been paid to Trans-Resources, and claims against the Merrill Lynch defendants in this action have been dismissed in their entirety.

          In October 1991, Messrs. Miller and Steiner commenced derivative actions, now consolidated, purportedly brought on behalf of ML&Co., in New York State Supreme Court, New York County, naming as defendants directors of ML&Co. who were directors at the time of the year-end securities transactions in question, among others. The plaintiffs assert claims of breach of fiduciary duties in connection with the year-end securities transactions with GSLIC and other claims against Transmark and one of Transmark's principals. The damages sought in this action are unspecified. The court has stayed the action for all purposes pending a resolution of the above-mentioned related litigation in Florida.

          ML&Co. believes it has strong defenses to, and will vigorously contest, the actions described above. Although the ultimate outcome of the actions described above and other civil actions, arbitration proceedings and claims pending against ML&Co. or its subsidiaries as of the date of this Prospectus cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, it is the opinion of the management of ML&Co. that the resolution of these actions will not have a material adverse effect on the financial condition or the results of operations of ML&Co.


                             CONFLICTS OF INTEREST

MERRILL LYNCH AFFILIATED ENTITIES


          Other than the Trading Advisors, all parties involved in the operations of the Fund are affiliated with Merrill Lynch. Consequently, many of the business terms of the Fund have not been negotiated at arm's-length. Were investors to seek redress from Merrill Lynch for damages relating to the offering of the Units or the operations of the Fund, they (i) would be unlikely to have recourse against any Merrill Lynch entity (other than MLIP or the Fund itself or Merrill Lynch, Pierce, Fenner & Smith Incorporated in the case of claims relating to the offering of the Units) which is not in direct privity with the Fund, and (ii) would be likely only to have such recourse even in case of entities which are in such privity only on a derivative basis, suing not individually but in the right of the Fund.


                          ML PRINCIPAL PROTECTION L.P.
                       ASSOCIATED MERRILL LYNCH ENTITIES


           [CHART OF ASSOCIATED MERRILL LYNCH ENTITIES APPEARS HERE]


GENERAL

          No Merrill Lynch entity or Trading Advisor has established any formal procedures to resolve the conflicts of interest described below. Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably.

          MLIP and its affiliates will assert that Limited Partners have consented to the following conflicts of interest by subscribing to the Fund.

MLIP

Relationship among the Merrill Lynch Entities

          As MLIP sponsored the Fund, MLIP and its affiliates are its service providers, other than the Trading Advisors, and will continue to be so even if other firms might be more advantageous for the Fund.

Other Funds Sponsored by MLIP

          MLIP might be able to add more value to the Fund were certain MLIP personnel to focus exclusively on managing the Fund, but none do so. MLIP's benefits from accounts other than the Fund because such accounts generate significant revenues for it, and also diversify MLIP's exposure to one or more of such accounts performing poorly.

          There is, in general, a shortage of qualified futures trading advisors available to manage customer assets. MLIP has a conflict of interest in selecting Trading Advisors for the Fund and for other accounts sponsored by MLIP.


          MLIP has a conflict of interest in allocating assets among the Trading Advisors in that MLF receives more net benefit from the brokerage commissions paid by the Fund the more infrequently an Advisor trades. MLF receives a flat-rate fee for executing the Fund's futures trades. However, MLF incurs an out-of-pocket cost in executing each such trade. The more frequently an Advisor trades, the less these out-of-pocket costs are to MLF and the greater its net revenues from the Fund (brokers which require per-trade compensation, and their affiliates, have a conflict of interest in that they will receive more revenues the more frequently an Advisor trades; brokers which receive a flat-rate will have exactly the opposite conflict).

Leveraging Considerations

          MLIP has a conflict of interest in determining the Fund's trading leverage between MLIP's interest in maintaining the leverage which it believes to be best for the Limited Partners and its interest in protecting ML&Co.'s guarantee liability. Although the brokerage commissions and the Administrative Fees paid increase as trading leverage is increased, added revenues are not a significant factor in MLIP's leverage policy, compared with the need to avoid any ML&Co. payments under the guarantee.

MLF; MLIB; MLAM


          MLF has numerous different clients and executes trades for a wide range of such clients in the same markets at or about the same time. Executing orders for different, and possibly competing, customers at the same time involves an inherent conflict of interest. As a result of executing orders for many other clients, MLF also has fewer resources to allocate to the Fund's account.


          Certain clients of MLF pay materially lower brokerage rates than does the Fund. In the case of a number of such clients, particularly clients with an account as large as that of the Fund, the lower fees paid by its clients can be in large part attributable to the fact that the significant costs incurred by MLIP and the ML&Co. group in sponsoring the Fund become embedded in the Fund's brokerage commission structure, as it is only through receipt of brokerage commissions that the ML&Co. group can be reimbursed for the amounts so expended. In the case of institutional accounts, these costs are not incurred by the Merrill Lynch organization, so that the brokerage commissions charged to such accounts can be correspondingly reduced without reducing the net revenue received by Merrill Lynch. See "Charges -- Charges Paid by Merrill Lynch" at page 45 above. Nevertheless, even in terms of the "net brokerage commissions," certain institutional clients of MLF receive, as a result of arm's-length negotiations, a better rate than the Fund.


          MLIB and MLAM each also have numerous clients and they have financial incentives to favor certain accounts over the Fund.

THE TRADING ADVISORS

Other Clients and Business Activities of the Trading Advisors

          The Fund might benefit significantly from an exclusive focus on the Fund by certain of the Trading Advisors' other accounts, including accounts owned by their principals. The Fund could be adversely affected by the fact that the Trading Advisors trade other accounts at the same time that they are managing the Fund.

          The Trading Advisors and their principals devote a substantial portion of their business time to ventures and accounts other than managing their Fund account, including, in some cases, ventures which are unrelated to futures trading.

          Certain of the Trading Advisors do now, or may in the future, act as sponsors of their own single or multi-advisor futures funds which may, from time to time, be in direct competition with the Fund for positions in the market.

          Other client accounts managed by a Trading Advisor may significantly outperform its Fund account.

Brokers and Dealers Selected by Trading Advisors

          Certain of the Trading Advisors have required, as a condition of their management of a Fund account, that such account trade through certain non-Merrill Lynch brokers with which such Trading Advisors have ongoing business dealings. Such Trading Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

          Certain of the Trading Advisors execute a number of the trades for their Fund accounts through affiliated floor brokers.

FINANCIAL CONSULTANTS


          Financial Consultants (the individual MLPF&S brokers) receive initial selling commissions and ongoing compensation on the Units. Consequently, Financial Consultants have a financial incentive to encourage investors to purchase Units and to discourage them from redeeming their Units.

PROPRIETARY TRADING


          The Trading Advisors, MLIP, their respective affiliates and such affiliates' respective principals may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take posi tions which are the same as or opposite to those held by the Fund. Prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not in violation of their fiduciary or other duties -- such persons may from time to time take positions in their proprietary accounts ahead of the positions taken for the Fund and on occasion orders may be filled more advantageously for the account of one or more such persons than for the Fund's account. Records of this trading will not be available for inspection by Limited Partners.

                              ___________________


          While it is generally true that it is in the best interests of MLIP, the Trading Advisors and their respective affiliates and principals for the Fund to trade successfully, in particular circumstances any of the foregoing parties may receive significantly more benefit from acting in a manner adverse to the Fund than from acting in, or not opposed to, the Fund's best interests. It is very difficult, if not impossible, for Limited Partners to know or confirm that any of the foregoing persons is equitably resolving the conflicts of interest described above.

                       THE LIMITED PARTNERSHIP AGREEMENT

          A copy of the Limited Partnership Agreement is included as Exhibit A to this Prospectus and is incorporated herein by reference. Section and page references below are to the Limited Partnership Agreement.

LIMITED LIABILITY OF SUBSCRIBERS


          The Limited Partnership Agreement provides that (except as otherwise provided by law -- for example, if the Fund is bankrupt or insolvent at the time that a distribution is made to a Limited Partner), no Limited Partner shall be personally liable for the debts of the Fund beyond the amount invested by such Limited Partner in the Fund, plus his share of any undistributed profits. (Section 7(e) at page A-7).

ASSIGNMENTS; REDEMPTIONS


          Units may only be transferred with the consent of the General Partner, although the assignment of the economic interest represented by the Units (but not any of the other rights, such as the right to vote and receive monthly reports) does not require such consent. The General Partner will generally consent to assignees being substitute Limited Partners unless doing so would have adverse federal income tax consequences.

          A Limited Partner may redeem any or all of his Units at Net Asset Value as of the last business day of any month upon ten calendar days' irrevocable notice to his Merrill Lynch Financial Consultant. Payment of the redemption price of Units is generally made within ten business days of the effective date of redemption.

          If Units are redeemed on or prior to the end of the twelfth full calendar month after their sale, 3% of such Units' redemption proceeds are paid to MLIP as an early redemption charge.


          In general, redemption requests need not be made in writing. Limited Partners may simply contact their Merrill Lynch Financial Consultant. A Limited Partner who no longer has a Merrill Lynch account must request redemption in writing (signature guaranteed), by corresponding with MLIP at: Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106. (Section 11 at page A-12).

MANAGEMENT OF PARTNERSHIP AFFAIRS; VOTING RIGHTS


          Limited Partners take no part in the management and have no voice in the operation of the Fund. (Section 8(a) at page A-8). Limited Partners may remove and replace MLIP as general partner of the Fund, and may, with the consent of MLIP, amend the Limited Partnership Agreement, except in certain limited respects, by the affirmative vote of holders of Units representing more than fifty percent (50%) of the outstanding Units of each series owned by Limited Partners. (Section 17(b) at page A-17). A majority of the Units held by Limited Partners may also compel dissolution of the Fund. (Section 17(b) at page A-17). Ten percent (10%) of the Units held by Limited Partners have the right to bring a matter before a vote of the Limited Partners. (Section 17(c) at page A-
18).


          MLIP has no power under the Limited Partnership Agreement to restrict any of the Limited Partners' voting rights. (Section 17(c) at page A-18). Any Units purchased by MLIP or its affiliates are non-voting. (Section 6 at page A-
3).


          MLIP has the right unilaterally to amend the Limited Partnership Agreement to the extent that such amendment is not adverse to the Limited Partners and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 17(a) at page A-17).


          In the event that MLIP or the Limited Partners vote to amend the Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units. (Section 17(c) at page A-18).

REPORTS TO LIMITED PARTNERS AND ACCESS TO RECORDS

          The books and records of the Fund (including a list of Limited Partners and their addresses) are maintained at MLIP's principal office, and Limited Partners and their duly authorized representatives have the right during normal business hours upon reasonable notice to MLIP to inspect such books and records for any purpose reasonably related to their interest as Limited Partners. MLIP will also mail copies of such books and records to Limited Partners upon request and receipt of reasonable reproduction and mailing costs. (Section 9 at page A-11).


          Each month MLIP distributes summary performance reports to all Limited Partners. All tax information relating to the Fund necessary for the preparation of Limited Partners' federal income tax are distributed no later than March 15 of each year. Audited financial statements are distributed by March 31 of each year. (Section 9 at page A-11).

GENERAL


          In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws (the "Guidelines"), the Limited Partnership Agreement provides that: (i) the Fund will make no loans (Section 8(c) at page A-9); (ii) no rebates or give-ups, among other things, may be received from the Fund by any Trading Advisor, MLIP, MLF, MLIB, MLAM or any affiliate of the foregoing, and such restriction may not be circumvented by reciprocal business arrangements among any Trading Advisor, MLIP, MLF, MLIB, MLAM or any of their respective affiliates and the Fund (Section 8(d) at page A-9); (iii) any agreements between the Fund and MLIP, MLF, MLIB, MLAM or any affiliate of MLIP, MLF, MLIB or MLAM must be terminable by the Fund upon no more than 60 days' written notice (Section 8(e) at page A-9); and
(iv) the assets of the Fund will not be commingled with the assets of any other person (deposit of assets with a commodity broker, clearinghouse or forward dealer does not constitute commingling for these purposes). (Section 8(c) at page A-9).


          All Advisors must meet the experience requirements of the Guidelines. (Section 8(f) at page A-9).


          MLIP has agreed in the Limited Partnership Agreement to reimburse the Fund, with interest, for any advisory or other fees paid by the Fund during any fiscal year to any Advisor which exceed the 6% annual management fees and 15% quarterly incentive fees permitted by the Guidelines. (Section 8(a) at page A-
8).


                        FEDERAL INCOME TAX CONSEQUENCES

          MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, the following Summary correctly describes the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer of acquiring, owning and disposing of Units.

PARTNERSHIP TAX STATUS OF THE FUND

          MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, each of the Fund and the trading partnership in which the Fund invests is properly classified as a partnership for federal income tax purposes. MLIP believes that all of the income generated by the Fund to date has constituted and all income expected to be generated will constitute "qualifying income." Accordingly, Sidley & Austin has advised MLIP that, in its opinion, the Fund will not be subject to federal income tax as a corporation under the provisions applicable to "publicly-traded partnerships."

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND


          Each Partner is required for federal income tax purposes to take into account his allocable share of all items of Fund income, gain, loss or deduction. A Partner's share of such items for tax purposes generally is determined by the allocations in the Limited Partnership Agreement unless such allocations do not have "substantial economic effect" or are not in accordance with the Partners' interests in the Fund. Under the Limited Partnership Agreement, allocations are generally made in proportion to the capital accounts of each Unit of such series, and therefore such allocations should have substantial economic effect. However, in cases in which a Partner redeems part or all of his Units in the Fund the allocations of capital gain or loss specified in the Limited Partnership Agreement will not be in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Limited Partnership Agreement, MLIP files the Fund's tax return based upon such allocations. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited by the IRS. Nevertheless, a legal opinion is not binding on the IRS and it is not certain that such allocations would, in fact, be respected upon audit. If such allocations were challenged and not sustained, some or all of a redeeming Partner's capital gain or loss could be converted from short-term to long-term, and each remaining Partner's share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

LIMITATIONS ON DEDUCTIBILITY OF FUND LOSSES

          The amount of any Fund loss that a Partner is entitled to include in his personal income tax return is limited to his tax basis for his Units as of the end of the year in which such loss occurred. Generally, a Partner's tax basis for his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, realized losses and expenses and increased by his share of the Fund's realized income and gains. In addition, losses of the Fund may be limited under the "at risk" rules.


          Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses," at page 57 below), a Partner's distributive share of any capital losses of the Fund will not materially reduce the federal income tax payable on his ordinary income (including his allocable share of the Fund's ordinary income).

TREATMENT OF INCOME AND LOSS UNDER THE "PASSIVE ACTIVITY LOSS RULES"

          The Internal Revenue Code of 1986 (the "Code") contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including salary income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"). The trading activities of the Fund will not constitute a "passive activity," and income derived from the Fund will constitute Portfolio Income or other income not from a "passive activity."

REDEMPTIONS OF UNITS

          Cash received from the Fund by a Partner generally is not reportable as taxable income by a Partner, except as described below. Rather, such receipt reduces (but not below zero) the total tax basis of all of the Units held by the Partner after the redemption.

          Redemption for cash of all of a Partner's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount received and the Partner's adjusted tax basis for his Units. Assuming that the Partner has held his Units for more than one year, such gain or loss will be long-term capital gain or loss.

GAIN OR LOSS ON SECTION 1256 CONTRACTS

          Under the "mark-to-market" system of taxing futures and commodity options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts open as of the end of a fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

GAIN OR LOSS ON NON-SECTION 1256 CONTRACTS

          Except as described below with respect to Section 988 transactions entered into by a qualified fund, gain or loss with respect to contracts that are non-Section 1256 Contracts is taken into account for tax purposes only when realized.

          "Section 988 transactions" include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of (or determined by reference to the value of) a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss. However, under the "qualified fund election" made by the Fund, gain or loss with respect to all Section 988 transactions will be capital gain or loss. In addition, all such transactions are subject to the "mark-to-market" rules (see "--Gain or Loss on Section 1256 Contracts," above).

TAX ON CAPITAL GAINS AND LOSSES


          Net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed for individual taxpayers at a maximum rate of 28%. See "-- Limitation on Deductibility of Interest on Investment Indebtedness," at page 58 for a discussion of the reduction in the amount of an individual taxpayer's net capital gain for a taxable year to the extent such gain is taken into account as investment income. The Fund's trading generates almost exclusively capital gain or loss. Capital losses are deductible by individual taxpayers only to the extent of capital gains for the taxable year plus $3,000. Accordingly, the Fund could incur significant capital losses but an investor, nevertheless, be required to pay substantial taxes in respect of such investor's allocable share of the Fund's interest and other ordinary income. See "Risk Factors -- (27) Taxation of Interest Income" at page 14.

          If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

          The Code provides that, for individual taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% (the "2% floor") of an individual taxpayer's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% floor, when combined with a taxpayer's deductions for certain other items, are subject to a reduction (the "3% phase-out") equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by individual taxpayers in calculating his alternative minimum tax.

          Based on the contemplated trading activities of the trading partnership in which the Fund invests, in the opinion of Sidley & Austin, the trading partnership should be treated as engaged in the conduct of a trade or business for federal income tax purposes. As a result, the ordinary and necessary business expenses incurred by the trading partnership in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out. Substantially all of the expenses related to an investment in the Fund are incurred and paid by the trading partnership. Investors should be aware that an opinion of counsel is not binding on the IRS or on any court and it is possible that the IRS could contend, or that a court could decide, that the contemplated trading activities of the trading partnership do not constitute a trade or business for federal income tax purposes. To the extent the characterization of the trading partnership's expenses as investment advisory expenses were to be sustained, each non-corporate Partner's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Partner's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Partner's distributive share of the income allocated to the Fund by the trading partnership would be increased (solely for tax purposes) by such Partner's pro rata share of the amounts so recharacterized.

TAXATION OF GOVERNMENT SECURITIES INVESTMENTS

          The Fund's purchase and sale of Government Securities generates capital gain or loss -- generally short-term -- as well as interest income. Taxable income is recognized on any interest accrued on zero-coupon Government Securities acquired for the Fund, even though no interest is paid on such Government Securities until they mature.

SYNDICATION FEES

          The $239,100 in organizational and initial offering costs, for which MLIP is being reimbursed by the Fund in 36 equal monthly installments, have been treated as a non-deductible, non-amortizable, syndication expense by the Fund. The IRS could take the position that a portion of the brokerage commissions paid to MLF constitutes non-deductible syndication expenses.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS


          Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Limited Partner to acquire or carry his Units (as well as other investments) will constitute "investment interest." Such interest is generally deductible by individual taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Partner's share of the Fund's interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. An individual taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent that such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the maximum 28% rate described above. (See "-- Tax on Capital Gains and Losses," at page 57 above.)

POSSIBLE PAYMENTS UNDER THE ML&CO. GUARANTEE

          Any payment to the Fund pursuant to the ML&Co. guarantee in respect of a series will give rise to taxable income in the amount of such payment to the Partners who hold Units of the recipient series.

MLIP'S CONTRIBUTION TO THE PURCHASE PRICE OF CERTAIN UNITS

          MLIP contributes $3 to the Fund for each Unit purchased by officers and employees of ML&Co. or its affiliates, who subscribe for Units at $97. The $3 MLIP contribution is taxed as ordinary income in the year of purchase, and subscribers will acquire a tax basis of $100 in their Units.

"UNRELATED BUSINESS TAXABLE INCOME"


          In the opinion of Sidley & Austin, income earned by the Fund will not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units; provided that Units purchased by such plans and entities are not "debt-financed."

IRS AUDITS OF THE FUND AND ITS PARTNERS

          The tax treatment of Fund-related items is determined at the Fund level rather than at the Partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to an audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund's return for the taxable year in question is filed, and MLIP has the authority to extend such period with respect to all Limited Partners.


          If an audit results in an adjustment, all Partners may be required to pay additional taxes plus interest as well as penalties. Partners may themselves also be subject to audits as the result of an audit of the Fund.


FOREIGN LIMITED PARTNERS NOT PERMITTED


          No person who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate for federal income tax purposes may invest in the Fund.

STATE AND OTHER TAXES

          In addition to the federal income tax consequences described above, the Fund and the Partners may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.

                             ____________________


          THE FOREGOING DISCUSSION IS NOT INTENDED AS TAX ADVICE, PARTICULARLY AS CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE FUND ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR SITUATION UNDER FEDERAL, STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                             PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE


          THE UNITS ARE OFFERED TO THE PUBLIC ON A CONTINUOUS BASIS. SUBSCRIPTIONS MAY BE SUBMITTED AT ANY TIME FOR INVESTMENT (IF ACCEPTED) IN THE UNITS AS OF THE FIRST DAY OF THE IMMEDIATELY FOLLOWING CALENDAR QUARTER. THERE IS NO MINIMUM NUMBER OF UNITS WHICH MUST BE SOLD AS OF THE BEGINNING OF ANY CALENDAR QUARTER FOR ANY UNITS THEN TO BE SOLD, AND GIVEN THE "BEST EFFORTS" NATURE OF THE OFFERING, THERE CAN BE NO ASSURANCE AS TO HOW MANY UNITS OF ANY PARTICULAR SERIES WILL BE SOLD. MLPF&S ACTS AS THE EXCLUSIVE SELLING AGENT FOR THE UNITS; SEE "-- SELLING AGENT COMPENSATION" BELOW. THERE IS NO MARKET FOR THE UNITS AND MLPF&S WILL NOT ENGAGE IN ANY FORM OF MARKET-MAKING ACTIVITIES WITH RESPECT TO THE UNITS.

          In order to purchase Units, an investor must complete, execute and deliver to the Selling Agent a copy of the Signature Page to the Subscription Agreement and Power of Attorney included in Exhibit D to this Prospectus. Subscription payments are made by authorizing the Selling Agent to debit an investor's customer securities account in the amount of his subscription. (Prospective subscribers must open an MLPF&S customer securities account in order to purchase Units.) Accounts are debited, and subscriptions transmitted directly by the Selling Agent to The Bank of New York at its offices in New York, New York by Selling Agent wire transfer or check made payable to "THE BANK OF NEW YORK, AS ESCROW AGENT FOR ML PRINCIPAL PROTECTION L.P., ESCROW ACCOUNT NO. 328436," on the settlement dates. Settlement dates are specified by the Selling Agent and occur not later than five business days following notification by MLIP of the acceptance of an investor's subscription (which will be received within five business days of subscription). No sale of Units of any series will be completed until at least 5 business days after the date a subscriber has executed, dated and submitted the Signature Page to the Subscription Agreement and Power of Attorney. Subscriptions must generally be received no less than 5 business days prior to issuance of the Units to be purchased.

          Existing Limited Partners subscribing for additional Units need not (except in certain states) submit a new Signature Page to the Subscription Agreement and Power of Attorney, but must be in possession of a current Prospectus as well as recent summary financial information relating to the Fund (current within 60 calendar days).


          FINANCIAL CONSULTANTS (THE INDIVIDUAL MLPF&S BROKERS) ARE REQUIRED TO RECONFIRM THE SUITABILITY OF EXISTING LIMITED PARTNERS TO MAKE AN ADDITIONAL INVESTMENT IN THE FUND.

          Subscriptions are held in escrow pending investment in the Units as of the beginning of the calendar quarter immediately following the acceptance of such subscriptions. Each subscriber is paid the interest actually earned on his subscription funds while held in escrow, generally by credit to subscribers' customer securities accounts. Subscription funds are invested in United States Treasury bills or comparable authorized instruments while held in escrow and earn interest at prevailing "risk-free" rates.

          The Units are being sold when, as and if subscriptions are accepted by MLIP, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters. The Units are offered on a continuous basis. MLIP may terminate but not suspend the offering.

 FOREIGN PERSONS AND ENTITIES NOT OTHERWISE SUBJECT TO U.S. FEDERAL INCOME TAX
                          MAY NOT INVEST IN THE FUND.

PURCHASES BY EMPLOYEE BENEFIT PLANS

          SPECIAL INVESTMENT CONSIDERATIONS. In general, the terms "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts and medical plans (collectively, "Plans," and the fiduciaries of such plans with investment discretion, "Plan Fiduciaries").

          Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust documentation.

          THE FUND DOES NOT HOLD "PLAN ASSETS." A regulation issued under ERISA contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be considered assets of a Plan which purchases an equity interest if interest is a "publicly-offered security." This exception is satisfied with respect to the Units. Therefore, the underlying assets of the Fund are not considered to constitute "plan assets."

          INELIGIBLE PURCHASERS. Units may not be purchased with the assets of a Plan if MLIP, any Advisor, the Selling Agent, any Financial Consultant, MLF, MLIB, ML&Co., MLAM or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

          As a matter of policy, MLIP limits each investor's subscriptions to the Fund to no more than 10% of such investor's readily marketable assets. In the case of IRA, BASIC and SEP accounts, this 10% limitation applies to the beneficiary of such accounts, while such accounts themselves may not invest more than 50% of their readily marketable assets in the Fund.

          ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY ANY PARTY THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE OR AUTHORIZED FOR ANY PARTIC ULAR PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

SELLING AGENT COMPENSATION


          No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with "production credits," a portion of which are paid to the Selling Agent in cash by MLIP. "Production credits" do not represent actual cash payments but rather internal bookkeeping entries relating to the securities sold through different Financial Consultants. Pursuant to standard Selling Agent compensation procedures, a percentage of the amount credited to the Selling Agent is paid out in cash by the Selling Agent to Financial Consultants who sell Units. The Selling Agent is credited with production credits of $5 per Unit on all sales, provided that no initial production credits accrue to the Selling Agent or Financial Consultants in respect of sales of Units at $97 per Unit to officers and employees of ML&Co. and its affiliates.

          MLIP credits the Selling Agent with ongoing production credits, a portion of which are paid in cash, with respect to Units which remain outstanding more than twelve months. Such ongoing production credits will begin to accrue with the start of the thirteenth month after sale (i.e., after subscription funds are released from escrow, not when Subscription Agreements are submitted or investors' funds deposited in escrow) on Units sold by Financial Consultants who are registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series

31 Managed Futures Fund Examination and agree to provide certain ongoing services to investors, upon request. Such production credits equal 2% per annum of the average month-end Net Assets attributable to such Units committed to trading. There can be no assurance as to what percentage of any particular series' assets will be allocated to trading. This percentage begins at 75% and may vary substantially over time. The Selling Agent will, in turn, pay out a portion of the amounts so received to qualified Financial Consultants (the individual MLPF&S brokers).


          Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter (irrespective of whether redemption charges were paid on such Units). However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment.

          Ongoing production credits accrue monthly and are paid quarterly.


          In the Selling Agreement, each Trading Advisor and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act. The SEC is of the view that indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in such Act and is, therefore, unenforceable.

          Certain of the offering costs paid by MLIP might be deemed to have constituted costs properly allocated to the account of the Selling Agent. Such costs, which included the expense of producing a revised sales brochure and organizing certain seminars (such costs did not exceed $100,000 in the aggregate), were in addition to the selling commissions credited to the Selling Agent.

          MLIP pays the costs of the ongoing offering of the Units. In no event will any such costs, properly allocated to the account of the Selling Agent, when added to the selling commissions paid by MLIP, exceed an aggregate of $10 per Unit.


                                 LEGAL MATTERS

          Sidley & Austin, Chicago, Illinois and New York, New York passes upon certain legal matters for MLIP, MLF and the Selling Agent in connection with the offering of the Units. In the future, Sidley & Austin may advise MLIP (and its affiliates) with respect to its responsibilities as general partner of, and with respect to matters relating to, the Fund. Sidley & Austin does not represent either the Limited Partners or the Fund. Sidley & Austin has reviewed the statements under "Federal Income Tax Consequences."


                                    EXPERTS

          The balance sheet of MLIP as of December 29, 1995, and the consolidated financial statements of the Fund as of December 31, 1995 and 1994 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.


                    RECENT INFORMATION RELATING TO THE FUND


          Pursuant to applicable CFTC regulations, prospective subscribers must receive recent financial information (current within 60 calendar days) relating to the Fund together with this Prospectus, unless the material that would otherwise be included in such Report or information has been otherwise included herein.


                            ADDITIONAL INFORMATION

          This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, the Investment Advisory Contract and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees.

                                INDEX OF TERMS

  A number of specialized terms are used in this Prospectus. The respective descriptions or definitions of such terms may be found on the following pages of this Prospectus.


Terms                                      Page(s)
- -----                                    -----------
Administrative Fee...................          42
Advisors.............................  Cover page
"Bid-ask" spreads....................          43
"Breakeven" level....................           8
Brokerage commissions................          41
CFTC.................................         -i-
Clearinghouses.......................         118
Consulting fees......................          45
"Core" Trading Advisors..............           7
"Customer segregated funds"..........          38
Daily limits.........................         118
Differential.........................          43
EFP..................................          43
Employee benefit plan................          60
ERISA................................          60
Escrow Agent.........................         -i-
Forward contracts....................         117
Futures contracts....................         117
F/X Desk.............................           8
Government Securities................           7
Guarantee............................          36
Initial margin.......................         118
Maintenance margin...................         118
Margin call..........................         118
MLF..................................  Cover page
MLAM.................................  Cover page
ML&Co................................  Cover page
MLIP.................................  Cover page
MLIB.................................          31
MLPF&S...............................         -i-
Monthly drawdown.....................          17
New Trading Profit...................          44
NFA..................................          32
Non-"core" Trading Advisors..........           7
"Offset accounts"....................          39
Ongoing production credits...........         -i-
Organizational and initial offering
   cost reimbursement................          41
Peak-to-valley drawdown..............          17
Principal Assurance Date.............  Cover page
"Principal protection"...............           7
Profit Shares........................          43
Redemption charges...................          46
Selling Agent........................         -i-
Selling commissions..................         -i-
Service fees.........................          43
Speculative position limits..........         118
Time Horizon.........................          10
Trading Advisors.....................  Cover page
Variation margin.....................         118
Yield enhancement....................           7


                            ___________________

                         ML PRINCIPAL PROTECTION L.P.

                         ORGANIZATIONAL STRUCTURE

      [ORGANIZATIONAL CHART OF ML PRINCIPAL PROTECTION L.P. APPEARS HERE]

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
ML PRINCIPAL PROTECTION L.P.

   Independent Auditors' Report.............................    64
   Consolidated Statements of Financial Condition...........    65
   Consolidated Statements of Income........................    66
   Consolidated Statements of Changes in Partners' Capital..    67
   Notes to Consolidated Financial Statements...............    68


MERRILL LYNCH INVESTMENT PARTNERS INC.

   Independent Auditors' Report.............................    77
   Balance Sheets...........................................    78
   Notes to Balance Sheets..................................    79


                             ____________________


        Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                         INDEPENDENT AUDITORS' REPORT



To the Partners of
  ML Principal Protection L.P.

We have audited the accompanying consolidated statements of financial condition of ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.) (a Delaware limited partnership; the "Partnership") as of December 31, 1995 and 1994, and the related consolidated statements of income and changes in partners' capital for the year ended December 31, 1995 and the period from October 12, 1994 (commencement of operations) to December 31, 1994. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.) (a Delaware limited partnership) as of December 31, 1995 and 1994, and the results of their operations for the year ended December 31, 1995 and the period from October 12, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

January 26, 1996
New York, New York

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------


                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
             JUNE 30, 1996 (UNAUDITED), DECEMBER 31, 1995 AND 1994
   -----------------------------------------------------------------------------


                                                                  June 30,
                                                                    1996
                                                                 (unaudited)             1995                1994
                                                                --------------     ---------------     -----------------
ASSETS
Cash                                                              $   150,524       $    19,332            $      --
Accrued interest receivable (Note 2)                                  774,459            17,852                 65,078
U. S. Government Securities                                        78,437,029        74,280,477             30,850,465
Equity in commodity futures trading accounts:
    Cash and option premiums                                        7,312,678         1,586,839                993,636
    Net unrealized gain on open contracts                             319,429         2,073,538              1,115,935
                                                                --------------     ---------------     -----------------

                 TOTAL                                            $86,994,119       $77,978,038            $33,025,114
                                                                --------------     ---------------     -----------------

LIABILITIES AND PARTNERS' CAPITAL
- ---------------------------------

LIABILITIES:
    Administrative Expenses                                       $    11,008           $   --            $        --
    Settlement payment due to broker                                      --          1,496,925                    --
    Redemptions payable                                             2,054,800           539,877                213,696
    Brokerage commissions payable (Note 2)                            407,312           356,607                156,876
    Profit shares payable                                             156,977            78,840                129,169
    Organization and initial offering costs payable (Note 1)          108,481           148,331                228,030
                                                                --------------     ---------------     -----------------

            Total liabilities                                       2,738,578         2,620,580                727,771
                                                                --------------     ---------------     -----------------

Minority Interest                                                     648,720           510,914                204,504
                                                                --------------     ---------------     -----------------

PARTNERS' CAPITAL:
    General Partner (19,785.98, 16,603.42 and 10,572 units)         2,115,818         1,766,403              1,074,985

    Limited Partners (794,863.18, 697,715.56 and 306,990           81,491,003        73,080,141             31,017,854
      units)                                                    --------------     ---------------     -----------------

            Total partners' capital                               $83,606,821        74,846,544             32,092,839
                                                                --------------     ---------------     -----------------

                 TOTAL                                            $86,994,119        $77,978,038           $33,025,114
                                                                ==============     ===============     =================

NET ASSET VALUE PER UNIT (Note 5)


                See notes to consolidated financial statements.

                          ML PRINCIPAL PROTECTION L.P.
                  (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                        (A DELAWARE LIMITED PARTNERSHIP)
                         ------------------------------


                       CONSOLIDATED STATEMENTS OF INCOME
         FOR THE PERIODS JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
                THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
    FROM OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------


                                            January 1, 1996      January 1, 1995                     October 12, 1994
                                                  to                   to                                    to
                                            June 30, 1996        June 30, 1995          1995        December 31, 1994
                                           ----------------    -----------------   --------------  -------------------
REVENUES:
    Trading profit (loss):
        Realized                              $ 3,956,033           $4,229,697      $4,407,833             $ (363,054)
        Change in unrealized                   (1,754,109)            (561,845)      1,355,377              1,115,935
                                           ----------------    -----------------   --------------  -------------------

            Total trading results               2,201,924            3,667,852       5,763,210                752,881

    Interest income (Note 2)                    2,289,595            1,351,723       3,415,670                377,303
                                           ----------------    -----------------    -------------    -----------------

                Total revenues                  4,491,519            5,019,575       9,178,880              1,130,184
                                           ----------------    -----------------    -------------    -----------------

EXPENSES:
    Administrative Fees                            64,625               33,720          86,928                 10,964
    Profit shares                                 243,602              474,205         652,366                129,169
    Brokerage commissions                       2,391,123            1,247,658       3,216,364                405,653
                                           ----------------    -----------------    -------------    -----------------

                Total expenses                  2,699,350            1,755,583       3,955,658                545,786
                                           ----------------    -----------------    -------------    -----------------

INCOME BEFORE MINORITY
 INTEREST                                       1,792,169            3,263,992       5,223,223                584,398
                                           ----------------    -----------------    -------------    -----------------

Minority interest in income                       (13,806)             (25,323)        (36,730)                (4,504)
                                           ----------------    -----------------    -------------    -----------------

NET INCOME                                    $ 1,778,363           $3,238,669      $5,186,492             $  579,894
                                           ================    ================     ============     =================

NET INCOME PER UNIT OF
 PARTNERSHIP INTEREST:

     Weighted average number of Units
       outstanding (Note 6)                       823,744              415,968         551,944                319,887
                                           ================    ================     ============     =================

     Weighted average net income per Unit           $2.16                $7.79           $9.40                  $1.81
                                           ================    ================     ============     =================

                See notes to consolidated financial statements.

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------


            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
         FOR THE PERIODS JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
                THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
   FROM OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------


                                               Limited        General
                                 Units        Partners        Partner           Total
                             ------------   -------------   ------------    --------------
Initial offering              320,000.00     $30,942,800     $1,057,200      $32,000,000

Organization and
    initial offering costs           --         (237,615)        (1,485)        (239,100)

Redemptions                    (2,438.00)       (247,955)           --          (247,955)

Net income                           --         560,624         19,270          579,894
                             ------------   -------------   ------------    --------------

PARTNERS' CAPITAL,
  DECEMBER 31, 1994           317,562.00      31,017,854      1,074,985       32,092,839

Redemptions                   (47,810.02)     (5,054,249)           --        (5,054,249)

Subscriptions                 444,567.00      43,851,304        605,396       44,456,700

Distributions                        --       (1,771,806)       (63,432)      (1,835,238)

Net income                           --        5,037,038        149,454        5,186,492
                             ------------   -------------   ------------    --------------

PARTNERS' CAPITAL,
  DECEMBER 31, 1995           714,318.98      73,080,141      1,766,403       74,846,544

Redemptions                   (86,844.32)     (9,210,221)           --        (9,210,221)

Subscriptions                 168,000.00      16,481,744        318,256       16,800,000

Distributions                        --         (595,090)       (12,775)        (607,865)

Net income                           --        1,734,429         43,934        1,778,363
                             ------------   -------------   ------------    --------------

PARTNERS' CAPITAL,                                           $2,115,818
                              795,474.66     $81,491,003     ==========
JUNE 30, 1996                 ==========     ===========                     $83,606,821
                                                                             ===========


                See notes to consolidated financial statements.

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.) (the "Partnership") was organized as an open-ended fund under the Delaware Revised Uniform Limited Partnership Act on January 3, 1994 and commenced trading activities on October 12, 1994. The Partnership engages both in speculative trading of futures, options and forward contracts on a wide range of commodities -- through ML Principal Protection Trading L.P. (the "Trading Partnership"; formerly ML Principal Protection Plus Trading L.P.), of which the Partnership is the sole limited partner -- and in investing in U.S. Government Securities, as defined. Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "General Partner" or "MLIP"), a wholly-owned subsidiary of Merrill Lynch Group, Inc.("Merrill Lynch"), which in turn is a wholly-owned subsidiary of Merrill Lynch & Co., Inc., is the general partner of both the Partnership and the Trading Partnership, and Merrill Lynch Futures Inc. ("MLF") also a Merrill Lynch affiliate, is its commodity broker. Merrill Lynch Asset Management, L.P. ("MLAM"), another affiliate of Merrill Lynch, provides cash management services to the Partnership, and substantially all of the Partnership's assets are held in accounts maintained at Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Merrill Lynch affiliate. The General Partner has agreed to maintain a general partner's interest of at least 1% of the total equity interest in each of the Partnership and the Trading Partnership. The General Partner and the Limited Partners share in the profits and losses of the Partnership, and the General Partner and the Partnership share in the profits and losses of the Trading Partnership, in proportion to the respective interests in the Partnership and the Trading Partnership owned by each.

     The consolidated financial statements include the accounts of the Trading Partnership in which the Partnership is the sole limited partner. All related transactions and intercompany balances between the Partnership and the Trading Partnership are eliminated in consolidation.

     The ownership by the General Partner in the Trading Partnership represents a minority interest when the financial results of the Trading Partnership are consolidated into those of the Partnership. The General Partner's share of the Trading Partnership's profits and losses is deducted from the Consolidated Statements of Income, and the General Partner's interest in the Trading Partnership reduces partners' capital on the Consolidated Statements of Financial Condition and the Consolidated Statements of Changes in Partners' Capital.

     The Partnership issues units of limited partnership interest ("Units") as of the beginning of each calendar quarter. Each series has its own Net Asset Value per Unit. Different series may allocate different percentages of their total capital to trading, but all series trade under the direction of the same combination of advisors (the "Trading Advisors" or the "Advisors"), chosen from time to time by MLIP to manage the Trading Partnership's trading.

     MLIP selects the Advisors to manage the Partnership's assets, and allocates and reallocates the Partnership's trading assets among existing, replacement and additional Advisors;

     MLIP also determines what percentage of the Partnership's total capital to allocate to trading from time to time.


     Certain amounts in prior periods have been reclassified to conform to the current period presentation.

     Estimates
     ---------
     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------

     and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the report period. Actual results could differ from those estimates.

     Revenue Recognition
     -------------------

     Commodity futures, options and forward contract transaction are recorded on the trade date and open contracts are reflected in the consolidated financial statements at their fair value on the last business day of the reporting period. The difference between the original contract amount and fair value is reflected in income as an unrealized gain or loss. Fair value is based on quoted market prices. All commodity futures, options and forward contracts are reflected at fair value in the consolidated financial statements.

     U.S. Government Securities
     --------------------------

     The Partnership invests a portion of its assets in obligations of the U.S. Treasury and other U.S. Government agencies. These investments are carried at fair value.

     Organization and Initial Offering Costs Operating Expenses and Selling
     ----------------------------------------------------------------------
     Commissions
     -----------

     The General Partner advanced all organization and initial offering costs relating to the Partnership and the Trading Partnership. The Partnership is reimbursing the General Partner for such costs in 36 equal monthly installments. For financial reporting purposes, the Partnership deducted the organization and initial offering reimbursement costs of $239,100 from partners' capital at inception. For all other purposes (including determining the Net Asset Values of the Units), the Partnership deducts organization and initial offering cost reimbursements only as actually paid.

     The General Partner pays for all routine operating costs (including legal, accounting, printing and similar administrative expenses) of the Partnership and the Trading Partnership, including the cost of the ongoing offering of the Units. The General Partner receives a portion of the brokerage commissions paid to MLF by the Partnership as reimbursement for the foregoing expenses.

     No selling commissions were or are paid by Limited Partners.

     Income Taxes
     ------------

     No provision for income taxes has been made in the accompanying consolidated financial statements as each partner is individually responsible for reporting income or loss based on such partner's respective share of the Partnership's consolidated income and expenses as reported for income tax purposes.

     Redemptions
     -----------

     A limited partner may require the Partnership to redeem some or all of such partner's Units at their Net Asset Value as of the close of business on the last business day of any calendar month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption.

     Dissolution of the Partnership
     ------------------------------

     The Partnership will terminate on December 31, 2024 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------

2.   RELATED PARTY TRANSACTIONS

     A portion of the Partnership's assets are held by MLF as margin deposits in respect of the Partnership's futures trading. As a means of approximating the interest rate which would be earned by the Partnership were 100% of its Net Assets on deposit with MLF been invested in 91-day Treasury bills, MLF pays the Partnership interest on its account equity on deposit with MLF at a rate of 0.5 of 1% per annum below the prevailing 91-day U.S. Treasury bill rates. In the case of its trading in certain foreign futures contracts, the Partnership deposits margin in foreign currency denominated instruments or cash and earns interest generally at the prevailing London Clearing Broker Rate less 0.5 of 1% per annum. Any additional benefit derived from possession of the Partnership's assets accrues to MLF and its affiliates.


     The Partnership pays brokerage commissions to MLF, at a flat monthly rate equal to 0.7917 of 1% (a 9.5% annual rate) of the Partnership's month-end assets allocated to trading. Effective January 1, 1996 this rate was reduced to 0.7708 of 1% (a 9.25% annual rate), and the Partnership began to pay MLIP an Administrative Fee of 0.020833 of 1% (a 0.25 of 1% annual rate). Assets committed to trading are not reduced for purposes of calculating brokerage commissions by any accrued but unpaid brokerage commissions, profit shares or other fees or charges. The General Partner estimates that the round-turn equivalent commission rate charged to the Partnership during the period ended June 30, 1996, the year ended December 31, 1995 and the period ended December 31, 1994 was approximately $114, $134 and $53, respectively (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

     MLF pays MLAM annual management fees of 0.20 of 1% on the first $25 million of Partnership capital managed by MLAM, 0.15 of 1% on the next $25 million of capital, 0.125 of 1% on the next $50 million, and 0.10 of 1% on capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM.

     MLF pays the Trading Advisors annual Consulting Fees, generally ranging from 1% to 4% of the Partnership's average month-end assets allocated to them for management, after reduction for a portion of the brokerage commissions accrued in respect of such assets.

     The Partnership trades forward contracts through a Foreign Exchange Desk (the "F/X Desk") established by MLIP that contacts at least two counterparties along with Merrill Lynch International Bank ("MLIB") for all of the Partnership's currency transactions. All counterparties other than MLIB are unaffiliated with any Merrill Lynch entity. The F/X Desk charges a service fee (at current exchange rates) equal to approximately $5.00 to $12.50 on each purchase or sale of a futures-contract equivalent face amount of a foreign currency. No service fee is charged on trades awarded to MLIB (on which MLIB receives a "bid-ask" spread). MLIB is awarded trades only if its price (without the service fee) is equal to or better than the best price (including the service fee) offered by any of the other counterparties contacted.

     The F/X Desk trades using credit lines provided by a Merrill Lynch entity. The Partnership is not required to margin or otherwise guarantee its F/X Desk trading.

     Certain of the Partnership's currency trades are executed in the form of "exchange of futures for physical" ("EFP") transactions involving MLIB and MLF. In these transactions, a spot or forward (collectively referred to as "cash") currency position is acquired and exchanged for an equivalent futures position on the Chicago Mercantile Exchange's International Monetary Market. In its EFP trading, the Partnership acquires cash currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Partnership's other F/X Desk

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------


     trading. When the Partnership exchanges these positions for futures, there is a "differential" between the prices of these two positions. This "differential" reflects, in part, the different settlement dates of the cash and the futures contracts as well as prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity.

     The Partnership's F\X Desk service fee and EFP differential costs have to date totaled no more than 0.25 of 1% of the Partnership's average month-end Net Assets on an annual basis.

3.   ANNUAL DISTRIBUTIONS


     The Partnership makes annual fixed-rate distributions, payable irrespective of profitability, of between $2 and $5 per Unit on the Series A-H Units. The Partnership may also pay discretionary distributions on such series of Units of up to 50% of any Distributable New Appreciation, as defined. For the period ended December 31, 1994, no distributions were made by the Partnership, as no Units had been outstanding for a year as of October 1, 1995, the first Issuance Anniversary, as defined, of such series. At such time, Series A Unitholders received a fixed-rate distribution equal to $3.50 per Series a Unit and a discretionary distribution equal to $2.50 per Series A Unit (for a total distribution of $6.00 per Series A Unit). The first such distribution with respect to Series B Units was announced as of January 1, 1996, the first Series B Issuance Anniversary, and also consisted of an annual fixed-rate distribution equal to $3.50 per Series B Unit as well as a discretionary distribution equal to $2.50 per Series B Unit (for a total distribution equal to $6.00 per Series B Unit). The first such distribution with respect to Series C units was announced as of April 1, 1996, the first Series C Issuance Anniversary, and consisted of an annual fixed-rate distribution equal to $3.50 per Series C Unit but no discretionary distribution. As of July 1, 1996, the Series D Units received a $3.50 fixed-rate distribution but no discretionary distribution.

     Any distributions made on all series of Units issued after Series H will be entirely in the discretion of the General Partner, which does not presently intend to make any such distributions.

4.   ANNUAL DISTRIBUTIONS

     The Partnership and the Trading Advisors have each entered into Advisory Agreements. These Advisory Agreements generaly terminate one year after they are entered into, subject to certain renewal rights exercisable by the Partnership. The Trading Advisors determine the commodity futures and forward contract trades to be made on behalf of their respective Partnership accounts, subject to certain trading policies and to certain rights reserved for the General Partner.

     Profit Shares, generally ranging from 15% to 25% of any New Trading Profit, as defined, recognized by each Advisor (individually, irrespective of the overall performance of the Partnership) as of the end of each calendar quarter are paid to the appropriate Trading Advisors. Such payments are also made in respect of Units redeemed as of each of the interim months during a quarter to the extent of the applicable percentage of any New Trading Profit attributable to such Units.

5.   NET ASSET VALUE PER UNIT


     For financial reporting purposes, the Partnership deducted the total organization and initial offering costs payable to the General Partner at inception for purposes to determining Net Asset Value. For all other purposes (including computing Net Asset Value for redemptions). the Partnership deducts the organization and initial offering cost reimbursements only as actually paid. At December 31, 1994 and 1995 and June 30, 1996, the Net Asset Values of the different series of Units for financial reporting purposes and for all other purposes were:

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------

                       Net Asset Value                     Net Asset Value per Unit
                 ---------------------------  --------------------------------------------------
                   All Other     Financial       Number of          All Other         Financial
                   Purposes      Reporting         Units            Purposes          Reporting
                 ------------  -------------  --------------  --------------------  ------------
                                              December 31, 1994
                 -------------------------------------------------------------------------------
Series A Units    $32,314,228   $32,092,839     317,562.00          $101.76            $101.06

                                              December 31, 1994
                 -------------------------------------------------------------------------------
Series A Units    $29,380,564   $29,321,472     274,693.00          $106.96            $106.74

Series B Units      7,011,988     6,999,016      63,540.00           110.36             110.15

Series C Units      6,800,466     6,788,236      65,800.00           103.35             103.16

Series D Units     20,522,519    20,485,530     200,540.00           102.34             102.15

Series E Units     11,272,696    11,252,290     109,745.98           102.72             102.53
                 ------------  -------------  --------------
Total             $74,988,233   $74,846,544    $714,318.98
                 ============  =============  ==============


                                                June 30, 1996
                 -------------------------------------------------------------------------------
Series A Units                  $25,575,643    $234,228.00          $109.33*           $109.19*

Series B Units      4,132,236     4,125,002      38,740.00           106.67**           106.48**

Series C Units      5,495,239     5,487,793      53,850.00           102.05***          101.91***

Series D Units     20,711,439    20,688,066     198,175.00           104.51****         104.39****

Series E Units     11,350,560    11,337,762     108,246.16           104.86             104.74

Series F Units      9,790,711     9,779,059      96,253.00           101.72             101.60

Series G Units      6,621,076     6,613,496      65,982.50           100.35             100.23
                 ------------  -------------  --------------
Total                           $82,606,821    $795,474.66
                 ============  =============  ==============


* After reduction for the $6.00 per Series A Unit distribution made as of October 1, 1995.

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------


** After reduction for the $6.00 per Series B Unit distribution made as of January 1, 1996.
*** After deduction for the $3.50 per Series C Unit distribution made as of April 1, 1996.
**** After reduction for the $3.50 per Series D Unit distribution made as of July 1, 1996.

     6.   WEIGHTED AVERAGE NUMBER OF UNITS

          The weighted average number of Units outstanding was computed for purposes of disclosing consolidated net income per weighted average Unit. The weighted average number of Units for a period equals the number of Units outstanding at the end of such period, adjusted proportionately for Units redeemed or issued based on how long such Units were outstanding during such period.

     7.   MERRILL LYNCH & CO., INC. GUARANTEE

          Merrill Lynch & Co., Inc. has guaranteed to the Partnership that it will have sufficient net assets, as of the Principal Assurance Date, as defined, for each series of Units, that the Net Asset Value per Unit of such series as of such Principal Assurance Date will equal, after adjustment for all liabilities to third parties, not less than $100.

     8.   FAIR VALUE AND OFF-BALANCE SHEET RISK

          The Partnership trades futures, options and forward contracts on interest rates, stock indices, commodities, currencies, energy and metals. The Partnership's revenues by reporting category were as follows:


                                 1996 (through                  1995
                                    June 30)               Trading Results
                                Trading Results
                            -------------------------  ---------------------
   Interest Rates                  $  (863,343)              $3,933,366
   Stock Indices                       147,230                  587,931
   Commodities                          36,109                 (447,486)
   Currencies                        1,745,104                2,914,300
   Energy                            1,616,592                  238,988
   Metals                             (479,768)              (1,463,889)
                            -------------------------  ---------------------
                                   $ 2,201,924               $ 5,763,210
                            =========================  =====================


     Market Risk
     -----------

     Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's unrealized gain or loss on such derivative instruments as reflected in the Consolidated Statements of Financial Condition as of the end of the period. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Trading Partnership as well as the volatility and liquidity of the markets in which the derivative instruments are traded.

     The General Partner has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Partnership, adjusting the percentage of the Partnership's total assets allocated to trading with respect to each Series of Units, calculating the Net Asset Value of the Advisors' respective Partnership accounts as of

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------

the close of business on each day and reviewing outstanding positions for over-concentrations -- both on an Advisor-by-Advisor and on an overall Partnership basis. While the General Partner will not itself intervene in the markets to hedge or diversify the Partnership's market exposure, the General Partner may urge Advisors to reallocate positions, or itself reallocate Partnership assets among Advisors (although typically only as of the end of a month), in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice or trading policies or to be trading erratically, the General Partner's basic risk control procedures consist simply of the ongoing process of Advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

Fair Value
- ----------


The derivative instruments traded by the Trading Partnership are marked to market daily with the resulting unrealized gains or losses recorded in the Consolidated Statements of Financial Condition and the related income or loss reflected in trading revenues in the Consolidated Statements of Income. The contract/notional values of the Trading Partnership's open derivative instrument positions as of June 30, 1996, December 31, 1995 and 1994 were as follows:


                                                   June 30, 1996
                                   --------------------------------------------
                                         Commitment to              Commitment to
                                      Purchase (Futures,            Sell (Futures,
                                      Options & Forwards)         Options & Forwards
                                   -------------------------   ------------------------
Interest Rates                           $    89,919,833              $ 66,964,208
Stock Indices                                 14,749,659                 4,105,620
Commodities                                   16,877,358                 6,167,692
Currencies                                    70,531,505                94,498,431
Energy                                        10,767,290                        --
Metals                                        10,944,290                29,800,868
                                   -------------------------   ------------------------
                                         $   213,789,935              $201,536,819
                                   =========================   ========================


                             December 31, 1995                                 December 31, 1994
                ------------------------------------------         --------------------------------------
                    Commitment to          Commitment to               Commitment to        Commitment to
                  Purchase (Futures,       Sell (Futures,            Purchase (Futures,    Sell (Futures,
                      Options &              Options &                   Options &            Options &
                      Forwards)              Forwards)                   Forwards)            Forwards)
                ---------------------    -----------------         ------------------    ----------------
Interest Rates          $230,060,441         $ 37,950,386                $69,728,257         $64,233,570
Stock Indices              8,866,682              152,858                    922,700           1,106,848
Commodities               17,582,456            3,850,643                  7,859,990           1,576,977
Currencies                34,118,884           71,457,359                  8,884,733          20,155,361
Energy                     9,047,015            3,440,800                  1,330,952             983,996
Metals                     7,796,167           11,765,623                  4,270,470           8,486,235
                ---------------------    -----------------         ------------------    ----------------
                        $307,471,645         $128,617,669                $92,997,102         $96,542,987
                =====================    =================         ==================    ================

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------


Substantially all of the Trading Partnership's open derivative instruments outstanding as of June 30, 1996 expire within one year.


The contract/notional value of the Trading Partnership's exchange-traded and non-exchange-traded derivative instrument positions as of June 30, 1996 and December 31, 1995 was as follows:


                                  June 30, 1996                                  December 31, 1995
                    -------------------------------------------      -------------------------------------------
                          Commitment to          Commitment to            Commitment to         Commitment to
                       Purchase (Futures,       Sell (Futures,         Purchase (Futures,       Sell (Futures,
                             Options                Options                 Options &             Options &
                          & Forwards)            & Forwards)                Forwards)             Forwards)
                    ------------------------   ----------------      ---------------------   -------------------
Exchange-Traded           $150,718,121           $125,366,894             $238,654,840           $ 76,980,099
Non-Exchange-Traded         63,071,814             76,169,925               68,816,805             51,637,570
                    ------------------------   ----------------      ---------------------    ------------------
                          $213,789,935           $201,536,819             $307,471,645           $128,617,669
                    ========================   ================      =====================    ==================



The average fair value of the Trading Partnership's derivative instrument positions which were open as of the end of each calendar month during the period January 1, 1996 to June 30, 1996 and during the year ended December 31, 1995 was as follows:


                              June 30, 1996                           December 31, 1995
                ------------------------------------------    -----------------------------------------
                     Commitment to         Commitment to          Commitment to         Commitment to
                  Purchase (Futures,      Sell (Futures,       Purchase (Futures,       Sell (Futures,
                       Options &             Options &              Options &             Options &
                       Forwards)             Forwards)             Forwards)              Forwards)

                ----------------------  ------------------    ---------------------  ------------------
Interest Rates        $162,375,225         $157,736,373            $170,252,009           $14,100,439
Stock Indices           14,607,351              556,147               5,390,839             1,288,747
Commodities             16,577,987            5,721,223               9,360,681             2,915,357
Currencies              70,207,445          114,313,578              36,054,488            38,557,545
Energy                   6,994,062            1,940,292               2,823,925             2,417,008
Metals                  20,437,590           14,276,337               6,113,263            10,207,341
                ----------------------  ------------------    ---------------------  ------------------

                ----------------------  ------------------    ---------------------  ------------------
                      $291,199,660         $294,543,950            $229,995,205           $69,486,437
                ======================  ==================    =====================  ==================


 A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and to sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward markets until the settlement date.

                         ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIODS FROM JANUARY 1, 1996 TO JUNE 30, 1996 (UNAUDITED),
                 JANUARY 1, 1995 TO JUNE 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------

Credit Risk
- -----------

The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

The fair value amounts in the above tables represent the extent of the Trading market exposure in the particular class of derivative instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments, from counterparty nonperformance, is the net unrealized gain, if any, included on the Consolidated Statements of Financial Condition. The Trading Partnership also has credit risk because the sole counterparty or broker with respect to most of the Trading Partnership's assets is MLF.


As of June 30, 1996 and December 31, 1995, $3,423,445 and $10,444,577 of the
Trading Partnership's assets were held in segregated accounts in accordance with Commodity Futures Trading Commission regulations. Substantially all of the Partnership's assets were held in unregulated accounts maintained at MLF, Merrill Lynch Pierce, Fenner & Smith Incorporated or certain of their affiliates.


The gross unrealized gain and the net unrealized gain on the Trading Partnership's open derivative instrument positions as of June 30, 1996 and December 31, 1995 were as follows:


                                 June 30, 1996                              June 30, 1996
                  -----------------------------------------    ------------------------------------
                       Gross Unrealized      Net Unrealized          Gross           Net Unrealized
                             Gain              Gain (Loss)        Unrealized           Gain (Loss)
                                                                     Gain
                   ----------------------  ------------------    --------------   -------------------

Exchange-Traded              $1,976,626          $1,019,725          $2,942,622          $2,223,484
Non-Exchange-Traded           1,259,714            (700,296)            352,246            (149,946)
                   ----------------------  ------------------    --------------   -------------------

                             $3,236,340          $  319,429          $3,294,868          $2,073,538
                   ======================  ==================    ==============   ===================


The Partnership controls credit risk by dealing almost exclusively with Merrill Lynch entities as brokers and counterparties.


The Partnership through its normal course of business enters into various contracts with MLF acting as its commodity broker. Pursuant to the brokerage arrangement with MLF, such trading which results in receivables from and payables to MLF will be offset and reported as a net receivable or payable.

                         INDEPENDENT AUDITORS' REPORT


MERRILL LYNCH INVESTMENT PARTNERS INC.

We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") (formerly, ML Futures Investment Partners Inc.) as of December 29, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of December 29, 1995 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

January 26, 1996
New York, New York

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                                BALANCE SHEETS


                DECEMBER 29, 1995 AND JUNE 28, 1996 (UNAUDITED)
- --------------------------------------------------------------------------------


                                                                            JUNE 28, 1996
                                                                              (UNAUDITED)     DECEMBER 29,1995
                                                                              -----------     ----------------
ASSETS

Cash                                                                         $    111,073         $     17,738
Investments in affiliated partnerships                                          8,232,847            8,397,789
Other investments                                                                 556,762              579,127
Due from parent and affiliate                                                  72,549,530           69,476,980
Receivables from affiliated partnerships                                        3,480,242            3,525,337
Deferred charges                                                               16,703,592           11,759,885
Advances and other receivables                                                 16,352,534            7,742,943
Fixed assets-net of accumulated depreciation of $1,073,865 and $1,016,602         135,373              119,823
Other assets                                                                      100,000              130,000
                                                                             ------------         ------------

     TOTAL ASSETS                                                            $118,221,953         $101,749,622
                                                                             ============         ============

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Accounts payable and accrued expenses                                      $  1,906,937         $  1,759,019
  Due to affiliate                                                              4,309,567            1,568,396
  Current and deferred income taxes                                             9.681,414            7,162,014
                                                                             ------------         ------------

     Total liabilities                                                         15,897,918           10,489,429
                                                                             ------------         ------------

STOCKHOLDER'S EQUITY:
  Preferred stock, par value $10.00 per share; 1,000 shares authorized
   none outstanding                                                                 --                   --
  Common stock, par value $10.00 per share; 1,000 shares authorized
   100 shares outstanding                                                           1,000                1,000
  Additional paid-in capital                                                    16,915,000          16,915,000
  Retained earnings                                                             85,408,035          74,344,193
                                                                             -------------        ------------

   Total stockholder's equity                                                  102,324,035          91,260,193
                                                                             -------------        ------------

         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                          $ 118,221,953        $101,749,622
                                                                             =============        ============


                          See Notes to Balance Sheet.




                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS

                DECEMBER 29, 1995 AND JUNE 28, 1996 (UNAUDITED)
- --------------------------------------------------------------------------------


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group Inc., a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P. (formerly, The Futures Dimension Fund II L.P.), ML Futures Investments L.P. (formerly The Tudor Prime Advisors Fund L.P.), John
W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(TM) L.P., The SECTOR Strategy Fund(TM) II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund(TM) IV L.P., The SECTOR Strategy Fund(TM) V L.P., ML Global Horizons L.P., ML Chesapeake L.P., The SECTOR Strategy Fund(TM) VI L.P., RXR Defensive Equity Alternative Account L.P. I, ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.) and ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures and forward contracts.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED PARTNERSHIPS - The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

DEFERRED CHARGES - Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 6, 12, 24, 36 or 48-month periods.

2.   RELATED PARTIES

Certain of the Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.


ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At December 29, 1995 and June 28, 1996, approximately $69,500,000 and $72,500,000, respectively, was subject to this agreement.


At December 29, 1995 and June 28, 1996, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).


During 1995 and the first six months of 1996, the Company did not declare or pay a dividend.



                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                            NOTES TO BALANCE SHEETS
                DECEMBER 29, 1995 AND JUNE 28, 1996 (UNAUDITED)
                                  (CONTINUED)

- --------------------------------------------------------------------------------

3.   INVESTMENTS IN AFFILIATED PARTNERSHIPS


Under the terms of the limited partnership agreements of the Affiliated Partnerships, the Company is required to maintain an investment in each Affiliated Partnership of at least one percent of the total contributions to such partnership.


At June 28, 1996 and December 29, 1995, the Company's investments in its Affiliated Partnerships were as follows:


                                                                                June 28, 1996  December 29, 1995

ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.)..     $2,759,628         $2,324,996
ML Global Horizons L.P.....................................................      1,083,939          1,068,112
The SECTOR Strategy Fund(TM) II L.P........................................        743,405            770,619
John W. Henry & Company/Millburn L.P.......................................        683,846            728,350
The SECTOR Strategy Fund(TM) VI L.P........................................        726,289            725,174
RXR Defensive Equity Alternative Account L.P. I............................            -0-            546,428
The JWH Global Asset Fund L.P..............................................        509,635            492,278
The S.E.C.T.O.R. Strategy Fund(TM) L.P.....................................        418,243            441,992
ML Futures Investments L.P.................................................        330,535            356,788
The SECTOR Strategy Fund(TM) V L.P.........................................        306,173            339,622
ML Futures Investments II L.P..............................................        201,051            213,181
The Growth and Guarantee Fund L.P..........................................        175,566            155,787
The Futures Expansion Fund Limited Partnership.............................        117,880            121,808
The SECTOR Strategy Fund(TM) IV L.P........................................        95, 427            111,654
ML JWH Strategic Allocation Fund L.P.......................................          1,000              1,000
ML Chesapeake L.P..........................................................         80,230                 --
                                                                                ----------         ----------

Total......................................................................     $8,232,847         $8,397,789
                                                                                ==========         ==========


The following represents condensed combined financial information of the Affiliated Partnerships as of June 28, 1996 and December 29, 1995 (in thousands):




                                                                             June 28, 1996  December 29, 1995

Assets.....................................................................       $454,724           $528,180
                                                                                  ========           ========

Liabilities................................................................         21,540             15,836
Partners' capital..........................................................        433,184            512,344
                                                                                  --------           --------

     Total.................................................................       $454,724           $528,180
                                                                                  ========           ========



The Company's Affiliated Partnerships trade various futures, options and forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to



                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
               (FORMERLY, ML FUTURES INVESTMENT PARTNERS INC.)

                           NOTES TO BALANCE SHEETS
                DECEMBER 29, 1995 AND JUNE 28, 1996 (UNAUDITED)
                                  (CONTINUED)

- --------------------------------------------------------------------------------


perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such partnerships' net asset values.

4.   INCOME TAXES


The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.


The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At June 28, 1996 and December 29, 1995, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:


                                     June 28, 1996          December 29, 1995

           State and local             $1,670,500               $1,176,130
           Federal                      5,261,738                3,704,471
                                       ----------               ----------

                                       $6,932,238               $4,880,601
                                       ==========               ==========



As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1995 and the first six months of 1996, the Company transferred $10,707,045 and $4,639,743, respectively, in current taxes payable to ML&Co. At June 28, 1996 and December 29, 1995, the Company had a current tax payable with ML&Co. of $2,749,176 and $2,281,413, respectively.

5.   NET WORTH AGREEMENTS


Pursuant to the limited partnership agreements of the Affiliated Partnerships, the Company is required to maintain a "substantial net worth," as defined. The Company's net worth, as defined, approximated $90,600,000 and $79,337,000 at June 28, 1996 and December 29, 1995, respectively, which, in the opinion of the Company's counsel, met the definition of "substantial net worth."

6.   COMMITMENTS


The Company is obligated to pay to affiliates, from its own funds and without reimbursement by Affiliated Partnerships, ongoing fees for units in such partnerships outstanding as of the end of various periods.




                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                          THE "CORE" TRADING ADVISORS

                                 ____________

FUTURES TRADING METHODS IN GENERAL

Systematic and Discretionary Trading Approaches

          Managed futures strategies are generally classified as either systematic or discretionary (or both).

          A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, but his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

          Each approach involves certain inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been clearly signaled by a trading system. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the discipline of a systematic trading process to be advantageous. However, any trader, systematic or discretionary, may suffer substantial losses by misjudging the market analysis.

Technical and Fundamental Analysis


          Managed futures trading analysts are generally classified as either technical or fundamental (or both).

          Technical analysis is based on the theory that the commodities markets themselves provide a means of anticipating future prices. Technical analysis operates on the theory that market prices and momentum at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of price histories, movements and patterns, theorizing that a detailed analysis of market date is the most effective means of attempting to predict the future course of prices.

          Fundamental analysis, in contrast, focuses on the study of factors external to the trading markets that affect the supply and demand of a particular commodity. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that reflect "true value" and may indicate market mispricing.

Trend-Following

          "Trend-following" advisors gear their trading approaches towards positioning themselves to take advantage of major price movements. "Trend-following" traders are to be contrasted with traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but (hopefully) smaller losses, from capitalizing on major trends. During periods when no major price trends develop in a market, a "trend-following" trading advisor is likely to incur substantial losses.

Risk Control Techniques

          Trading advisors often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. No risk control technique is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. The Advisors' risk management principles should be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

THE "CORE" TRADING ADVISORS

          The following descriptions of the current "core" Advisors, their respective trading systems, methods and strategies and their respective principals are general and are not intended to be exhaustive. Trading methods are proprietary and confidential. No attempt has been or could be made to provide a precise description of any Advisor's method. MLIP believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.

           FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE
              OF RISK. THERE CAN BE NO ASSURANCE THAT ANY ADVISOR
              WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.
                          __________________________

Chesapeake Capital Corporation, one of the two current "core" Advisors, will, if requested, trade "notional" equity for clients -- i.e., trade such clients' accounts as if more equity were committed to such accounts than is, in fact, the case.  The Fund's accounts do not include any notional equity.

                      NOTES TO THE PERFORMANCE SUMMARIES

1.   Name of CTA is the name of the "core" Advisor which directed the accounts
     -----------
     included in the performance summary.

2.   Name of program is the name of the trading program used by the "core"
     ---------------
     Advisor in directing the accounts included in the performance summary.

3.   Inception of client account trading by CTA is the date on which the
     ------------------------------------------
     relevant "core" Advisor began directing client accounts.

4.   Inception of client account trading in program is the date on which the
     ----------------------------------------------
     relevant "core" Advisor began directing client accounts pursuant to the program shown in the performance summary.

5.   Number of open accounts is the number of accounts directed by the relevant
     -----------------------
     "core" Advisor pursuant to the program shown in the performance summary, as of the end of the period covered by the performance summary.

6.   Aggregate assets (excluding "notional" equity) overall is the aggregate
     ------------------------------------------------------
     amount of actual assets under the management of the relevant "core" Advisor in all programs operated by such "core" Advisor, as of the end of the period covered by the performance summary. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers also include proprietary funds; however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

7.   Aggregate assets (excluding "notional" equity) in program is the aggregate
     ---------------------------------------------------------
     amount of actual assets under the management of the relevant "core" Advisor in the program shown in the performance summary, as of the end of the period covered by the performance summary. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers may also include proprietary funds (as described in the performance summaries); however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

8.   Aggregate assets (including "notional" equity) overall is the aggregate
     ------------------------------------------------------
     amount of total equity, including "notional" equity, under the management of the relevant "core" Advisor in all programs operated by such "core" Advisor, as of the end of the period covered by the performance summary. "Notional" equity represents the additional amount of equity which exceeds the amount of equity actually committed to the "core" Advisor for management. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers also include proprietary funds; however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

9.   Aggregate assets (including "notional" equity) in program is the aggregate
     ---------------------------------------------------------
     amount of total equity, including "notional" equity, under the management of the relevant "core" Advisor in the program shown in the performance summary, as of the end of the period covered by the performance summary. "Notional" equity represents the additional amount of equity which exceeds the amount of equity actually committed to the "core" Advisor for management. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers may also include proprietary funds (as described in the performance summaries); however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

10.  Largest monthly drawdown is the largest monthly loss experienced by the
     ------------------------
     relevant program on a composite basis in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by the program as a composite, expressed as a percentage of the total equity (including "notional" equity) in the program. Individual accounts of a "core" Advisor may have experienced larger monthly drawdowns. Largest monthly drawdown information includes the month and year of such drawdown.

                      NOTES TO THE PERFORMANCE SUMMARIES
                                    (CONT.)

11.  Largest peak-to-valley drawdown is the largest percentage decline (after
     -------------------------------
     eliminating the effect of additions and withdrawals) during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by the program as a composite, expressed as a percentage of the total equity (including "notional" equity) in the program. Individual accounts managed by a "core" Advisor may have experienced larger peak-to-valley drawdowns. JWH calculates the period over which the largest peak-to-valley drawdown of a program has occurred as beginning with the last profitable month immediately preceding the drawdown. Chesapeake calculates such period as beginning with the first unprofitable month of the drawdown.

12.  Monthly Rates of Return, in accordance with CFTC rules, are shown only for
     -----------------------
     the specific programs currently being traded by the "core" Advisors for the Fund.

     With respect to Chesapeake's Diversified Trading Program, the Monthly Rate
     --------------------------------------------------------
     of Return for each month beginning January 1994 is calculated by dividing the net performance of the "Fully-Funded Subset" by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals, whose inclusion would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.

     The Monthly Rate of Return for each month prior to January 1992 is calculated using the Only Accounts Traded (OAT) method (see "Chesapeake Capital Corporation -- Past Performance" in this Appendix I), which uses net performance divided by beginning equity, subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly Rate of Return. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention to permanently close the account. Such accounts were not charged with material nonrecurring costs during the month.

     The Monthly Rate of Return for the months from January 1992 through April 1994 was calculated using both the Fully-Funded Subset and OAT methods of computation, as described herein. No material differences were noted between the Monthly Rates of Return computed using each method.

     With respect to JWH's Financial and Metals Portfolio, the Monthly Rate of
     ----------------------------------------------------
     Return for each month is calculated by dividing net performance by the sum of beginning equity plus additions and minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless, beginning in December 1991, they are material to the performance of the Financial and Metals Portfolio, in which case they are time-weighted.

     The Monthly Rates of Return for both of the current "core" Advisors are, in certain cases, calculated on the basis of assets under management including proprietary capital. However, both of the current "core" Advisors believe that the inclusion of such capital has had no material effect on their Monthly Rates of Return.

13.  Compound Rate of Return is calculated by multiplying on a compound basis
     -----------------------
     each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return. For periods of less than one year, the results are year-to-date.

                         CHESAPEAKE CAPITAL CORPORATION


               AUGUST 1, 1996 ALLOCATION OF TRADED ASSETS:  20%

BACKGROUND

          Chesapeake Capital Corporation ("Chesapeake") was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading in the futures and forward markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and to the Illinois corporation on and after August 19, 1991. Chesapeake is registered as a CTA and a CPO with the CFTC, and is also a member in good standing of the NFA. Chesapeake has been registered with the CFTC as a CTA and a CPO since June 20, 1988 and May 8, 1991, respectively, and a member of the NFA since June 20, 1988.


          Mr. R. Jerry Parker, Jr. is the Chairman, Chief Executive Officer, Director, sole shareholder and a principal of Chesapeake. Mr. Parker received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA (i.e., a person who, while acting as a "Commodity Trading Advisor" within the meaning of applicable CFTC rules because he or she is advising or guiding one or more commodity interest trading accounts, is exempt from registration with the CFTC as a "Commodity Trading Advisor" because of the limited number of accounts managed, on a private basis, by such person) by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company (a Chicago-based CTA and CPO registered with the CFTC) in his "Turtle" training program. (The "Turtles" was the term used by Mr. Dennis to describe in-house "developing" managers to whom he allocated proprietary funds and who were given trading discretion over limited accounts of capital, within parameters established by Mr. Dennis). From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. During these periods, Mr. Parker had complete discretionary trading authority over a futures account of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman, Chief Executive Officer and Chief Trader.

          Mr. John M. Hoade is President, Secretary and a principal of Chesapeake. Mr. Hoade received a B.S. degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

TRADING STRATEGY

          Chesapeake trades pursuant to its "Diversified Program" for the Fund. The Diversified Program emphasizes diversification with a global portfolio of futures, forward and cash markets which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake trades on numerous U.S. and non-U.S. exchanges.

          The investment portfolios currently offered by Chesapeake are the "Diversified Program," the "Diversified 2XL Program" and the "Financials and Metals Program" (the "Trading Programs"). The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis on certain markets or market sectors and the exclusion of others. The following overview is not intended as a detailed or exhaustive description of the trading methodologies or strategies employed by Chesapeake, as the exact nature of these methods and strategies is proprietary and confidential.

          Relying primarily on technical analysis, Chesapeake believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework than by attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Mr. Parker.

          In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In an effort to determine the overall technical condition of the market and as a timing mechanism for trades, Chesapeake also makes extensive use of internally-generated market information, which includes but is not limited to price volatility, open interest, daily price action, volume and market psychology or sentiment.

          The profitability of the Chesapeake Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in the futures markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Chesapeake Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades.
For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

          Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be relatively small and more than offset by gains on profitable transactions.

          The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.

          Chesapeake believes that a long-term commitment to its Trading Programs is necessary for profitable trading. Chesapeake attempts to take a limited number of positions over the long term in an attempt capture major price movements while limiting downside risk on open positions.

          Decisions concerning the liquidation of positions, the commodities to be traded and the size of positions to be taken or maintained will require to some degree the exercise of judgment by Chesapeake. The decision not to trade futures interest contracts for a certain period, or not to trade certain futures interest contracts due to lack of discernible price movements (trends) or lack of liquidity, may result at times in clients (such as the Fund) missing significant profit opportunities which might otherwise have been captured by Chesapeake.

          Futures contracts which are traded by Chesapeake may include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Exchanges on which these transactions take place include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges (e.g., the Belgian Futures and Options Exchange (BELFOX), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange (LCE), the Italian Derivatives Market (IDEM), the Marche a Terme International de France (MATIF), the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the Montreal Exchange (ME), the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange
(TSE), the Singapore International Monetary Exchange (SIMEX), the Sydney Futures Exchange Ltd., and the

Winnipeg Commodity Exchange). In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and will generally initiate trades at such point that Chesapeake determines that a market is sufficiently liquid and tradeable using the methods employed by Chesapeake.

          Chesapeake engages in transactions in physical commodities, including EFPs.

          Chesapeake generally uses between 15% and 30% of an account's assets as original margin for trading in the Diversified Program, but at times this percentage can be higher.

          The trading strategy utilized by Chesapeake's Trading Programs, including the Diversified Program, may be revised from time to time by Chesapeake as a result of ongoing research and development which seeks to devise new trading systems, as well as test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

          Since the Trading Programs utilized by Chesapeake are proprietary and confidential, the above discussion is general in nature and is not intended to be exhaustive.

PAST PERFORMANCE


          The following information describes the composite actual performance of all customer accounts managed by Chesapeake. Chesapeake trades its Diversified Trading Program on behalf of the Fund. As of July 1, 1996, Chesapeake was managing approximately $809 million (excluding "notional" funds) of customer funds in the futures and forwards markets. All performance information is current as of June 30, 1996.

          Performance information is set forth for the most recent five full years for each Chesapeake Trading Program or, in the event that a Trading Program has been trading for less than five years, performance information is set forth from the inception of trading. Performance information prior to January 1, 1991 has been excluded in accordance with CFTC regulations.

          Chesapeake has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Chesapeake has performed these computations for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the rates of return reported are based on a computation which uses the nominal account sizes of all of the accounts included, calculated in accordance with the "Only Accounts Traded" ("OAT") method, also permitted in certain circumstances by the CFTC. Chesapeake believes that this method yields substantially the same rates of return as would the Fully-Funded Subset method and that the rates of return in the performance summaries are representative of the Trading Programs for the periods presented. For the periods from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully-Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993 (the Fully-Funded Subset Advisory was released in February 1993). From January 1, 1994 on, Chesapeake has been using the Fully-Funded Subset method.

          In reviewing the following information, prospective investors should understand that performance is "net" of all actual fees and charges and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of the performance of any individual account. The fees and charges applicable to individual accounts are not specifically described herein. However, set forth below is a general description of the charges applicable to such accounts.

          Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month. Brokerage commissions are calculated on a round-turn or flat-rate basis. Round-turn commissions have ranged from approximately $7 per round-turn to approximately $50 per round-turn. Flat-rate commissions have ranged from approximately 2% of equity to approximately 9% of equity. Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis. Management fees are accrued monthly and are charged at rates ranging from 0% to 8% of equity. Incentive fees are accrued monthly and are charged at rates ranging from 12.5% to 30% of new trading profits. On certain accounts, incentive fees are reduced by the management fees paid over an agreed upon period.


          The "Notes to the Performance Summaries" are set forth on pages 86 and 87.

          The information presented has not been audited. However, Chesapeake believes that such information is accurate and fairly presented.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN ACHIEVED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

          THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

          COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE TRADING ADVISOR WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

                      PAST PERFORMANCE IS NOT NECESSARILY
                         INDICATIVE OF FUTURE RESULTS.

                  See "Risk Factors -- (2) Past Performance."

                        CHESAPEAKE CAPITAL CORPORATION
                              DIVERSIFIED PROGRAM
                           JANUARY 1991 -- JUNE 1996


          The following performance summary and chart reflect the composite performance results from January 1991 through June 1996 of the Diversified Program. Chesapeake trades this program on behalf of the Fund. The performance of the program from February 1988 (inception) through December 1990, while profitable, includes the program's two largest drawdowns, the larger of which occurred during the period August 1989 through October 1989 and was (20.58)%. The program has been utilized in trading for 176 accounts since January 1991.
As of June 30, 1996, 113 accounts had been closed and 63 accounts remained open. Of the closed accounts, 97 were profitable and 16 were unprofitable at their closing. Of the 63 open accounts, all were profitable of June 30, 1996.

                 Name of CTA:   Chesapeake Capital Corporation
                     Name of program:   Diversified Program
          Inception of client account trading by CTA:   February 1988
        Inception of client account trading in program:   February 1988

                         Number of open accounts:   63

     Aggregate assets (excluding "notional" equity) overall:   $982 million

   Aggregate assets (excluding "notional" equity) in program:   $757 million

     Aggregate assets (including "notional" equity) overall:   $982 million

   Aggregate assets (including "notional" equity) in program:   $925 million
                  Largest monthly drawdown:   (10.98)%  (1/92)
            Largest peak-to-valley drawdown:   (16.62)%  (1/92-5/92)


===============================================================================
Monthly Performance         1996     1995     1994     1993     1992     1991
- -------------------------------------------------------------------------------
January                     1.69%   (3.23)%  (3.33)%   0.42%  (10.98)%  (1.29)%
- -------------------------------------------------------------------------------
February                   (4.26)   (4.39)   (4.88)   15.99    (2.86)    4.84
- -------------------------------------------------------------------------------
March                       0.28     8.60     0.09     5.86     0.53     2.32
- -------------------------------------------------------------------------------
April                      10.16     1.45    (0.60)    7.38    (0.44)   (2.80)
- -------------------------------------------------------------------------------
May                        (3.04)    6.84     9.06     0.40    (3.66)    0.27
- -------------------------------------------------------------------------------
June                        2.92     0.88     7.02     0.98     6.52    (1.25)
- -------------------------------------------------------------------------------
July                                (3.09)   (1.70)    9.49    12.96    (1.75)
- -------------------------------------------------------------------------------
August                              (2.66)   (2.98)    5.88     3.16    (3.32)
- -------------------------------------------------------------------------------
September                            0.20     3.49    (2.63)   (6.78)    4.39
- -------------------------------------------------------------------------------
October                             (1.11)    1.97    (0.06)    5.21     4.21
- -------------------------------------------------------------------------------
November                             1.76     4.83     1.03     2.27    (4.68)
- -------------------------------------------------------------------------------
December                             9.18     2.86     5.77    (1.93)   12.08
- -------------------------------------------------------------------------------
Compound Annual             7.33%   14.09%   15.87%   61.82%    1.81%   12.51%
Rate of Return            (6 months)
===============================================================================



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
        SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 AND 87.

                                                          OTHER CHESAPEAKE CAPITAL CORPORATION  PROGRAMS
                                   ---------------------------------------------------------------------------------------------
NAME OF CTA:                         Chesapeake Capital      Chesapeake Capital      Chesapeake Capital      Chesapeake Capital
                                        Corporation             Corporation             Corporation             Corporation
                                   ---------------------------------------------------------------------------------------------
NAME OF PROGRAM:                   Financials and Metals    Pacific Rim Program   Diversified 2XL Program    Foreign Financials
                                          Program                                                                 Program
                                   ---------------------------------------------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT            February 1988           February 1988           February 1988           February 1988
 TRADING BY CTA:
                                   ---------------------------------------------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT              March 1992              June 1994               April 1994              June 1992
 TRADING IN PROGRAM:                                        ceased trading 8/95                             ceased trading 6/94
                                   ---------------------------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:                     6                       0                       4                       0
                                   ---------------------------------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING             $809 million            $809 million            $809 million            $809 million
 "NOTIONAL" EQUITY) OVERALL:
                                   ---------------------------------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING             $29 million                 N/A                 $23 million                 N/A
 "NOTIONAL" EQUITY) IN PROGRAM:
                                   ---------------------------------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING             $982 million            $982 million            $982 million            $982 million
 "NOTIONAL" EQUITY) OVERALL:
                                   ---------------------------------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING             $34 million                 N/A                 $23 million                 N/A
 "NOTIONAL" EQUITY) IN PROGRAM:
                                   ---------------------------------------------------------------------------------------------
LARGEST MONTHLY DRAWDOWN:             (5.65)%   (2/94)        (3.30)%   (7/95)        (9.38)%   (2/96)        (5.77)%   (9/92)
                                   ---------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.
                                _______________

       SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 AND 87.


                                   ---------------------------------------------------------------------------------------------
LARGEST PEAK-TO-VALLEY             (10.36)%   (1/94-2/94)     (3.30)%   (7/95)     (15.07)%   (1/95-2/95)     (5.77)%   (9/92)
 DRAWDOWN:
                                   ---------------------------------------------------------------------------------------------
1996 COMPOUND RATE OF RETURN:        3.95%   (6 months)             N/A              9.45%   (6 months)             N/A
                                   ---------------------------------------------------------------------------------------------
1995 COMPOUND RATE OF RETURN:              12.61%           37.04%    (8 months)           18.77%                   N/A
                                   ---------------------------------------------------------------------------------------------
1994 COMPOUND RATE OF RETURN:              3.22%            (2.76)%   (7 months)    26.88%   (9 months)     (1.77)%   (6 months)
                                   ---------------------------------------------------------------------------------------------
1993 COMPOUND RATE OF RETURN:              68.53%                   N/A                     N/A                    21.90%
                                   ---------------------------------------------------------------------------------------------
1992 COMPOUND RATE OF RETURN:       24.19%   (10 months)            N/A                     N/A             21.42%   (7 months)
                                   ---------------------------------------------------------------------------------------------
1991 COMPOUND RATE OF RETURN:               N/A                     N/A                     N/A                     N/A
                                   ---------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.
                                _______________

       SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 AND 87.

                         JOHN W. HENRY & COMPANY, INC.


               AUGUST 1, 1996 ALLOCATION OF TRADED ASSETS:  20%

BACKGROUND


          John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Company, Inc. ("JWH"), to conduct business as a commodity trading advisor. JWH trades numerous contracts on a 24-hour basis in the United States, Europe and Asia, and has grown to be one of the largest advisors in the managed futures industry, managing approximately $1.3 billion (excluding "notional" funds) in customer capital. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. JWH's registration as a CTA became effective in February 1982 and its registration as a CPO became effective in July 1989. JWH is a member of the NFA in these capacities.

          Mr. John W. Henry is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of The John W. Henry Trust dated July 27, 1990.
Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs.

          Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA"), the Managed Futures Trade Association ("MFTA") and has served on the nominating committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the principal offices of JWH. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investments, Inc., JWH Risk Management Inc., and JWH Asset Management, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has and will continue to devote considerable time to business activities unrelated to JWH and its affiliates.


          Mr. Mark H. Mitchell is Vice Chairman and a member of the JWH Board of Directors. He is also Vice Chairman and a director of JWH Risk Management, Inc., director of JWH Asset Management, Inc., and Vice President of JWH Investments, Inc. Prior to his employment at JWH commencing in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he had headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association ("MFA"). Mr. Mitchell is currently a member of the CPO/CTA Advisory Committee and the Special Committee for the Review of the Multi-Tiered Regulatory Approach to NFA Rules, both of the NFA. In addition, he has served as a member of the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of Futures International Law Letter and its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


          Mr. David R. Bailin is an Executive Vice President and a member of the Operating Committee of JWH. He is also President of JWH Investments, Inc., JWH Risk Management, Inc., JWH Asset Management, Inc., President and director of Westport Capital Management Corporation and President and Chairman of the Board of Directors of Global Capital Management Limited. He is responsible for the development, implementation and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was Managing Director-Development since April 1994 for Global Asset Management (GAM), a Bermuda-based investment management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

          Mr. Peter F. Karpen is a Managing Director of JWH. Mr. Karpen announced his resignation from JWH on March 18, 1996 but will continue in his present capacity for approximately six months from that date. Mr. Karpen joined JWH in June 1995 from CS First Boston where he had been Director of Futures and Options since 1988 and Vice President since 1981. Mr. Karpen has been a member of the board of the FIA since 1984 and a member of its executive committee since 1988. Mr. Karpen was chairman of the FIA in 1994 and 1995. In addition, he is public director of the New York Cotton Exchange and serves on the CFTC's Financial Products Advisory Committee. He has been a Trustee of the Futures Industry Institute, a member of the CFTC's Regulatory Coordination Advisory Committee and a member of several commodities and securities exchanges in the United States. He received his B.A. from Boston University and M.B.A. from Boston College.


          Mr. James E. Johnson, Jr., is chief financial officer and chief administrative officer for JWH. He also serves as a member of JWH's Operating Committee. Mr. Johnson is also a principal of Westport Capital Management Corporation, JWH Investments, Inc., JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he had been managing director and chief financial officer for their institutional asset management division since January 1983. His areas of responsibility included finance, operations, and technology. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.

          Ms. Elizabeth A.M. Kenton is a Senior Vice President, the Director of Compliance and a member of the Operating Committee of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Ms. Kenton is also a Senior Vice President of JWH Risk Management, Inc., the Vice President of JWH Asset Management, Inc., a director of Westport Capital Management Corporation, the Executive Vice President of JWH Investments, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Finance and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and Treasury options trading. She received a B.S. in Finance from Ithaca College.

          Ms. Mary Beth Hardy is Senior Vice President and Director of Trading Administration and a member of the Operating and Investment Policy Committees of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in Research and Development and Trading. Prior to her employment at JWH, beginning in 1989 Ms. Hardy held the position of Associate Editor at Waters Information Services, a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers, Inc. where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson at Shearson in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the Managed Futures Association and chairs its Trading and Markets Committee. She received a B.B.A. in Finance from Pace University.

          Mr. David M. Kozak is Counsel to the firm, Vice President and Secretary of JWH. He is also secretary of JWH Risk Management, Inc., JWH Asset Management, Inc. and Assistant Secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

          Mr. Kevin S. Koshi is a Senior Vice President, Chief Trader and a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and the implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

          Mr. Barry S. Fox is the Director of Research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of new programs. He also supports and maintains proprietary systems/models used to generate JWH trades. Mr. Fox joined JWH in March 1991, and since that time he has held positions of increasing responsibility in the Research and Product Development Departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support since October 1990 for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.


          Ms. Glenda G. Twist is a Director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison, and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH.
Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to December 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.

          Mr. Michael D. Gould is Director of Investor Services at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as senior sales manager and vice president-futures for the Managed Futures
Department.   He held the identical position with the predecessor firms of
Shearson Lehman Bros. and Lehman Bros. from October 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a nonferrous metals trading and export business which he ran until September 1985.

          Mr. Jack M. Ryng, C.P.A., joined JWH as the Controller in November 1991. Mr. Ryng is also Chief Financial Officer and Secretary of JWH Investments, Inc. Prior to that time, he was a Senior Manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he was a senior accountant for Leonard Rosen & Co. Mr. Ryng is a member of AICPA and the New York C.P.A. Society, and is a member of the board of the New York Operations Division of the FIA. He received a B.S. in Business Administration from Duquesne University.

          Mr. Michael J. Scoyni is a Managing Director of JWH and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

          Mr. Christopher E. Deakins is a Vice President of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.


          Mr. Chris J. Lautenslager is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in April 1996, he was the vice president of institutional sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.

          Mr. Edwin B. Twist is a Director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was Secretary and Treasurer at J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991. Prior to his employment at JWH, Mr. Twist was an owner and manager for 16 years of a 2,500-acre commercial farm in eastern Arkansas.

          Ms. Nancy O. Fox, C.P.A., is a Vice President and the director of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.


THE INVESTMENT POLICY COMMITTEE


          The Investment Policy Committee is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the Investment Policy Committee, and participation of its discussions and decisions by non-members, may vary overtime.

TRADING STRATEGY

          JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. JWH currently operates thirteen trading programs. JWH implements the Financial and Metals Portfolio for the Fund.


          JWH's systematic investment process is designed to generate, over market cycles, excellent risk-adjusted rates of return under favorable and adverse market conditions. The JWH process capitalizes on emerging, long-term, rising and falling price trends and ignores day-to-day price fluctuations. To ensure disciplined implementation of its investment philosophy, JWH uses mathemathical models to execute investment decisions in more than 50 global markets encompassing currencies, commodities and financial securities. All JWH investment programs follow the strict money management framework outlined below.


          The first step in the JWH investment process is the identification of a price trend. While there are many ways to identify trends, JWH uses a methodology which identifies opportunities in order to attempt to capture a majority of the significant price movements in a given market. The process presumes that such price movements will often exceed the expectation of the general marketplace. As such, the JWH discipline is to pare losing positions relatively quickly while allowing profitable positions to mature. Positions held for two to four months are not unusual, and certain positions have been held for more than one year. Historically, only thirty to forty percent of all trades traded pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing positions have been liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent (60)%. Similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid losses of such magnitude.

          JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of program leverage, commencement of trading in an account, contracts traded, contract month selection, margin utilization and effective trade execution.


PROGRAM MODIFICATIONS


          In an effort to maintain and improve trading performance, JWH has engaged, and continues to engage, in extensive research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

          As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLIP will generally not be informed of any such changes.


LEVERAGE

          Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Factors which may affect the decision to adjust leverage include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of investors in the Fund.


ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

          JWH has developed procedures for trading pool accounts, such as the Fund, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with the equity in the account on the date of these transactions, JWH's practice is to adjust positions as nearly as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variations in the net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as nearly as possible to the close of business on the last trading day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or even before the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively, and may cause one series of Units to under- or outperform other series during the same time periods.

          JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of cash or forward contracts transacted through banks, brokerage firms or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of these entities' failure, inability or refusal to perform with respect to such contracts.

The Financial and Metals Portfolio

          Researched through 1983, a systematic method was first traded in a format using solely financial and metals futures in August 1984. That program, the Financial and Metals Portfolio, used by JWH in managing Fund assets, uses quantitative, trend analysis models, participates in four major market sectors -
- - interest rates, world currencies, stock indices and precious metals -- and initiates trades according to trend-emergence and computerized determination of relative risk.


          The Financial and Metals Portfolio may take long, short or neutral positions within the four market sectors traded. Because assets are concentrated in interest rates, currencies, stock indices and metals only, volatility can be higher than in a more diversified portfolio.

Other JWH Programs

          In addition to the Financial and Metals Portfolio, JWH currently operates twelve other trading programs for U.S. and non-U.S. investors, none of which are utilized by JWH for the Fund. Each program is operated separately and independently. With the exception of InterRate(TM), a yield enhancement strategy, these programs emphasize intermediate and long-term, quantitative, trend-analysis models designed with the objective of achieving speculative rates of return.

          The Original Investment Program, which began in 1981, uses long-term, quantitative models. This program trades in seven different market sectors trading 20 to 25 commodities on both U.S. and non-U.S. exchanges. The KT Diversified Program began in 1983 and ceased trading in February 1994. This program utilized a neutral phase, and thus did not maintain constant positions in the markets. This program participated in eight market sectors and traded 19 to 24 commodities only on U.S. exchanges. The Global Diversified Portfolio invests in futures and forward contracts in a number of different markets, sectors, and countries and is JWH's most diversified trading program. This program has been trading for investors since June 1988. The International Foreign Exchange Program, begun in 1986, concentrates exclusively on trading between 10 to 15 foreign currencies in outright and cross-rate positions, primarily through forward contracts. Portfolios are dynamic and include from time to time various matrices of futures positions. InterRate(TM), which commenced trading in November 1987, uses a portfolio of foreign currency contracts that seeks to capture interest-rate differentials between countries. This program utilizes leverage that is significantly lower than other JWH programs, reducing risk as it seeks to generate returns significantly enhanced over the prevailing 91-day U.S. government securities rate.


          The World Financial Perspective, which began in 1986, trades the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar and the U.S. dollar. The pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in futures portfolios. In February 1991, JWH began trading a portfolio in which the same techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations, known as "the Group of Seven" and Switzerland. These currencies are the Japanese yen, British pound, Canadian dollar, German mark, French franc, Italian lira, the U.S. dollar and Swiss franc and are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the interbank market and from time to time on U.S. futures exchanges. The Yen Financial Portfolio began in August 1991 and uses the same quantitative models used in the Financial and Metals Portfolio. The Yen Financial Portfolio trades futures on the Japanese yen, the 10-year Japanese Government Bond, the Euroyen and the Nikkei 225 stock index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to trade a combined portfolio of currencies and international long-term bonds. In June 1994, JWH began trading the Global Financial Portfolio, which utilizes the same reversal approach as the Original Investment Program. The program trades in four market sectors: interest rates, stock indices, currencies and energy. The Dollar Program began trading proprietary capital in June 1994. This program is designed to capitalize on price movements in the U.S. Dollar utilizing intermediate-term and long-term quantitative trend analysis models, and takes outright positions in the Japanese yen, German mark, Swiss franc, and British pound versus the U.S. dollar. (No performance summary is included for the Dollar Program because no client accounts had been managed pursuant to that Program as of June 30, 1996.)


          The Worldwide Bond Program (WWB) began trading proprietary capital in 1994. WWB invests in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond, and Australian 10-year bond. Although WWB concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. Unlike most fixed income investments, WWB is not limited to investments that have the potential to profit in a stable or declining interest rate environment. Rather, WWB is designed to capitalize on dominant trends, whether rising or falling, in worldwide bond markets. (No performance summary is included for WWB because no client accounts had been managed pursuant to this program as of June 30, 1996.)

          The Delevered Yen Denominated Financial and Metals Profile which began trading in October 1995 seeks to capitalize on sustained moves in global financial markets utilized intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one half of the leverage of the traditional Financial and Metals portfolio and is traded from the perspective of the Japanese yen.

PAST PERFORMANCE


          The following information describes the composite actual performance of all customer and proprietary accounts managed by JWH and JWH Investments Inc. JWH trades its Financial and Metals Portfolio on behalf of the Fund. As of June 30, 1996, JWH was managing approximately $1.3 billion (excluding "notional" funds) of customer funds in the futures and forwards markets. All performance information is current as of June 30, 1996.

          Performance information is set forth for the most recent five full years for each JWH and JWH Investments, Inc. program or, in the event that a program has been trading for less than five years, performance information is set forth from the inception of client account trading in such program. Performance information prior to January 1, 1991 has been excluded in accordance with CFTC regulations.


          The "Notes to the Performance Summaries" are set forth on pages 86 through 87.


          An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same investment program, can have varying performance results. The reasons for this include numerous material differences among accounts including, but not limited to: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the periods during which accounts are active; (c) the investment program used (even if all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH); (d) leverage employed; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid; (h) the timing of orders to open or close positions; (i) the market conditions which in part determine the quality of trade executions; and (j) trading instructions/restrictions of the client.

          During the periods covered by the performance summaries, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In general, before 1993 JWH traded its programs with greater leverage than it does currently. In addition, the subjective aspects of JWH's trading methods may have been utilized more often in recent years and, therefore, have had a more pronounced effect on performance results during recent periods. In reviewing the JWH performance summaries, prospective investors should bear in mind the possible effects of these, and other, variations on rates of return and in the application of JWH's investment methods.

          The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any of the accounts represented in the performance summaries. Investors are further cautioned that the data set forth in the performance summaries is not indicative of any trading results which may be attained by JWH in the future, since past performance is not necessarily indicative of future results. On several occasions, JWH has decreased leverage over the last five years, in certain markets as well as in entire trading programs. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

          Prior to December 1991 for JWH, and July 1992 for JWH Investments, Inc., performance summaries are presented on a cash basis except as otherwise stated herein. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

          Beginning with the change to the accrual basis of accounting for incentive fees (in December 1991 for JWH and July 1992 for JWH Investments, Inc.), the net effect on monthly net performance and the monthly rates of return in the performance summaries of continuing to record interest income, management fees, commissions and other expenses on a cash basis differs immaterially from the results which would be obtained using accrual basis accounting.

          Advisory fees vary from account to account managed pursuant to all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

          The Notes to the Performance Summaries are an integral part of such performance summaries, which are presented on a cash basis except as otherwise described herein.

ADDITIONAL NOTE TO THE FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE
- ---------------------------------------------------------------------------
SUMMARY
- -------

          In May 1992, 35 percent of the assets in the Financial and Metals Portfolio was deleveraged 50 percent at the request of a client. The deleveraging materially affected the rates of return achieved. The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio performance summary was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals Portfolio performance summary, the 1992 annual rate of return would have been negative 3.9 percent. The effect of this deleveraging was eliminated in September 1992.

          Additionally, the Financial and Metals Portfolio composite performance summary includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio performance summary.

ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARIES
- ------------------------------------------------------------------------------

          The Yen Financial Portfolio is traded from the Japanese yen perspective. Accounts may be opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with yen-denominated balances. Over time, as profits and losses are recognized in yen-denominated Japanese markets, accounts may hold varying levels of U.S. dollars and Japanese yen. Additionally, the interbank positions are adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. Because performance may be affected by fluctuations in the dollar/yen conversion rate, and investors may open accounts with either U.S. dollar or Japanese yen deposits, performance records from the perspective of both denominations are presented.

          Accordingly, as the equity mix between U.S. dollars and Japanese yen varies, performance from each perspective will also vary. Investors should be aware that their individual account performance may differ from the composite performance summaries presented in relation to the perspective of their base currency. Such differences arise from exchange rate movements, percentage of account balances held in yen, and fee arrangements.




ADDITIONAL NOTE TO THE GLOBAL FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARY
- -------------------------------------------------------------------------------


          Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44 percent and negative 17 percent, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101 percent, 75 percent and 67 percent, respectively. As of June 1995, these accounts now maintain mature positions and are performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts therefore achieved annual rates of return for 1995 of 122%, 92% and 78%, respectively.


ADDITIONAL NOTE TO THE SUMMARIES PRESENTED WHICH UTILIZE THE FULLY-FUNDED SUBSET
- --------------------------------------------------------------------------------
METHOD -- I.E., THE JWH GLOBAL DIVERSIFIED PORTFOLIO, ORIGINAL INVESTMENT
- -------------------------------------------------------------------------
PROGRAM AND JWH INVESTMENTS, INC. INTERRATE(TM) (THE "FULLY-FUNDED SUBSET
- -------------------------------------------------------------------------
SUMMARIES")
- -----------

          The level of actual funds in the accounts that comprise these two performance summaries currently requires additional disclosure. Actual funds are the amount of margin-qualifying assets on deposit. Nominal account size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of actual funds. Notional funds are the amount by which the nominal account size exceeds the amount of actual funds. The amount of notional equity in the accounts that compose these summaries requires additional disclosure under current CFTC policy. The Fully-Funded Subset Summaries include notional equity in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. See "--Chesapeake Capital Corporation -- Past Performance," above. This method permits notional and fully-funded accounts to be included in a single performance summary.

          To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the programs.


          These computations have been performed for the Original Investment Program since June 1, 1996 and were performed for the Global Diversified Portfolio from January 1,1 992 to May 31,1996 and JWH Investments, Inc.'s InterRate(TM) from inception to its close. They were designed to provide assurance that the performance presented in the Fully-Funded Subset Summaries and calculated on a Fully-Funded Subset basis would be representative of such performance calculated on a basis which includes notional funds in beginning equity. The rates of return in the Fully-Funded Subset Summaries are calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. JWH and JWH Investments, Inc. believe that this method yields substantially the same adjusted rates of return as would the Fully-Funded Subset method were there any "fully-funded" accounts, and that the rates of return for the Fully-Funded Subset Summaries are representative of the performance of the programs for the periods presented.

          The information presented has not been audited. However, JWH and JWH Investments, Inc. believe that such information is accurate and fairly presented.

          INTERRATE(TM) IS QUALITATIVELY DIFFERENT FROM THE METHODS WHICH GENERATED THE COMPOSITE PERFORMANCE SUMMARIES OF OTHER JWH INVESTMENT PROGRAMS. THE PROGRAMS REPRESENTED IN THE COMPOSITE PERFORMANCE RECORD DIFFER FROM INTERRATE(TM) WITH RESPECT TO: (a) FEES CHARGED; (b) LENGTH OF TIME FOR WHICH POSITIONS ARE HELD; (c) POSITIONS TAKEN; (d) LEVERAGE USED; AND (e) RATE OF RETURN OBJECTIVES.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

          A NUMBER OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES WERE TRADED IN A MANNER MATERIALLY DIFFERENT FROM THAT IN WHICH JWH TRADES ON BEHALF OF THE FUND.

          THE FOLLOWING PERFORMANCE SUMMARIES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED THE FUND.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

                      PAST PERFORMANCE IS NOT NECESSARILY
                         INDICATIVE OF FUTURE RESULTS.

                  See "Risk Factors -- (2) Past Performance."

                         JOHN W. HENRY & COMPANY, INC.
                         FINANCIAL AND METALS PORTFOLIO


                            JANUARY 1991 - JUNE 1996


          The following performance summary and chart reflect the composite performance results from January 1991 through June 1996 of the Financial and Metals Portfolio. JWH trades this program on behalf of the Fund. The program has been utilized in trading for 355 accounts since its inception. As of June 30, 1996, 279 accounts had been closed and 76 client accounts remained open. Of the closed accounts, 242 were profitable and 37 were unprofitable at their closing. Of the 76 open client accounts, 74 were profitable and 2 were unprofitable as of June 30, 1996.

                 Name of CTA:  John W. Henry & Company, Inc.
               Name of program:  Financial and Metals Portfolio
          Inception of client account trading by CTA:  October 1982
        Inception of client account trading in program:  October 1984


                     Number of open client accounts:  76
    Aggregate assets (excluding "notional" equity) overall:  $1.3 billion


   Aggregate assets (excluding "notional" equity) in program:  $881 million
    Aggregate assets (including "notional" equity) overall:  $1.3 billion


   Aggregate assets (including "notional" equity) in program:  $881 million
                  Largest monthly drawdown:  (18.0)% (1/92)
           Largest peak-to-valley drawdown:  (39.5)% (12/91-5/92)


============================================================================================
Monthly Performance         1996      1995        1994        1993        1992        1991
- --------------------------------------------------------------------------------------------
January                      6.0%     (3.8)%*     (2.9)%*     3.3%*      (18.0)%*    (2.3)%
- --------------------------------------------------------------------------------------------
February                    (5.5)     15.7*       (0.6)*     13.9*       (13.5)*      3.8
- --------------------------------------------------------------------------------------------
March                        0.7      15.3*        7.2*      (0.3)*        3.0*       4.5
- --------------------------------------------------------------------------------------------
April                        2.3       6.1*        0.9*       9.3*       (12.2)*     (0.8)
- --------------------------------------------------------------------------------------------
May                         (1.7)      1.2*        1.3*       3.3*        (5.7)*     (0.3)*
- --------------------------------------------------------------------------------------------
June                         2.2      (1.7)*       4.5*       0.1*        21.9*      (1.3)*
- --------------------------------------------------------------------------------------------
July                                  (2.3)*      (6.1)*      9.7*        25.5*     (13.4)*
- --------------------------------------------------------------------------------------------
August                                 2.1*       (4.1)*     (0.8)*       10.2*       4.8*
- --------------------------------------------------------------------------------------------
September                             (2.1)        1.5*       0.2*        (5.2)*     25.8*
- --------------------------------------------------------------------------------------------
October                                0.3         1.7*      (1.1)*       (4.5)*     (7.7)*
- --------------------------------------------------------------------------------------------
November                               2.6        (4.4)*     (0.3)*       (0.8)*      6.6*
- --------------------------------------------------------------------------------------------
December                               1.7        (3.5)*      2.9*        (2.6)*     39.4*
- --------------------------------------------------------------------------------------------
Compound Annual             3.56%    38.53%*      (5.32)%*   46.82%*    (10.89)%*    61.88%*
Rate of Return           (6 months)
============================================================================================


     The rates of return marked by an asterisk (*) indicate the presence of proprietary capital included in the performance of the program. In May 1991, one proprietary account commenced trading and in March 1992 a second proprietary account commenced trading. Both accounts appear in the capsule performance from their inception until August 1995. The maximum percentage of proprietary funds during this time period was less than 0.50%. These proprietary funds had no material effect on the rate of return.


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 AND 87.

                          --------------------------------------------------------------------------------------------------------
                                                          OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS
                          --------------------------------------------------------------------------------------------------------
NAME OF CTA:                  John W. Henry   John W. Henry    John W. Henry    John W. Henry   John W. Henry       JohnW. Henry
                             & Company, Inc. & Company, Inc.  & Company, Inc.  & Company, Inc. & Company, Inc.     & Company, Inc.
                          --------------------------------------------------------------------------------------------------------
NAME OF PROGRAM:                Original         Global        International      The World    Global Financial     Delevered Yen
                               Investment      Diversified     Currency and       Financial       Portfolio          Denominated
                                 Program        Portfolio     Bond Portfolio     Perspective                        Financial and
                                                                                                                   Metals Profile
                          --------------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT           October 1982    October 1982     October 1982     October 1982     October 1982       October 1982
ACCOUNT TRADING BY CTA:
                          --------------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT           October 1982      June 1988      January 1993      April 1987       June 1994         October 1995
ACCOUNT TRADING IN
PROGRAM:
                          --------------------------------------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:           25              17                1                5               3                   1
                          --------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS              $1.3 billion    $1.3 billion     $1.3 billion     $1.3 billion     $1.3 billion     $  1.3 billion
(EXCLUDING "NOTIONAL"
EQUITY) OVERALL:
                          --------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS              $109 million     $91 million      $2 million       $15 million     $21 million      (Yen)554,486,748
(EXCLUDING "NOTIONAL"
EQUITY) IN PROGRAM:
                          --------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS              $1.3 billion    $1.3 billion     $1.3 billion     $1.3 billion     $1.3 billion     $  1.3 billion
(INCLUDING "NOTIONAL"
EQUITY) OVERALL:
                          --------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS              $130 million    $111 million      $2 million       $15 million     $51 million      (Yen)554,486,748
(INCLUDING "NOTIONAL"
EQUITY) IN PROGRAM:
                          --------------------------------------------------------------------------------------------------------
LARGEST MONTHLY DRAWDOWN:        (14.1)%         (16.8)%          (6.7)%           (21.6)%         (17.4)%             (3.2)%
                                 (10/94)         (7/91)           (7/94)           (1/92)          (11/94)             (2/96)
                          --------------------------------------------------------------------------------------------------------
LARGEST PEAK-TO-VALLEY           (26.2)%         (29.1)%          (20.1)%          (32.0)%         (46.0)%             (3.7)%
DRAWDOWN:                     (6/94-10/94)    (12/91-5/92)      (6/94-1/95)     (12/91-10/92)    (6/94-1/95)         (1/96-5/96)
                          --------------------------------------------------------------------------------------------------------
1996 COMPOUND RATE OF             (3)%            (11)%            (1)%              12%              4%               (0.7)%
RETURN:                        (6 months)      (6 months)       (6 months)       (6 months)       (6 months)        (6 months)
                          --------------------------------------------------------------------------------------------------------
1995 COMPOUND RATE OF              53%             20%              37%              32%             86%                0.2%
RETURN:                                                                                                              (3 months)
                          --------------------------------------------------------------------------------------------------------
1994 COMPOUND RATE OF             (6)%             10%             (2)%             (15)%           (38)%                N/A
RETURN:                                                                                           (7 months)
                          --------------------------------------------------------------------------------------------------------
1993 COMPOUND RATE OF              41%             60%              15%              14%             N/A                 N/A
RETURN:
                          --------------------------------------------------------------------------------------------------------
1992 COMPOUND RATE OF              11%            (13)%             N/A             (23)%            N/A                 N/A
RETURN:
                          --------------------------------------------------------------------------------------------------------
1991 COMPOUND RATE OF              5%              40%              N/A              15%             N/A                 N/A
RETURN:
                          --------------------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

       SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 THROUGH 87.

                          --------------------------------------------------------------------------------------------------------
                                                          OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS
                          --------------------------------------------------------------------------------------------------------
NAME OF CTA:                 John W. Henry    John W. Henry   John W. Henry    John W. Henry         JWH                JWH
                            & Company, Inc.  & Company, Inc. & Company, Inc.  & Company, Inc. Investments, Inc.  Investments, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
NAME OF PROGRAM:             International    G-7 Currency    InterRate(TM)         KT          Financial and      InterRate(TM)
                                Foreign         Portfolio                       Diversified   Metals Portfolio
                               Exchange                                           Program
                                Program
- ----------------------------------------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT          October 1982     October 1982    October 1982     October 1982    September 1991     September 1991
ACCOUNT TRADING BY CTA:
- ----------------------------------------------------------------------------------------------------------------------------------
INCEPTION OF CLIENT           August 1986     February 1991   December 1988    January 1984;   September 1991;    February 1992;
ACCOUNT TRADING IN                                                                ceased       ceased trading     ceased trading
PROGRAM:                                                                       trading 2/94         7/95               11/93
- ----------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPEN ACCOUNTS:           7                8               1                0                0                  0
- ----------------------------------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS             $1.3 billion     $1.3 billion    $1.3 billion     $1.3 billion     $1.3 billion       $1.3 billion
(EXCLUDING "NOTIONAL"
EQUITY) OVERALL:
- ----------------------------------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS              $75 million      $86 million     $18 million          N/A              N/A                N/A
(EXCLUDING "NOTIONAL"
EQUITY) IN PROGRAM:
- ----------------------------------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS             $1.3 billion     $1.3 billion    $1.3 billion     $1.3 billion     $1.3 billion       $1.3 billion
(INCLUDING "NOTIONAL"
EQUITY) OVERALL:
- ----------------------------------------------------------------------------------------------------------------------------------
AGGREGATE ASSETS              $75 million      $86 million     $18 million          N/A              N/A                N/A
(INCLUDING "NOTIONAL"
EQUITY) IN PROGRAM:
- ----------------------------------------------------------------------------------------------------------------------------------
LARGEST MONTHLY DRAWDOWN:       (12.0)%          (10.7)%         (9.71)%          (19.2)%          (16.6)%            (9.3)%
                                (1/92)           (1/92)          (9/92)           (7/91)           (1/92)             (9/92)
- ----------------------------------------------------------------------------------------------------------------------------------
LARGEST PEAK-TO-VALLEY          (24.1)%          (19.5)%         (17.8)%          (40.6)%          (34.4)%            (20.6)%
DRAWDOWN:                    (12/91-4/92)      (7/93-1/95)     (8/92-2/94)      (1/91-3/92)     (12/91-5/92)       (8/92-11/93)
- ----------------------------------------------------------------------------------------------------------------------------------
1996 COMPOUND RATE OF             4%              (3)%             8%               N/A              N/A                N/A
RETURN:                       (6 months)       (6 months)      (6 months)
- ----------------------------------------------------------------------------------------------------------------------------------
1995 COMPOUND RATE OF             17%              32%             5%               N/A              30%                N/A
RETURN:                                                                                          (7 months)
- ----------------------------------------------------------------------------------------------------------------------------------
1994 COMPOUND RATE OF            (6)%             (5)%             3%              (14)%            (1)%                N/A
RETURN:                                                                         (2 months)
- ----------------------------------------------------------------------------------------------------------------------------------
1993 COMPOUND RATE OF            (5)%             (6)%            (5)%              21%              46%               (10)%
RETURN:                                                                                                             (11 months)
- ----------------------------------------------------------------------------------------------------------------------------------
1992 COMPOUND RATE OF             5%               15%            (1)%             (12)%            (4)%               (3)%
RETURN:                                                                                                             (11 months)
- ----------------------------------------------------------------------------------------------------------------------------------
1991 COMPOUND RATE OF             39%              49%             9%              (2)%              59%                N/A
RETURN:                                        (11 months)                                       (4 months)
- ----------------------------------------------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

       SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 THROUGH 87.

                JOHN W. HENRY & COMPANY, INC. TRADING PROGRAMS
                             PERFORMANCE SUMMARIES

                            YEN FINANCIAL PORTFOLIO

                  Name of CTA:  John W. henry & Company, Inc.
              Inception of client account trading:  October 1982
         Inception of client account trading in program:  January 1992
                          Number of open accounts:  7
     Aggregate assets (excluding "notional" equity) overall: $1.3 billion Aggregate assets (including "notional" equity) overall: $1.3 billion
    Aggregate assets (excluding "notional" equity) in program: $38 billion Aggregate assets (including "notional" equity) in program: $1.3 billion

                         See Additional Note on p. 101


- -------------------------------------------------------------------------------------------------------------------------
                                                AGGREGATE                                  LARGEST          LARGEST
ACCOUNT NO.                   INCEPTION OF       ASSETS            COMPOUND RATE           MONTHLY       PEAK-TO-VALLEY
                                TRADING       JUNE 30, 1996        OF RETURN (%)         DRAWDOWN %        DRAWDOWN %
- --------------------------------------------------------------------------------------------------------------------------
1                            1/92             $6 million      1996: (15.4)  (6 months)   (14.4)-2/92   (26.8)-5/95-5/96
                                                              1995:  20.6
                                                              1994: (13.0)
                                                              1993:  76.4
                                                              1992:  20.1
- --------------------------------------------------------------------------------------------------------------------------
2                            1/93             $1 million      1996: (15.2)  (6 months)   (6.9) - 7/95  (25.9) - 4/95-6/96
                                                              1995:  21.0
                                                              1994:  (8.8)
                                                              1993:  71.4
- --------------------------------------------------------------------------------------------------------------------------
3                            1/94             $900,000        1996: (12.8)  (6 months)   (6.0) - 7/95  (23.0) - 4/95-5/96
                                                              1995:  22.4
                                                              1994:  (7.5)
- --------------------------------------------------------------------------------------------------------------------------
4                            6/94             $22 million     1996: (11.0)  (6 months)   (6.5) - 7/95  (19.6) - 4/95-5/96
                                                              1995:  24.2
                                                              1994:  (1.6)  (6 months)
- --------------------------------------------------------------------------------------------------------------------------
5                            8/94             $4 million      1996: (13.3)  (6 months)   (7.1) - 7/95  (27.3) - 4/95-5/96
                                                              1995:  21.1
                                                              1994:  (4.3)  (5 months)
- --------------------------------------------------------------------------------------------------------------------------
6                            1/95             $2 million      1996: (17.4)  (6 months)   (7.5) - 8/95  (32.1) - 5/95-6/96
                                                              1995:  13.2
- --------------------------------------------------------------------------------------------------------------------------
7                            3/94             (Yen)176        1996:  (6.7)  (6 months)   (4.6) - 5/95  (12.8) - 3/94-1/95
                                              million
                                                              1995:  28.1
                                                              1994: (11.2)  (10 months)
- --------------------------------------------------------------------------------------------------------------------------
8                            4/92             closed - 9/93   1993:  62.6                (11.7) - 5/92 (11.7) - 4/92-5/92
                                                              1992:  27.0   (9 months)
- --------------------------------------------------------------------------------------------------------------------------
9                            2/92             closed - 12/92  1992:  32.7   (11 months)  (11.5) - 2/92 (11.5) - 2/92

- --------------------------------------------------------------------------------------------------------------------------
10                           3/94             closed - 12/94  1994:  (7.4)  (10 months)  (5.4) - 5/94  (10.5) - 4/94-12/94
- --------------------------------------------------------------------------------------------------------------------------
11                           11/93            closed - 8/95   1995:  20.0   (8 months)   (9.0) - 8/95  (18.8) - 4/95-8/95
                                                              1994: (13.4)
                                                              1993:   5.2   (2 months)
- --------------------------------------------------------------------------------------------------------------------------
12                           11/93            closed - 1/95   1995:  (0.7)  (1 month)    (6.3) - 5/94  (16.5) - 4/94-1/95
                                                              1994: (15.1)
                                                              1993:   4.8   (2 months)
- --------------------------------------------------------------------------------------------------------------------------
13                           12/92            closed - 3/96   1996:  (4.1)  (3 months)   (4.9) - 7/95  (15.8) - 12/93-1/95
                                                              1995:  31.4
                                                              1994:  (14.1)
                                                              1993:   69.2
                                                              1992:   0.1   (1 month)
- --------------------------------------------------------------------------------------------------------------------------
14                           1/93             closed - 12/95  1995: (10.9)               (6.2) - 6/95  (15.8) - 4/95-12/95
                                                              1994:  (4.1)
                                                              1993:  43.6
- --------------------------------------------------------------------------------------------------------------------------
15                           4/93             closed - 9/94   1994: (19.0)  (9 months)   (5.8) - 5/94  (19.9) - 11/93-9/94
                                                              1993:  25.3   (9 months)
- --------------------------------------------------------------------------------------------------------------------------
16                           1/94             closed - 8/94   1994:  (6.7)  (8 months)   (5.5) - 5/94  (11.0) - 4/94-8/94
- --------------------------------------------------------------------------------------------------------------------------
17                           12/92            closed - 1/96   1996:   0.3   (1 month)    (6.0) - 7/95  (12.4) - 4/95-10/95
                                                              1995:  26.6
                                                              1994:  (5.1)
                                                              1993:  73.9
                                                              1992:  (1.0)  (1 month)
- --------------------------------------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

       SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 THROUGH 87.

                JOHN W. HENRY & COMPANY, INC. TRADING PROGRAMS
                             PERFORMANCE SUMMARIES

                            YEN FINANCIAL PORTFOLIO

                  Name of CTA: John W. Henry & Company, Inc.
               Inception of client account trading: October 1982
         Inception of client account trading in program: January 1992
                          Number of open accounts: 7
     Aggregate assets (excluding "national" equity) overall: $1.3 billion Aggregate assets (including "national" equity) overall: $1.3 billion
    Aggregate assets (excluding "national" equity) in program: $38 million Aggregate assets (including "national" equity) in program: $38 million

                         See Additional Note on p. 101


- -------------------------------------------------------------------------------------------------------------------------------
                                        AGGREGATE                                          LARGEST              LARGEST
ACCOUNT NO.         INCEPTION OF         ASSETS                COMPOUND RATE               MONTHLY           PEAK-TO-VALLEY
                      TRADING         JUNE 30, 1996            OF RETURN (%)             DRAWDOWN %            DRAWDOWN %
- -------------------------------------------------------------------------------------------------------------------------------
    18              3/94               closed - 4/96       1996:  (6.3)   (4 months)       (6.2) - 7/95      (18.5) - 4/95-4/96
                                                           1995:  18.5
                                                           1994: (10.1)  (10 months)
- -------------------------------------------------------------------------------------------------------------------------------
    19              12/94              closed              1996:  (7.8)   (4 months)       (6.6) - 7/95      (21.1) - 4/95-4/96
                                                           1995:  18.3
                                                           1994:   0.2     (1 month)
- -------------------------------------------------------------------------------------------------------------------------------
    20              6/94               closed - 12/94       1994:  (7.9)  (6 months)       (5.1) - 7/94      (10.4) - 6/94-11/94
- -------------------------------------------------------------------------------------------------------------------------------
    21              6/94                closed - 3/95       1995:  48.1   (3 months)       (3.6) - 7/94       (9.9) - 6/94-1/95
                                                            1994:  (6.6)  (7 months)
- -------------------------------------------------------------------------------------------------------------------------------
    22              4/94                closed - 9/94       1994:  (4.6)  (6 months)       (4.7) - 5/94       (7.0) - 4/94-9/94
- -------------------------------------------------------------------------------------------------------------------------------
    23              3/94                closed - 9/94       1994:  (9.8)  (7 months)       (6.3) - 5/94      (11.0) - 4/94-9/94
- -------------------------------------------------------------------------------------------------------------------------------
    24              4/94                closed - 9/94       1994:  (9.8)  (6 months)       (9.1) - 5/94      (12.9) - 4/94-9/94
- -------------------------------------------------------------------------------------------------------------------------------
    25              4/93               closed - 12/94      1994: (16.6)                    (6.1) - 5/94      (17.9) - 11/93-12/94
                                                           1993:  26.5    (9 months)
- -------------------------------------------------------------------------------------------------------------------------------
    26              9/93               closed - 12/94      1994: (12.5)                    (6.0) - 5/94      (14.1) - 4/94-12/94
                                                           1993:   3.2    (4 months)
- -------------------------------------------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

       SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 86 THROUGH 87.

                              PERFORMANCE OF THE
             PUBLIC SINGLE-ADVISOR FUTURES FUNDS OPERATED BY MLIP

GENERAL

          The following is summary performance information for the four single-advisor funds which MLIP has distributed other than as part of its "Managed Account Program" -- consists of private placements and "feeder funds" which invest all of their assets directly into different managers' private funds.


          All summary performance information is current as of July 1, 1996. Performance information is set forth for the most recent five full years of each fund. Performance information prior to January 1, 1991 has not been included, in accordance with CFTC regulations.

          Two of the funds presented (The Futures Expansion Fund Limited Partnership and World Currencies Limited) have fee structures and interest arrangements generally comparable to that of the Fund (although these funds, being single-advisor pools, pay profit shares only in respect of overall fund performance, not on an advisor-by-advisor basis). The other funds, The Growth and Guarantee Fund L.P. and InterRate(TM) Limited, were designed as "index" and yield enhancement funds, respectively, and pay (paid, in the case of The Growth and Guarantee Fund L.P. -- Series B and InterRate(TM) Limited, each of which has dissolved) reduced fees.


          THE FUNDS WHOSE PERFORMANCE IS SUMMARIZED IN THIS SECTION ARE MATERIALLY DIFFERENT FROM THE FUND, AND THE PERFORMANCE SUMMARIES OF SUCH FUNDS ARE NOT REPRESENTATIVE OF HOW THE FUND HAS PERFORMED TO DATE NOR INDICATIVE OF HOW THE FUND WILL PERFORM IN THE FUTURE.

"MANAGED ACCOUNT PROGRAM" SINGLE-ADVISOR FUNDS NOT PRESENTED

          MLIP currently has sponsored, and continues to operate, five single-advisor funds, as well as several single-advisor "feeder funds," as part of MLIP's Managed Account Program. These funds are in addition to the four single-advisor funds the records of which are summarized herein. MLIP selects the professional advisors for the funds in the Managed Account Program. However, each client determines with which, if any, of such advisors the client will invest. The Managed Account Program emphasizes single-advisor funds.

          In its single-advisor funds, MLIP does not implement asset allocation strategies which MLIP does for the Fund. Nor is MLIP's trading leverage analysis of any relevance in the context of single-advisor funds. All the assets of such funds are simply allocated to their respective advisors.

          Managed Account Program funds are privately distributed with a minimum investment of $100,000 (although MLIP has from time to time permitted investments of $50,000).

          Although MLIP's ability to select advisors for the Managed Account Program might be regarded as a reflection on MLIP's ability to select advisors for its multi-advisor funds, MLIP regards the Managed Account Program and MLIP's multi-advisor funds as qualitatively different investments. Consequently, while MLIP will furnish, without charge, full performance records of all MLIP single-advisor funds upon the request of any existing or prospective investor in the Fund, such records are not set forth herein.


          The three worst performing of the single-advisor Managed Account Program funds sponsored by MLIP had, as of July 1, 1996, cumulative rates of return, since inception, of (53.27)% (18 months), (17.67)% (43 months) and (6.20)% (27 months).


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE FUNDS SET FORTH HEREIN AND THE FUND. TO DATE, THE FUND HAS NOT PERFORMED IN A MANNER COMPARABLE TO MANY OF THESE SINGLE-ADVISOR MLIP-SPONSORED FUNDS, AND THERE IS NO REASON TO EXPECT THAT THE FUND WILL PERFORM IN A MANNER COMPARABLE TO ANY OF SUCH FUNDS IN THE FUTURE.


          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                         ____________________________

          "WORST MONTHLY DRAWDOWN" AS USED HEREIN MEANS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY THE RELEVANT FUND DURING THE PERIOD COVERED BY THE PERFORMANCE SUMMARY. A "DRAWDOWN" IS MEASURED ON THE BASIS OF MONTH-END FIGURES ONLY, AND DOES NOT REFLECT INTRA-MONTH PERFORMANCE.


          "WORST PEAK-TO-VALLEY DRAWDOWN" AS USED HEREIN MEANS THE GREATEST PERCENTAGE DECLINE, DURING THE PERIOD COVERED BY THE PERFORMANCE SUMMARY, FROM A MONTH-END CUMULATIVE MONTHLY RATE OF RETURN WITHOUT SUCH CUMULATIVE MONTHLY RATE OF RETURN BEING EQUALLED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN OF A PARTICULAR FUND WAS (1)% IN EACH OF JANUARY AND FEBRUARY, 1% IN MARCH AND (2)% IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THAT "DRAWDOWN" TO BE STILL CONTINUING AND TO BE APPROXIMATELY (3)% IN AMOUNT, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT APPROXIMATELY THE (2)% LEVEL.

- ------------------------------------------------------------------------------------------------------------------------------------
                                                 MLIP PUBLIC SINGLE-ADVISOR  FUNDS
                                                           JULY 1, 1996
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 WORST
                                                                                          WORST MONTHLY      PEAK-TO-VALLEY
                             TYPE OF       INCEPTION      AGGREGATE         CURRENT         DRAWDOWN           DRAWDOWN
NAME OF FUND                OFFEERING      OF TRADING   SUBSCRIPTIONS    CAPITALIZATION       PERIOD             PERIOD
- ------------------------------------------------------------------------------------------------------------------------------------
The Futures Expansion Fund    Public       Jan, 1987      $56,741,035      $9,012,399      (10.92)% (2/96)     (17.32)% (1/91-11/91)
Limited Partnership

- ------------------------------------------------------------------------------------------------------------------------------------

The Growth & Guarantee Fund   Public       Aug, 1987     $148,349,450      $9,000,141       (4.28)% (6/91)      (6.93)%  (2/94-6/94)
L.P. - Series A Units

- ------------------------------------------------------------------------------------------------------------------------------------

The Growth & Guarantee Fund   Public       Sept, 1987     $84,282,707      dissolved as     (3.65)% (6/91)      (4.29)% (9/91-11/91)
L.P. - Series B Units                                                      of 12/31/91
- ------------------------------------------------------------------------------------------------------------------------------------
World Currencies Limited      Private      Aug, 1987      $47,814,293      dissolved as    (13.41)% (4/92)     (35.81)%  (9/92-1/95)
L.P. - Series B Units                                                      of  4/11/96

- ------------------------------------------------------------------------------------------------------------------------------------
InterRate(TM)                 Public       Dec, 1988       $7,429,200      dissolved as    (10.08)% (9/92)     (13.49)%  (9/92-1/93)
                                                                           of  1/31/94
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
 CUMULATIVE
  RATE OF
  RETURN
JAN, 1991 TO        1996           1995           1994           1993           1992          1991
  MAY 31,         COMPOUND       COMPOUND       COMPOUND       COMPOUND      COMPOUND       COMPOUND
 1996 (OR          RATE OF        RATE OF        RATE OF        RATE OF       RATE OF        RATE OF
DISSOLUTION)       RETURN         RETURN         RETURN         RETURN        RETURN         RETURN
- ------------------------------------------------------------------------------------------------------------
   35.93%           (4.76)%       21.95%          5.55%          3.36%         9.23%         (1.79)%
                      (6
                   months)

   85.75%            7.06%        32.01%        (2.34)%          5.20%         3.75%          23.30%
                      (6
                   months)

   11.77%             N/A           N/A             N/A            N/A           N/A           11.7%

   16.19%            1.20%        12.23%       (12.84)%       (10.46)%       (3.10)%          35.28%
                    (31/2
                   months)

    1.07%             N/A           N/A           0.55%        (7.02)%       (2.63)%          11.03%
                                              (1 month)
- ------------------------------------------------------------------------------------------------------------

          THE ROLE OF MANAGED FUTURES IN AN INVESTMENT PORTFOLIO


MANAGED FUTURES AS AN ELEMENT IN MODERN PORTFOLIOS


          This section presents a general description of the possible role of a managed futures investment in an overall portfolio. Prospective investors are cautioned that what may be true of managed futures investments considered in general may well not be true of the Fund. The Fund does not purport to offer the full diversification and access to "global trading" which is reflected in the investment opportunities available in the managed futures industry considered as a whole. The following statements are qualified in their entirety by the specific descriptions of the Fund, the Trading Advisors, their strategies and the markets traded by the Fund set forth herein and elsewhere in this Prospectus.


          A global investment perspective may be appropriate in seeking investment opportunity while attempting to control portfolio risk. The internationalization of the world's economy offers significant new opportunities. However, world political and economic events have an influence -- often a dramatic influence -- on its markets, creating increased risk and volatility. The market volatility of recent years suggests that consistent growth may be increasingly difficult to achieve.


          Over the long term, portfolios must have the ability to adapt to changing social, political and economic trends. A well-diversified asset allocation strategy enhances this ability and offers a flexible approach to the objective of building and protecting wealth in today's economic environment. Incorporating a managed futures investment into a portfolio as part of a well-diversified asset allocation strategy has the potential, if the managed futures investment is successful, to increase profits while reducing overall portfolio risk. The Fund's performance to date has been volatile (volatility being one commonly accepted measure of risk). There can be no assurance that the Fund will trade successfully, and if it does not do so an investment in the Fund cannot provide beneficial diversification to a portfolio. Furthermore, even if profitable, the Fund may not be a successful diversification of an investor's stock and bond portfolio because the Fund's performance may be correlated (i.e., experiencing generally similar returns during similar periods) with these portfolio components. The past performance of the Fund is not necessarily indicative of its future results.


          An asset allocation strategy diversifies a portfolio into a variety of different components such as stocks, bonds and cash equivalents. Such a strategy may also include, to a limited extent, non-traditional investments such as managed futures, real estate and hard assets (among a variety of alternatives). The goal, on an overall portfolio basis, is to achieve the twin investment objectives of long-term total return combined with reduced portfolio volatility and limited risk of major losses. An investment's anticipated return, relative risk level and historical correlation with the other components in the portfolio are principal factors taken into account in allocating assets. Different investment components are expected to respond differently to changing economic conditions. Combining a number of such components may add a potentially valuable element of diversification to an overall portfolio. There can be no assurance that the Fund will not respond to prevailing economic conditions in the same manner, as well as incur losses at or about the same time, as the general debt and equity markets.


PROFESSIONAL MANAGEMENT


          Depending upon the fund and advisor selected, an investment in managed futures has the potential to offer access to professionally managed trading in a variety of commodity markets and national economies. These markets may be traded through futures, options on futures and forward contracts, and generally offer the ability to trade either side of a market. The Fund does not trade in all, or even most, of the available markets, and its positions may frequently be concentrated in particular markets or market sectors.

                        FUTURES VOLUME BY MARKET SECTOR


                           [PIE GRAPHS APPEARS HERE]



     The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.


          The futures markets have expanded in recent years to include a wide range of instruments representing major sectors of the world's economy. Coinciding with the development of an increasingly broad range of markets has been greatly increased liquidity. The expansion of futures trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo offers the possibility of access to international market sectors as well as the potential for a global diversification of portfolios traditionally concentrated in a single nation's economy and currency. Managed futures advisors are often able quickly to deploy and redeploy capital across a wide range of international markets. No representation is or could be made that the diversification or internationalization of futures trading in general has been or will be reflected in the trading of the Fund.


          At the same time that the rapid geographical expansion of the available markets and the introduction of an array of innovative products have, in the case of certain managers, created new opportunities for both profit and diversification, these developments have made trading very much more complex and difficult for the individual investor. Managed futures investments offer the investor the opportunity to participate in a range of different economic sectors through the futures, options on futures and forward markets, utilizing professional money managers. Managed futures investments have profit potential, but also involve a high degree of risk. A managed futures investment is suitable only for a limited portion of the risk segment of a portfolio.

SUBSTANTIAL INVESTOR PARTICIPATION


          A large number of investors, both individuals and institutions (although only a small percentage of the investing public), have committed a limited portion of their assets to managed futures during the last 10 to 15 years. In 1980, client assets in the managed futures industry were estimated by Managed Account Reports ("MAR"), a leading industry publication in the United States, at approximately $0.3 billion. As of the end of 1995, the same publication estimated such assets, which peaked at around an estimated $25 billion as of the end of 1993, at approximately $21.1 billion. The assets invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection" pools (in which, as in the case of the Fund, only a fraction of the assets invested are committed to trading) and individual managed accounts. Many of these investments are materially different from the Fund in design and fee structure as well as in investor base, performance and risk control objectives.


NON-CORRELATION -- A POTENTIALLY IMPORTANT COMPONENT OF RISK REDUCTION

          Historically, the returns of many managed futures investments have exhibited a substantial degree of non-correlation with the performance of the general equity and debt markets, suggesting that a managed futures component, if successful, may provide a valuable complement to a traditional portfolio. Modern portfolio theory suggests that investments with positive returns and low correlation with other elements of a portfolio can improve the risk/reward characteristics of an investor's overall holdings. Consequently, allocating a limited portion of the risk segment of a portfolio to managed futures can, if the managed futures performance is, in fact, profitable as well as non-correlated with stocks and bonds, add a valuable aspect of diversification to a traditionally structured portfolio. There can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Even if the performance of the Fund is, in fact, non-correlated with these markets (of which there can be no assurance), this does not mean that the Fund's results will not parallel general stock and bond price levels during significant periods of time. Non-correlation is not negative correlation. The Fund may well incur losses at the same time as an investor's traditional holdings, increasing, rather than mitigating, overall portfolio losses. Furthermore, even if a managed futures investment is non-correlated to general equity and debt prices, it must also be profitable to add any value as an element of diversification in a portfolio.


          Allocating assets to non-traditional investments ("alternative investments") is based on the premise that while securities (e.g., stocks and bonds) prices are often affected by overall market price trends, alternative investments may not be, at least to the same degree. In addition, the results of many types of alternative investments have historically been largely non-correlated with each other. This creates the possibility of assembling a portfolio whose various investments have been selected with the objective of participating successfully in different economic cycles and national financial markets, potentially multiplying profit opportunities while decreasing the effect of price movements in any given market on the overall volatility of the portfolio. The purely speculative nature of the return recognized from a managed futures investment such as the Fund indicates that prospective investors must not rely on such investment either to generate profits or to help diversify a portfolio, because the actual results of such an investment are entirely unpredictable.


          The following chart depicts the performance of the MLIP Index, the 91-day Treasury bill, the S&P 500(R) Stock Index and the ML Domestic Master Bond Index. The MLIP Index is a composite of the performance of all funds for which MLIP has acted or acts as trading manager or sponsor. The MLIP Index represents the composite return of all such funds, weighting their respective performance as of the end of each month on the basis of relative capitalization. The MLIP Index includes single-advisor, multi-advisor, "principal protection" and non- "principal protection" funds. Forty-five different funds, including 9 which have been closed, are included in the MLIP Index, certain of which are simply "feeder funds" through which Merrill Lynch clients invest in funds sponsored by third parties. Certain of these funds are materially different investment products from the Fund, and their fee structures vary. The MLIP Index does not reflect the historical results of any actual futures fund, and combining the performance of funds with materially different investment characteristics has certain inherent and material limitations. In addition, due to the unusually wide range of leverage factors at which futures funds may trade, compositing their performance on the basis of month-end capitalization may have certain distorting effects.


          As the performance summaries of the MLIP multi-advisor funds set forth under "Performance of the Other MLIP Multi-Advisor Funds" demonstrate, the past performance of a particular MLIP fund during any period of time is not necessarily indicative of how such fund will perform in the future. Neither the past performance of any single MLIP fund nor of any composite of such funds (such as the MLIP Index or the MAR Public Funds Indices, see below) is indicative of how any particular MLIP fund will perform in the future. The MLIP Index and the MAR Public Funds Index are included herein, not as being representative of how the Fund can be expected to perform, but as an indication of how a variety of different managed futures investments have performed.

                 COMPARISON OF MLIP INDEX AND CERTAIN GENERAL
                           SECURITIES MARKET INDICES


                             [GRAPH APPEARS HERE]



Past performance is not necessarily indicative of future results. The compilation of any index of actively managed futures funds as well as the comparison of such index to passive indices of securities returns has certain inherent material limitations. There can be no assurance that a managed futures investment will, in fact, perform in a manner non-correlated with traditional portfolio components. The Fund's performance is included in the MLIP Index beginning with the last quarter of 1994.


The deleveraging of the Fund's trading reduces profit potential as well as volatility. If a series of Units is required to further deleverage its trading, the Fund's ability to achieve its objectives, or provide diversification to an overall portfolio, will be materially impaired.


             COMPARISON OF ML PRINCIPAL PROTECTION PLUS L.P. AND
                   CERTAIN GENERAL SECURITIES MARKET INDICES


                             [GRAPH APPEARS HERE]


Past performance is not indicative of future results. The inherently speculative character of managed futures trading results in the Fund's performance to date not being predictive of its prospects for the future.


          The preceding chart depicts the performance of the Fund, the 91-day Treasury bill, the S&P 500/(R)/ Stock Index and the ML Domestic Master Bond Index. The 91-day Treasury bill performance is included in the graph to indicate both the performance and non-correlation which investors could obtain investing the capital otherwise committed to the Fund on a riskless basis. Many investors measure the value added by a portfolio component by the extent to which its return exceeds the risk free rate of return. The S&P 500/(R)/ Stock Index is a capitalization-weighted index of the common stocks of publicly-traded United States issuers. The ML Domestic

Master Bond Index is a total-return index comprised of 6,471 investment-grade corporate bonds, Treasuries and mortgage issues; average maturity 12.65 years (calculated on a market-weighted basis as of June 30, 1996).


          The graph reflects the percentage overall returns recognized by the Fund (not the return of any particular series of Units) as well as by the 91-day Treasury bill and the stock and bond indices.


          All of the performance information in this section, as well as elsewhere in this Prospectus, is presented on a pre-tax basis. The tax costs of investing in the Fund are materially higher than those that would be applicable to an investment in either of the indices included in the foregoing graph.


          Investors could obtain the 91-day Treasury bill, the S&P 500/(R)/ Stock Index and ML Domestic Master Bond Index return with minimal expense, whereas the total charges to the Fund in 1995 were approximately 10% of its average Net Assets.


          The 91-day Treasury bill, the S&P 500/(R)/ Stock Index and the ML Domestic Master Bond Index reflect the price movements of selected, unmanaged groups of securities. The Fund is, on the other hand, actively managed. Although it is common to evaluate the performance of financial assets against general "cash equivalent" or stock and bond indices, there are material differences between passive securities indices and managed products, as well as between leveraged and unleveraged accounts. In addition, the futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them is subject to certain inherent and material limitations.

MLIP INDEX COMPARED TO THE MAR PUBLIC FUNDS INDEX


          The MAR Public Funds Index represents a combination of the performance of a large number of publicly-offered futures funds, weighting the return recognized by each such fund on the basis of relative capitalization. The funds included in the MAR Public Funds Index represent a wide variety of materially different products, including single and multi-advisor funds, as well as funds with and without "principal protection" features. As in the case of the MLIP Index, combining the results of funds with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations. Nevertheless, the MAR Public Funds Index is one of several widely-used benchmarks of general managed futures industry performance. The following chart depicts the relative movements of the MLIP Index and the MAR Public Funds Index over the January 1990 through June 1996 period.

                         COMPARISON OF MLIP INDEX TO
                            MAR PUBLIC FUNDS INDEX


                             [GRAPH APPEARS HERE]


Past performance is not necessarily indicative of future results. Neither the MLIP nor the MAR Public Funds Index purports to indicate either the results or the objectives of any actual or proposed fund. Furthermore, there can be no assurance that the MAR Public Funds Index is, in fact, representative of the performance of the managed futures industry as a whole.


          The MAR Public Funds Index represents the composite performance of a large group of single and multi-advisor public futures funds with widely disparate performance objectives, "principal protection" parameters and fee structures, trading pursuant to a broad range of different and independent strategies. While reference to the MAR Public Funds Index may indicate certain performance characteristics which may reasonably be considered as objectives of a managed futures investment, there can be no assurance that the MAR Public Funds Index provides any meaningful indication of how the Fund, or managed futures investments in general, have performed in the past or will perform in the future. The MAR Public Funds Index does not reflect the historical results of any actual futures fund, and combining the performance of funds with different investment characteristics has certain inherent and material limitations. The distorting effect of composite treatment may be greater in the case of the MAR Public Funds Index than in the case of the MLIP Index, due to the inclusion in the former of a wider, and to some extent self-selecting, variety of funds as well as of funds operated by independent sponsors.


          While graphic presentation of comparative performance results facilitates illustrating certain performance characteristics -- e.g., non-correlation, relative return and volatility -- prospective investors must be aware that different graphic presentations of the same information may appear materially different. Investors must not review the foregoing graphs without also considering the accompanying textual disclosures and qualifications which are an integral part of such graphs. Focusing on such graphs alone without studying such disclosures and qualifications could be misleading.

SUMMARY

          Participation in a professionally managed futures program, obtaining access to the experience and expertise of professional trading managers and trading advisors, involves significant risks but offers the opportunity to:

     .    Diversify into new markets;


     .    Profit (or incur losses) in rising as well as falling markets;


     . Increase portfolio returns as well as reduce total portfolio risk (through adding an investment component with the potential for performance non-correlated with other portfolio components); and


     . Participate in the highly leveraged futures, options on futures and forward markets with liability limited, in the case of the Fund, to the use of the funds invested.


          There are a number of different "alternative investments" to which one could commit assets with the objective of diversifying and improving the overall risk/reward ratio of a traditional portfolio --venture capital, natural resources, real estate, private lending and managed futures are only certain of the options available. Many "alternative investments" are likely from time to time to generate results largely non-correlated with those of the debt and equity markets. A managed futures investment is typically more liquid and more readily valued than many other alternative investments, but unlike many such investments does not involve the acquisition of any assets with an intrinsic value. Although the commodities and instruments which underlie the Fund's futures and forward contracts have value, the success of its managed futures program depends on the results of purely speculative trading. The Fund acquires market exposures hoping to profit from price movements in commodities and financial instruments which the Fund, in fact, never owns. A fundamental characteristic of a managed futures investment is that it is a commitment to trading rather than investing; to speculating on price differences, not to acquiring assets which grow in value over time.


          A managed futures investment is not suitable for all investors, and different managed futures investments have materially different objectives and risk/reward profiles. However, for the investor who can tolerate the risks, a managed futures investment, if successful, has the potential to yield important benefits in portfolio diversification. See "Risk Factors."

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

          Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery.

          Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and the costs of the transaction in the prices it quotes for such contract; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in forward trading.

Hedgers and Speculators

          The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests that market or process commodities use the futures markets for hedging against losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his capital with the hope of making profits from price fluctuations in commodity futures contracts.

Exchanges; Speculative Position Limits; Margins

          Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearinghouse for performance.

          Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Fund to the extent that it trades on such exchanges.

          In its trading on foreign exchanges, the Fund is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars (as well as to the risk that exchange controls could be imposed in the future).

          The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control. Most financial markets have replaced position limits with "position accountability," under which the only limits imposed on a trader's positions are those related to the trader's financial ability to support such positions. However, such limits continue to be applicable in a number of important (primarily agricultural) markets. These limits may restrict the Trading Advisors' ability to acquire positions on behalf of the Fund.

          Most United States exchanges limit the maximum permissible fluctuation in futures contract prices during any single trading day. These regulations establish what are commonly referred to as "daily limits." Daily limits restrict the maximum amount by which the price of a futures contract may vary, either up or down, from the previous day's settlement price. Once the daily limit has been reached, it becomes difficult and costly to execute any trades in the affected contract. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

          Margin represents a security deposit to assure futures traders' performance under their open positions. When a position is established, "initial margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on the open positions. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels (usually approximately one-half to two-thirds of "initial margin"), a "margin call" will be made, requiring the trader to deposit additional margin (up to the "initial margin" level) or have his position closed out.

                                   APPENDIX

                               BLUE SKY GLOSSARY



               The following definitions are included in this Appendix in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following defini tions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

               DEFINITIONS -- As used in the Guidelines, the following terms have the following meanings:

               Administrator -- The official or agency administering the security laws of a state.

               Advisor -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

               Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

               Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

               Commodity Broker -- Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

               Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

               Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the Prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

               Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

               Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

               Net Worth -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

                                     APP-1

               New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in margin account.

               Organizational and Initial Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

               Participant -- The holder of a Program Interest.

               Person -- Any natural Person, partnership, corporation, association or other legal entity.

               Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

               Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

               Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

               Program Interest -- A limited partnership interest or other security representing ownership in a Program.

               Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

               Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

               Valuation Date -- The date as of which the Net Assets of the Program are determined.

               Valuation Period -- A regular period of time between Valuation Dates.

                                     APP-2

                                                                       EXHIBIT A



                          ML PRINCIPAL PROTECTION L.P.



                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                            Dated as of July 1, 1996

                          ML PRINCIPAL PROTECTION L.P.

                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS


SECTION                                                                     PAGE
- -------                                                                     ----
1.  Formation and Name.....                                                  A-1
2.  Principal Office........................................                 A-1
3.  Business.....................................                            A-2
4.  Term, Dissolution, Fiscal Year and Net Asset Value..                     A-2
5.  Net Worth of General Partner...............................              A-3
6.  Capital Contributions; Units..........................                   A-3
7.  Allocation of Profits and Losses............................             A-4
    (a)   Capital Accounts and Allocations                                   A-4
    (b)   Allocation of Profit and Loss for Federal Income
            Tax Purposes                                                     A-5
    (c)   Adjustments                                                        A-7
    (d)   Expenses                                                           A-7
    (e)   Limited Liability of Limited Partners                              A-7
    (f)   Return of Capital Contributions                                    A-7
8.  Management of the Partnership...........                                 A-8
    (a)   General                                                            A-8
    (b)   Duties...............................                              A-9
    (c)   Loans; Investments..........................                       A-9
    (d)   Certain Conflicts of Interest Prohibited..................         A-9
    (e)   Certain Contracts............................                      A-9
    (f)   Trading Advisors.............................                      A-9
    (g)   Other Activities...........................                        A-10
    (h)   Tax Matters Partner..............................                  A-10
    (i)   The Trading Partnership..........................                  A-10
    (j)   "Pyramiding" Prohibited...........................                 A-11
9.  Reports to Limited Partners..........                                    A-11
10. Assignability of Units.............................                      A-12
11. Redemptions;Distributions........................                        A-12
12. Offering of Units................................                        A-13
13. Additional Offerings............................                         A-14
14. Special Power of Attorney..........................                      A-14
15. Withdrawal of a Partner............................                      A-14

                           TABLE OF CONTENTS (COUT.)


SECTION                                                                     PAGE
- -------                                                                     ----
16. Standard of Liability; Indemnificat ion..............                    A-15
17. Amendments; Meetings.............................                        A-17
    (a)   Amendments with Consent of the General Partner..                   A-17
    (b)   Amendments and Actions without Consent of the
            General Partner                                                  A-17
    (c)   Meetings; Other                                                    A-18
18. Governing Law..                                                          A-18
19. Miscellaneous                                                            A-18

                         ML PRINCIPAL PROTECTION L.P.

                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


          This Third Amended and Restated Limited Partnership Agreement (this "Limited Partnership Agreement") is made as of July 1, 1996, by and among MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation, as general partner (the "General Partner"), and each other party who becomes a party to this Limited Partnership Agreement as a limited partner (individually, a "Limited Partner" or, collectively, the "Limited Partners") (the General Partner and the Limited Partners being collectively referred to herein as "Partners").

                                  WITNESSETH:

          1.   Formation and Name.


          (a) The parties hereto do hereby continue a limited partnership heretofore formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). Subject to Section 1(b) below, the Units, as hereinafter defined, subscribed for prior to the date hereof shall be subject to the terms of the Second Amended and Restated Limited Partnership Agreement of the Partnership (the "Prior Agreement") which shall remain in full force and effect with respect to those Units and those Units only. The terms of this Limited Partnership Agreement shall apply to all Units subscribed for on and after the date hereof. The name of the limited partnership is ML PRINCIPAL PROTECTION L.P. (the "Partnership").


          (b) The Prior Agreement is hereby amended to reflect the change of the name of this limited partnership to "ML Principal Protection L.P.," and the change of the name of the Trading Partnership (as hereinafter defined) to "ML Principal Protection Trading L.P." Notwithstanding any provision in this Limited Partnership Agreement or the Prior Agreement to the contrary, any and all references in the Prior Agreement to the "Prospectus" shall be deemed to refer to the specific prospectus, including any applicable supplements thereto, under and in connection with which specific Units were issued. The Prior Agreement and this Limited Partnership Agreement shall be deemed to constitute one agreement, which shall be the partnership agreement of the Partnership. The Guarantee Agreement, between ML&Co. (as hereinafter defined) and the Partnership, dated as of October 11, 1994, shall apply only to the Units subscribed for prior to July 1, 1996. The Guarantee Agreement, between ML&Co. and the Partnership, dated as of [July 1], 1996, shall apply only to the Units subscribed for on and after July 1, 1996.

          2.   Principal Office.

          The address of the principal office of the Partnership shall be c/o the General Partner, Merrill Lynch World Headquarters, 6th Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.   Business.


          The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward and futures contracts for all manner of commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto, and to engage in all activities necessary, convenient or incidental thereto. The Partnership may also engage in "hedge," arbitrage and cash trading of commodities, futures, forwards and options, as well as in yield enhancement and other fixed-income strategies. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may engage in the foregoing speculative trading directly, through investing in other partnerships and funds and through investing in subsidiary limited partnerships or other limited liability entities structured so that, to the maximum extent permitted by law, Limited Partners can be assured that the assets attributable to one series of units of limited partnership interest ("Units") in the Partnership will never be used to pay losses or expenses attributable to any other series. In particular, it is contemplated that the Partnership shall engage in speculative trading through ML PRINCIPAL PROTECTION TRADING L.P. (the "Trading Partnership"), of which the General Partner shall be the sole general partner, and the Partnership the sole limited partner.

          In addition to its trading activities, as described above, the Partnership and the Trading Partnership retain MERRILL LYNCH ASSET MANAGEMENT, L.P. ("MLAM") to implement cash management strategies in -- in MLAM's absolute discretion within investment parameters established by, and the responsibility of, the General Partner -- United States Treasury securities and securities issued by U.S. government agencies and instrumentalities. The Partnership instructs Merrill Lynch Futures Inc., the Trading Partnership's commodity broker, to pay MLAM's fees for such cash management services from the flat-rate brokerage commissions paid by the Trading Partnership to Merrill Lynch Futures Inc., and the General Partner is hereby specifically empowered to (i) retain MLAM to provide cash management advice and services to the Partnership and the Trading Partnership, (ii) arrange for Merrill Lynch Futures Inc. to pay MLAM's fees for such advice and services and (iii) establish investment parameters for MLAM's cash management services for the Partnership and the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's cash management fees, the General Partner, not the Partnership, shall be responsible for doing so.


          The Partnership has been formed in conjunction with a "principal protection" undertaking by Merrill Lynch & Co., Inc. ("ML&Co."), the indirect parent of the General Partner, pursuant to which ML&Co. has agreed to make sufficient payments to the Partnership, to be allocated to the appropriate series of Units in the Partnership, so that the Net Asset Value per Unit of all Units of such series outstanding on such series' Principal Assurance Date, as defined in the Prospectus of the Partnership, as amended and updated from time to time (the "Prospectus"), in each case relating to the public offering of the Units, will equal at least $100.

          Other than as set forth above, it is specifically intended that the Partnership function in a manner analogous to a "commercial paper issuer" so as to have no operations and incur no debts or obligations whatsoever, except as explicitly set forth herein (including, without limitation, in Section 16(e)).

          In no event shall the Partnership as a whole, or any series of Units, considered individually, be permitted to operate as an entity which is principally engaged in trading or investing in securities, as opposed to in futures and forward contracts and options thereon.

          4.   Term, Dissolution, Fiscal Year and Net Asset Value.

          (a) Term. The term of the Partnership commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2024; (2) receipt by the General Partner of an approval to dissolve the Partnership at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each series then owned by Limited Partners, notice of which is sent by certified mail, return receipt requested, to the General Partner not less than ninety (90) days prior to the effective date of such dissolution; (3) the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (and each remaining general partner of the Partnership is hereby authorized to carry on the business of the Partnership in such an event), or
(ii) within ninety (90) days after such event all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership; (4) a decline in the aggregate Net Assets of the Partnership to less than $250,000;
(5) dissolution of the Partnership pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Partnership to be continued or requires termination of the Partnership.

          (b) Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be dissolved and terminated.

          (c) Fiscal Year. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

          (d) Net Asset Value. Net Assets of the Partnership are its assets less its liabilities determined in accordance with generally accepted accounting principles. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. The Net Asset Value of the Partnership's investment in the Trading Partnership will be valued in accordance with the foregoing principles.

          The Partnership's accrued but unpaid liability for reimbursement to the General Partner of the Partnership's organizational and initial offering costs shall not reduce Net Asset Value for any purpose, including calculating brokerage commissions, the Administrative Fees or the redemption value of Units. Reimbursement payments will reduce Net Asset Value (for all such purposes) only as actually paid out in the manner described in the Prospectus.

          5.   Net Worth of General Partner.

          The General Partner agrees that at all times so long as it remains general partner of the Partnership, it will maintain its net worth-- determined without reference to the General Partner's interests in the Partnership or any other limited partnership or to any notes or accounts receivable from and payable to any limited partners in which the General Partner has an interest -- at an amount not less than 5% of the total contributions by all partners to the Partnership and all other partnerships of which the General Partner is general partner. The General Partner will not permit its net worth to decline below $10 million without the approving majority vote of each series of Units then owned by Limited Partners.

          The requirements of the first sentence of the preceding paragraph may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

          6.   Capital Contributions; Units.

          The Partners' respective capital contributions to the Partnership shall be as shown on the books and records of the Partnership.

          The General Partner shall invest in the Partnership, as a general partner interest, no less than 1% of the total contributions to the Partnership (including the General Partner's contribution) made with respect to each series of Units issued by the Partnership. The General Partner, so long as it is a general partner of the Partnership, or any substitute general partner, shall maintain a minimum investment of 1% of the outstanding contributions to the Partnership with respect to each series of Units. The General Partner need not maintain an equal percentage investment in each series, but must maintain at least a 1% investment in each. The General Partner may withdraw any interest it may have as a general partner in excess of the foregoing requirement, and may redeem any Units of any series which it may acquire as of any month-end on the same terms as any Limited Partner, provided that the General Partner must, at all times while it is the sole general partner of the Partnership, maintain the minimum 1% interest in each series of Units described in the preceding sentence.

          Units of any series acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units of such series has been obtained.

          7.   Allocation of Profits and Losses.

          (a) Capital Accounts and Allocations. A capital account shall be established for each series of Units sold by the Partnership and, within each such series a capital account shall be established for each Unit of such series as well as for the General Partner's interest in such series on a Unit-equivalent basis. The initial balance of each series' and of each Unit's capital account shall be the amount contributed to the Partnership with respect to such series or Unit. As of the close of business (as determined by the General Partner) on the last day of each month, (i) any increase or decrease in the value of the Partnership's U.S. Treasury and federal government agency or instrumentality securities and short-term foreign sovereign debt instruments, as well as any increase or decrease in the Partnership's cash (other than as a result of distributions, redemptions or payments described in the following paragraphs of this Section 7(a)), plus (ii) any increase or decrease in the Net Asset Value of the Partnership's capital account in the Trading Partnership attributable to capital (a) invested in the Trading Partnership or (b) committed to the Trading Partnership by the Partnership pursuant to Section 16(e), shall be allocated among the series, in the case of (i) above, pro rata based on the relative amounts of assets (without regard to accrued but unpaid brokerage commissions, Administrative Fees or Profit Shares) attributable to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month) and, in the case of (ii) above, pro rata based on the relative amounts set forth in (ii)(a) and (b) with respect to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month).

          The capital accounts of each series of Units shall be reduced by the amount of any distributions, redemption payments and related redemption charges paid out with respect to such series.

          Any Profit Share payments made by the Partnership shall be allocated among the series based upon the Profit Shares that would have been paid by the Partnership for the relevant period if the Partnership's only assets during such period had been those of the appropriate series.

          Any reimbursement of organizational and initial offering costs made pursuant to Section 7(d) as of the last day of any given month shall be allocated among the series based on the relative net asset value (without regard to accrued but unpaid brokerage commissions, Administrative Fees or Profit Shares) of each series as of the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units on the last day of such immediately preceding month).

          Any payments made under the Merrill Lynch & Co., Inc. guarantee of the minimum Net Asset Value per Unit of each series, as of the "Principal Assurance Date," as defined in the Prospectus, for such series and any indemnity payments by the General Partner pursuant to Section 16(d) hereof shall be allocated to the appropriate series.

          The amounts allocated to a series shall be allocated equally among the Units of such series outstanding as of the last day of such month (including Units redeemed as of such day), except that redemption payments, related redemption charges and Profit Shares payable upon the redemption of Units as of a date other than the last day of a calendar quarter shall be allocated solely to the redeemed Units.

          For purposes of maintaining capital accounts, amounts paid or payable to the General Partner for items such as reimbursement of organizational and initial offering costs and service fees shall be treated as if paid or payable to a third party and, except for the General Partner's pro rata share of such amounts, shall not affect the capital account of the interest held by the General Partner.

          (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Partnership's income, expense, Capital Gain and Capital Loss shall be allocated among the series of Units, and among the Partners of each such series, pursuant to the following subparagraphs for federal income tax purposes. Such allocations shall, as among the series and as among Partners holding the same series, be pro rata from the short-term Capital Gain and Capital Loss and long-term Capital Gain and Capital Loss of the Partnership or allocated to such series, as the case may be. For purposes of this Section 7(b), Capital Gain and Capital Loss shall be allocated separately and not netted.

          (1) Income, expense, Capital Gain and Capital Loss shall be allocated to each series of Units in the same manner that the financial allocations are made to each such series as provided in Section 7(a). The following allocations relate to the allocations of income, expense, Capital Gain and Capital Loss among the Partners holding Units of the same series.

          (2) First, the series' share of the items of ordinary income and expense (other than Profit Shares, which shall be allocated as set forth in Section 7(b)(3)) and of any Capital Gain and Capital Loss that is not attributable to the activities of the Trading Partnership shall be allocated equally among the Units of such series outstanding as of the end of each month in which such items accrue.

          (3) Second, the series' share of any Profit Share paid to the Advisors for any calendar quarter with respect to Units redeemed as of a date other than the last day of such calendar quarter shall be allocated to such Units based upon the Profit Share that was taken into account in determining the Net Asset Value of such Units as of their redemption date, and the series' share of any additional Profit Share paid to the Advisors for such calendar quarter shall be allocated equally among the Units outstanding at the end of such calendar quarter.

          (4) Third, the series' share of the Capital Gain and Capital Loss attributable to the activities of the Trading Partnership ("Trading Capital Gain" or "Trading Capital Loss") shall be allocated as follows:

          (A) There shall be established a tax account with respect to each outstanding Unit of such series. The initial balance of such tax account shall be the amount contributed to the Partnership for such Unit. For each of the first 36 months of the Partnership's operations, the balance of such tax account shall be reduced by the Unit's allocable share of the series' share of the amount payable as of the end of such month by the Partnership to the General Partner in respect of the reimbursement of organizational and initial offering costs, as described in the Prospectus. The adjustment to reflect the reimbursement of organizational and initial offering costs shall be made prior to the allocations of Trading Capital Gain and Trading Capital Loss (and shall be taken into account in making such allocations). As of the end of each fiscal year:

               (i) Each tax account shall be increased by the amount of income allocated to such Unit pursuant to Sections 7(b)(2) and 7(b)(4)(C).

               (ii) Each tax account shall be decreased by the amount of expense or loss allocated to such Unit pursuant to Sections 7(b)(2), 7(b)(3) and 7(b)(4)(E) and by the amount of any distributions paid out with respect to such Unit other than upon redemption.

               (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 7(b)) shall be eliminated.

          (B) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Gain, if any, up to the amount of the excess, if any, of the aggregate amount received in respect of such Units (before taking into account any early redemption charges) over the aggregate tax accounts for such Partner's redeemed Units (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this Section 7(b)(4)(B)) allocable to such Units (a "Positive Excess"). In the event the series' share of Trading Capital Gain is less than the aggregate amount of Trading Capital Gain to be allocated pursuant to the first sentence of this
     Section 7(b)(4)(B), the series' share of Trading Capital Gain shall be allocated among all such redeeming Partners in the ratio which each such Partner's Positive Excess bears to the aggregate Positive Excess of all such Partners.

          (C) The series' share of Trading Capital Gain remaining after the allocation described in Section 7(b)(4)(B) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

          (D) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Loss, if any, up to the excess of the aggregate tax accounts for such Partner's redeemed Units (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this Section 7(b)(4)(D)) over the aggregate amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the series' share of Trading Capital Loss is less than the aggregate amount of Trading Capital Loss to be allocated pursuant to the first sentence of this Section 7(b)(4)(D), the series' share of Trading Capital Loss shall be allocated among all such redeeming Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

          (E) The series' share of Trading Capital Loss remaining after the allocation described in Section 7(b)(4)(D) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

          (F) For purposes of this Section 7(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, gain or loss required to be taken into account pursuant to Sections 988 and 1256 thereof.

          (G) The foregoing allocations shall be made separately in respect of each series of Units as if each such series constituted a separate partnership, irrespective of whether the same Partner owns Units of more than one series. Without limiting the foregoing, Limited Partners who redeem their Unit(s) in one series and invest in another shall be treated no differently than Limited Partners making their initial investment in the latter series.

          (5) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that profit and loss are allocated to such Partners so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including, without limitation, a "Qualified Income Offset."

          (6) The allocations of profit and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding. For purposes of this Section 7(b), unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

          (c) Adjustments. The General Partner may adjust the allocations set forth in Section 7(b), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

          (d) Expenses. The General Partner has paid $239,100 incurred as organizational and initial offering costs in connection with the initial public offering of Units, for which the General Partner is being reimbursed by the Partnership in equal monthly installments of $6,642 through October 31, 1997, as described in the Prospectus; provided that in the event that the Partnership dissolves at any time prior to the end of such 36-month period, any remaining reimbursement obligation of the Partnership to the General Partner shall be extinguished. The General Partner shall not be paid interest on any funds advanced for organizational and initial offering costs.

          The General Partner shall pay, without reimbursement, the selling commissions and ongoing compensation relating to the offering of the Units.

          The Partnership shall not itself pay any advisory fees due to MLAM or any other manager providing cash management services to the Partnership. All such fees shall be paid by Merrill Lynch Futures Inc., or, if Merrill Lynch Futures Inc. does not do so, by the General Partner.

          The Partnership shall bear all of any taxes applicable to it.

          The Partnership shall pay to the General Partner Administrative Fees as described in the Prospectus, and the General Partner shall pay all of the Partnership's routine legal, accounting and administrative expenses. None of the General Partner's "overhead" expenses incurred in connection with the administration of the Partnership (includ ing, but not limited to, salaries, rent and travel expenses) will be charged to the Partnership. Any goods and services provided to the Partnership by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Partnership's account shall be billed directly to the Partnership. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce Net Asset Value for all purposes. Reserves may, in circumstances in which the General Partner believes it to be appropriate to do so, be established in respect of one or more but less than all series of Units.

          (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Limited Partnership Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets.


          (f) Return of Capital Contributions. No Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units as provided in
Section 11 or upon dissolution of the Partnership, in each case as provided herein. In no event shall a Partner or subsequent assignee be entitled to demand or receive any property from the Partnership other than cash.

          8.   Management of the Partnership.

          (a) General. The General Partner, to the exclusion of all Limited Partners, shall control, conduct and manage the business of the Partnership as well as of the Trading Partnership, and have full authority to retain brokers, dealers, advisors, cash management advisors and other service providers on their behalf. The General Partner shall execute various documents on behalf of the Partnership and the Partners pursuant to powers of attorney and supervise the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

          The General Partner may in furtherance of the business of the Partnership cause the Partnership to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, debt securities, deposit accounts and similar instruments and other assets, as well as cause the Partnership's trading to be limited to only certain of the foregoing instruments. The General Partner is specifically authorized to enter into, on behalf of the Partnership and the Trading Partnership, (A) the Investment Advisory Contract with MLAM, whereby it is contemplated that MLAM will manage the available assets of the Partnership and the Trading Partnership pursuant to the investment parameters established by the General Partner (in its capacity as respective general partner of each of the Partnership and Trading Partnership), and the Customer Agreement with Merrill Lynch Futures Inc., which will receive futures brokerage commissions from the Trading Partnership, and will pay MLAM's cash management fees for services rendered to the Partnership and the Trading Partnership as described in the Prospectus, and (B) "offset account" arrangements as described in the Prospectus. Effective January 1, 1996, a portion of the Partnership's brokerage commissions, in the amount of 0.25 of 1% per annum of the Partnership's average month-end assets committed to trading, has been recharacterized as Administrative Fees payable directly to the General Partner -- the Partnership hereby agreeing to make such payments -- and, accordingly, the Partnership's brokerage commissions has been correspondingly reduced from 9.5% to 9.25% of the Partnership's average month-end assets committed to trading.

          The General Partner may engage, and compensate on behalf of the Partnership from funds of the Partnership, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Limited Partnership Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, that no such arrangement shall allow brokerage commissions paid by the Partnership in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and F/X Desk service fees -- of average Partnership Net Assets, excluding Partnership Net Assets not directly related to trading activity), whichever is higher. The General Partner is hereby specifically authorized to enter into, on behalf of the Partnership and/or the Trading Partnership, the Advisory Agreements, the Investment Advisory Contract, the Guarantee Agreement and the Selling Agreement as referred to in the Prospectus. The Partnership's brokerage commissions will not be increased during the period in which redemption charges are in effect with respect to any series of Units, unless such charges are waived or the series to which redemption charges are still applicable are not subject to such increase. The Partnership's brokerage commissions may not be increased without prior written notice to Limited Partners within sufficient time for the exercise of their redemption rights. Such notification shall contain a description of Limited Partners' voting and redemption rights and a description of any material effect of such increases. The Partnership's brokerage commissions and Administrative Fees, taken together, may not be increased above an annual level of 9.5% of the average month-end assets committed to trading without the unanimous consent of all Limited Partners.

          The General Partner may at any time and without the consent of any Partners of the Partnership admit persons acquiring any series of Units as Limited Partners of the Partnership.

          The General Partner may take such other actions on behalf of the Partnership as it deems necessary or desirable to manage the business of the Partnership, including without limitation all actions in connection with the future issuance of Units of different series.

          In addition to any specific contract or agreement described herein, the Partnership, either directly through the Trading Partnership or together with the Trading Partnership, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners, notwithstanding any other provisions of this Limited Partnership Agreement, the Act or any applicable law, rule or regulations.

          (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner under the common law. The General Partner's fiduciary duty includes, among other things, the safekeeping of all Partnership funds and assets and the use thereof for the benefit of the Partnership. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. The Partnership's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. The Partnership shall seek the best price and services available for its commodity transactions.

          (c) Loans; Investments. The Partnership shall make no loans to any party, and the funds of the Partnership will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, securities dealer, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The General Partner shall make no loans to the Partnership unless approved by the Limited Partners in accordance with Section 17(a) of this Limited Partnership Agreement. If the General Partner makes a loan to the Partnership, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regardless of the amount. The Partnership shall not invest in any debt instruments other than Treasury securities, securities issued by U.S. government agencies or instrumentalities, other CFTC-authorized investments and foreign sovereign debt instruments acquired in connection with the Trading Partnership's trading of foreign futures and options, and shall not invest in any equity security (other than as a limited partner in the Trading Partnership) without prior notice to all Limited Partners.

          (d) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Partnership participates, for investment advice or management, who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Partnership shall be affiliated with Merrill Lynch Futures Inc., the General Partner or any of their respective affiliates (this prohibition shall not preclude (i) the General Partner retaining a manager for which the General Partner provides administrative services or (ii) MLAM from providing cash management services to the Partnership, provided that MLAM's fees are paid either by Merrill Lynch Futures Inc. or by the General Partner, and that MLAM does not execute transactions for the account of either the Partnership or the Trading Partnership through any Merrill Lynch affiliate).

          (e) Certain Contracts. The maximum period covered by any contract entered into by the Partnership, except for the various provisions of the Selling Agreement which survive the closing of the sale of the Units, shall not exceed one year. Any agreements between the Partnership and the General Partner or any affiliate of the General Partner shall be terminable by the Partnership upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

          (f) Trading Advisors. All trading advisors for the Partnership must meet the NASAA Guidelines' minimum experience requirement.

          The General Partner shall reimburse the Partnership for any advisory or other fees (including Profit Shares) paid by the Partnership to any trading advisor over the course of any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income or any yield enhancement return) contemplated by the NASAA Guidelines during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Partnership for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the next Annual Report delivered to Limited Partners.

          (g) Other Activities. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Partnership. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to the Partnership such time as the General Partner may deem advisable to conduct the Partnership's business and affairs.

          (h) Tax Matters Partner. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the General Partner as the "tax matters partner" of the Partnership.

          (i) The Trading Partnership. The General Partner shall not permit the Partnership to undertake any debts or obligations other than as set forth herein, including without limitation pursuant to Section 16(e). The General Partner further covenants and agrees that as general partner of the Trading Partnership, the General Partner will not permit the Trading Partnership (A) to engage in any activities or incur any obligations except in respect of the Trading Partnership's speculative futures and forward trading on behalf of the Partnership or (B) to enter into any brokerage, F/X or other agreement or undertaking, unless all other parties to such agreement explicitly acknowledge and agree that (i) they will in no event seek to assert, other than pursuant to and to the extent of the Partnership's undertaking set forth in Section 16(e), that the Partnership or any of its assets is in any respects subject to any debts of or claims against the Trading Partnership, either through "piercing the corporate veil," "substantive consolidation" or any other theory, and (ii) they will take no action and institute no action or proceeding seeking to adjudicate the Trading Partnership a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Trading Partnership or for any substantial part of its property.

          The General Partner shall ensure that (i) the Partnership is at all times the sole limited partner of the Trading Partnership and (ii) the General Partner is at all times the sole general partner of the Trading Partnership and at all times controls the Trading Partnership, by virtue of the Partnership's equity ownership of the Trading Partnership and the General Partner's serving as sole general partner of both the Partnership and the Trading Partnership -- the intent of the parties being that the Trading Partnership should function solely as a conduit for the Partnership's own trading activities and not as any form of investment by the Partnership.

          The General Partner, as general partner of the Trading Partnership, will cause the Trading Partnership to comply with all provisions of the NASAA Guidelines.

          The General Partner is, by way of greater certainty and not by way of limitation, specifically authorized as general partner of the Partnership and the Trading Partnership to retain the General Partner's affiliate, MLAM, to provide cash management services to the Partnership and the Trading Partnership and to instruct and authorize Merrill Lynch Futures Inc. to pay the cash management fees due to MLAM from the futures brokerage commissions received by Merrill Lynch Futures Inc. from the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's fees, the General Partner will do so without reimbursement from either the Partnership or the Trading Partnership.

          (j) "Pyramiding" Prohibited. The Partnership is prohibited from employing the trading technique commonly known as "pyramiding," and will not permit the Trading Partnership to employ any such technique. A trading manager or advisor of the Partnership taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Partnership will not be considered to constitute "pyramiding."

          9.   Audits and Reports to Limited Partners.

          The Partnership books shall be audited annually by an independent certified public accountant. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within ninety (90), but in no event later than one hundred twenty (120), days after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for a Limited Partner to complete his federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. The General Partner shall include in the annual reports sent to Limited Partners an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trading Partnership during the preceding year. Limited Partners or their duly authorized representatives may inspect the Partnership books and records for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership during normal business hours upon reasonable written notice to the General Partner. Copies of such records may be made upon payment of reasonable reproduction costs for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership and, upon request, shall be sent to any Limited Partner upon payment of reasonable reproduction and mailing costs.

          The General Partner shall calculate the approximate Net Asset Value per Unit of each series on a daily basis and furnish such information upon request to any Limited Partner.

          The General Partner will send written notice to each Limited Partner within seven (7) days of any decline in the aggregate Net Asset Value attributable to any series of Units held by such Limited Partner or in the Net Asset Value per Unit of any such series to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

          The General Partner shall maintain and preserve all Partnership records for a period of not less than six (6) years.

          Not by way of qualifying the General Partner's obligations under
Section 8(a) to ensure that the Partnership's brokerage commissions are competitive, but rather as a means of providing additional information to the Limited Partners, the General Partner will, with the assistance of the Partnership's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Partnership (including the commodity brokerage arrangements applicable to any subsidiary entity, such as the Trading Partnership, through which the Partnership trades). In connection with such review, the General Partner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Partnership in order to assess whether the rates charged the Partnership are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to the Partnership, the General Partner will notify the Limited Partners, setting forth the rates charged to the Partnership and several funds which are, in the General Partner's opinion, comparable to the Partnership. The General Partner shall also conduct a similar review of the Partnership's forward trading arrangements.

          In addition to the undertakings in the preceding paragraph, the Partnership will seek the best price and services available in its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage fees may not exceed the cap in Section 8(a). The General Partner will annually review rates to guarantee that the criteria of this paragraph is followed. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations.

          10.  Assignability of Units.


          Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units or all or any part of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition by an assignee of Units or of all or any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until the General Partner receives written notice of the assignment; and the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to withdraw or receive assets from the Partnership except by redemption as provided in Section 11 or upon dissolution of the Partnership. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of any further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption and those rights upon dissolution to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner receives notice of such assignment, transfer or disposition.

          11.  Redemptions; Distributions.

          A Limited Partner, the General Partner to the extent that it owns Units or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or any of his Units (a "redemption"), effective as of the close of business (as determined by the General Partner) on the last business day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Partnership (including the Partnership's allocable share of the liabilities, contingent or otherwise, of any entities, such as the Trading Partnership, in which the Partnership invests), except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them and (ii) the General Partner shall have timely received a request for redemption.


          If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% charge is waived to the extent that the redemption proceeds are so reinvested. The Units acquired upon reinvestment are, however, subject to a 3% redemption charge until the end of the twelfth full month after their issuance.


          Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter. However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment.

          Units redeemed on or before the end of the twelfth full month after they are issued are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges shall be paid to the General Partner.

          Redemption charges shall not apply to distributions.

          Requests for redemption must be received by the General Partner at least ten (10) calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. Such requests need not be in writing so long as the Limited Partner has a Merrill Lynch customer securities account. If a redeeming Limited Partner no longer has a Merrill Lynch customer securities account, requests for redemption must be submitted in writing and with the signature guaranteed (not notarized; guaranteed) by a member firm of the National Association of Securities Dealers, Inc.

          The General Partner may waive any of the foregoing charges or restrictions on redemptions in the General Partner's discretion, and may declare additional redemption dates upon notice to the Limited Partners as well as to those assignees of whom the General Partner has received notice as described above.

          Payment will be made within ten (10) business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trading Partnership or the Partnership from commodity brokers, banks or other persons or entities, the Partnership may in turn delay payment to Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Partnership's aggregate Net Asset Value allocable to all series of Units being redeemed, and represented by the sums which are the subject of such default or delay.

          The General Partner may require a Limited Partner to redeem all or a portion of such Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will do so to the extent the General Partner deems appropriate or necessary to prevent the Partnership or any series of Units considered individually from being deemed to hold "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

          The General Partner may, in its discretion, establish "Special Redemption Dates" in respect of one or more series of Units as a means of implementing "stop loss" or similar policies. "Special Redemption Dates" may require the suspension of all trading and the liquidation of all open positions held with respect to such series.

          The General Partner may -- but shall be under no obligation whatsoever (and does not presently intend) to -- make any distributions in respect of the Units. Any such distributions would be made pro rata to all outstanding series of Units and would not reduce the $100 minimum Net Asset Value per Unit guaranteed to investors as of the Principal Assurance Date for their series of Units, as described in the Prospectus.

          12.  Offering of Units.

          The General Partner on behalf of the Partnership shall (i) cause to be filed such Prospectus Supplements and amended Registration Statements as the General Partner may deem advisable, with the Securities and Exchange Commission for the registration and public offering of Units, (ii) use its best efforts to maintain the qualification of the Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary.

          The General Partner shall not accept any subscriptions for Units if doing so would cause the Partnership, or any series of Units considered individually, to have "plan assets" status under ERISA. If an ERISA subscriber has its subscription reduced in order to avoid "plan assets" status, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

          13.  Additional Offerings.

          The General Partner may, in its discretion, continue the ongoing offering of Units contemplated by the Prospectus as well as make additional public or private offerings of Units, provided that doing so does not dilute existing Limited Partners' economic interest in the Partnership. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.


          The General Partner intends to offer series of Units for sale as of the beginning of each calendar quarter, subject to the minimum investment and minimum capitalization requirements set forth in the Prospectus; provided that, unless otherwise expressly required by law, the assets attributable to each such series shall under no circumstances be subject to being used in any respect to satisfy or discharge any debt or obligation of any other such series.


          The General Partner may terminate (subject to the General Partner's discretion to reopen) but not suspend the offering of Units.

          Each additional series of Units issued hereunder must comply with the NASAA Guidelines in the same manner and to the same extent as the initial series of Units issued hereunder.

          14.  Special Power of Attorney.

          Each Limited Partner by his execution of this Limited Partnership Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Limited Partnership Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited partnership in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Partnership;
(iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and the jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Partnership or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be irrevocable, deemed to be a power coupled with an interest (including, without limitation, the interest of the other Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this
Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

          15.  Withdrawal of a Partner.

          The Partnership shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Partnership is continued pursuant to the terms of
Section 4. In addition, the General Partner may withdraw from the Partnership, without any breach of this Limited Partnership Agreement, at any time upon one hundred and twenty (120) days' written notice by first class mail, postage prepaid, to each Limited Partner and assignee of whom the General Partner has notice. If the General Partner withdraws as general partner and the Partnership's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

          The General Partner may not assign its general partner interest or its obligation to direct the management or trading of the Partnership's or the Trading Partnership's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

          The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner of the Partnership shall not terminate or dissolve the Partnership, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem, receive proceeds from or value such Limited Partner's interest in the Partnership except as provided in Section 11 hereof and upon dissolution of the Partnership. Each Limited Partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Limited Partnership Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or the Partnership or to redeem or transfer Units.

          16.  Standard of Liability; Indemnification.

          (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or such Affiliates, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute negligence or misconduct by the General Partner or its Affiliates.

          (b) Indemnification of the General Partner by the Partnership. To the fullest extent permitted by law, subject to this Section 16, the General Partner and its Affiliates, shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner or such Affiliates, in good faith, determined that such conduct was in the best interests of the Partnership; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

          Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board, and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

          The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

          For the purposes of this Section 16, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

          Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

          Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under this Section 16.

          In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Limited Partnership Agreement.

          In no event shall any indemnification permitted by this Section 16(b) be made by the Partnership unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

          In no event shall any indemnification obligations of the Partnership under this Section 16(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(e).

          (c) Indemnification of the Partnership by the Partners. In the event that the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all loss or expense incurred, including reasonable attorneys' fees.

          The General Partner shall indemnify and hold the Partnership harmless from all loss or expense which the Partnership may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLAM's standard of liability under the Investment Advisory Contract and MLIP's standard of liability as set forth herein or (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability under the Custody Agreement and MLIP's standard of liability as set forth herein.

          (d) Series Default Indemnification of the Partners by the General Partner. In addition, and not by way of limitation of the provisions of Section 13, the General Partner shall indemnify and hold harmless each Limited Partner against all loss or expense incurred by the Units of any series held by such Limited Partner, which loss or expense is properly attributable to trading losses or expenses allocable to any other series of Units.

          (e) Undertaking to Make Additional Payments to the Trading Partnership. The Partnership hereby agrees and undertakes that it will pay to the Trading Partnership or the Trading Partnership's estate, or to the Trading Partnership's brokers and dealers, an amount equal to the excess, if any, between the amount which the Trading Partnership commits, at the direction of the General Partner and on behalf of the Partnership, to the Trading Advisors for trading and the amount of assets invested in the Trading Partnership by the Partnership. In the event that the Partnership is obligated to make any payments pursuant to this undertaking, it shall allocate such payments among the different series of Units pro rata based on the respective excesses between the respective amounts committed to trading in respect of each such series by the Trading Partnership and the amount of assets invested in the Trading Partnership and attributable to such series. The General Partner is authorized and directed to provide in the Trading Partnership's brokerage and dealer agreements that the amounts agreed to be paid to the Partnership hereunder may be debited directly from the Partnership's account without need of giving any advance notice of any such debit to the Partnership.

          17.  Amendments; Meetings.

          (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Limited Partnership Agreement, the General Partner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the General Partner and, subject to the immediately following sentence, by the holders of Units representing more than fifty percent (50%) of the aggregate number of Units then owned by the Limited Partners. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval unless a series is not adversely affected by such amendment, in which case such series shall not have the right to vote with respect to such amendment. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations,
(iii) to attempt to ensure that the Partnership is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the Staff of the Commodity Futures Trading Commission, the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act,
(vi) to better insulate the different series of Units from the risk of paying the debts of any other such series, (vii) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable provided that such amendment is not adverse to the Limited Partners, or that is required by law, (viii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (ix) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to avoid causing the assets of the Partnership, or of any series of Units considered individually, from constituting assets of any "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in and subject to Section 4975 of the Code.

          (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or by a Limited Partner pursuant to
Section 17(c), upon the affirmative vote (which may be in person or by proxy) of the holders of Units representing more than fifty percent (50%) of the aggregate number of Units of each series then owned by Limited Partners, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Limited Partnership Agreement may be amended, provided, however, that approval of all Limited Partners holding Units of any series shall be required in the case of amendments changing or altering this Section 17, extending the term of the Partnership, or materially changing the Partnership's basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such Limited Partner's or assignee's written consent; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and, as of the time of such removal, the General Partner may be replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from the Partnership, provided that such election takes place prior to or as of the time the General Partner withdraws; (v) the sale of all or substantially all of the assets of the Partnership may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days' notice. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval, except that in the case of clause (i) above, the approval of a series of Units need not be obtained if such series is not adversely affected by the proposed amendment to this Limited Partnership Agreement.

          (c) Meetings; Other. Any Limited Partner, upon written request addressed to the General Partner, shall be entitled to obtain from the General Partner, upon payment, in advance, of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units of each series held by each (which shall be mailed by the General Partner to the Limited Partner within ten (10) days of the receipt of the request). Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least ten percent (10%) of the aggregate number of Units then owned by Limited Partners of any series, that a meeting of the Partnership (or of any or all series of Units) be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Limited Partnership Agreement, the General Partner shall, by written notice to each Limited Partner of record mailed within fifteen (15) days after such receipt, call a meeting of the Partnership (or of such series of Units). Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

          The General Partner may not restrict the voting rights of Limited Partners except as set forth herein.

          In the event that the General Partner or the Limited Partners vote to amend this Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

          18.  Governing Law.

          THE VALIDITY AND CONSTRUCTION OF THIS LIMITED PARTNERSHIP AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING SPECIFICALLY THE ACT (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW); PROVIDED, HOWEVER, CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAW SHALL NOT BE GOVERNED BY THIS SECTION 18.

          19.  Miscellaneous.

          (a) Compliance with the Investment Advisers Act of 1940. No provision of this Limited Partnership Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

          (b) Notices. All notices under this Limited Partnership Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

          (c) Binding Effect. This Limited Partnership Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

          (d) Captions. Captions in no way define, limit, extend or describe the scope of this Limited Partnership Agreement nor the effect of any of its provisions. Any reference to "persons" in this Limited Partnership Agreement shall also be deemed to include entities, unless the context otherwise requires.

          IN WITNESS WHEREOF, the parties hereto have executed this Limited Partnership Agreement as of the day and year first above written.


GENERAL PARTNER:                     LIMITED PARTNERS:

MERRILL LYNCH INVESTMENT PARTNERS INC.    All Limited Partners now and hereafter
                                          admitted as limited partners of the
                                          Partnership pursuant to Powers of
                                          Attorney now or hereafter executed in
                                          favor of, and delivered
By /s/ John R. Frawley, Jr.               to, the General Partner.
  ------------------------------------
       John R. Frawley, Jr.
       President and Chief Executive
       Officer

                                          MERRILL LYNCH INVESTMENT PARTNERS INC.



                                          By /s/ John R. Frawley, Jr.
                                            -----------------------------------
                                                 John R. Frawley, Jr.
                                                 President and Chief Executive
                                                 Officer

                                                                       EXHIBIT B


                          ML PRINCIPAL PROTECTION L.P.

                                    AMENDED
                                    FORM OF
                              GUARANTEE AGREEMENT


          GUARANTEE AGREEMENT made as of the ___ day of July, 1996 between MERRILL LYNCH & CO., INC., a Delaware corporation ("ML&Co."), and ML PRINCIPAL PROTECTION L.P., a Delaware limited partnership (the "Partnership").


          1. ML&Co. shall make, on September 30, 2001 and as of each calendar quarter-end thereafter (the "Principal Assurance Dates") (subject to adjustment by up to one month in the discretion of MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP")), sufficient payments to the Partnership so that the Net Asset Value per Unit of each series of Units, as of the Principal Assurance Date for such series, which is available for distribution to Limited Partners (after adjustment for all liabilities of the Partnership to third parties) will be at least $100, as of such date. Such $100 minimum Net Asset Value per Unit shall not be reduced by any distributions made by the Partnership in respect of the series of Units in question from the date of issuance of such Units through the Principal Assurance Date for such Units.

          2. This Guarantee Agreement -- which supports a corresponding obligation of MLIP, an indirect wholly-owned subsidiary of ML&Co. -- will remain in effect unless the Partnership is dissolved or MLIP is removed as the general partner of the Partnership, in each case with the approving vote of the Limited Partners -- upon either of which events this Guarantee Agreement will terminate without any payment obligation on behalf of ML&Co.

          3. ML&Co. acknowledges and agrees that its risk under this Guarantee Agreement is in no respect mitigated by the fact that the Partnership will not trade directly, but rather through a wholly-owned subsidiary limited partnership, ML PRINCIPAL PROTECTION TRADING L.P. (the "Trading Partnership"), because the Partnership will commit to pay losses and expenses incurred by the Trading Partnership in amounts in excess of the capital invested in the Trading Partnership by the Partnership.

          4. ML&Co. agrees that in the event it is required to make one or more payments under this Guarantee Agreement, any such payment will be made without recourse to the Partnership, the Trading Partnership, MLIP, Merrill Lynch Futures Inc. or any Limited Partner.

          5. ML&Co. shall be obligated to make payments under this Guarantee Agreement only on the Principal Assurance Date for each series and only in respect of Units of such series outstanding on such date (including Units then being redeemed).

          6. This Guarantee Agreement is an agreement between ML&Co. and the Partnership; investors in the Partnership are in no respects parties hereto.

          7. This Guarantee Agreement will terminate as to each series of Units on the Principal Assurance Date for such series, upon payment by ML&Co. of any amounts due hereunder at such time. No series, except as of the Principal Assurance Date for such series, shall have any rights hereunder.

          8. This Guarantee Agreement shall inure to the benefit of the Partnership only in respect of each series of Units as of its Principal Assurance Date, not in respect of Units of other series.

          9. This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          IN WITNESS WHEREOF, this Guarantee Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


                                     MERRILL LYNCH & CO., INC.


                                     By:________________________________________

                                     Title:_____________________________________



                                     ML PRINCIPAL PROTECTION L.P.

                                     By: Merrill Lynch Investment Partners Inc.
                                           (General Partner)


                                     By:________________________________________

                                     Title:_____________________________________

                                                                       EXHIBIT C

                          ML PRINCIPAL PROTECTION L.P.

                             ____________________


                           SUBSCRIPTION REQUIREMENTS


          By executing a Subscription Agreement and Power of Attorney Signature Page for Limited Partnership Units ("Units") of ML PRINCIPAL PROTECTION L.P. (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at the price of $100 per Unit ($97 per Unit in the case of officers and employees of Merrill Lynch & Co., Inc. and its affiliates) as described in the Fund's Prospectus dated August __, 1996, as the same may from time to time be supplemented and amended (the "Prospectus"). EXCEPT AS SET FORTH BELOW IN THE CASE OF MAINE AND MICHIGAN RESIDENTS, INVESTORS WHO ARE CURRENTLY LIMITED PARTNERS IN THE FUND NEED NOT EXECUTE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN ORDER TO PURCHASE ADDITIONAL UNITS. HOWEVER, SUCH PERSONS MUST RECEIVE A CURRENT PROSPECTUS FOR THE FUND AND CAREFULLY REVIEW THIS EXHIBIT C -- SUBSCRIPTION REQUIREMENTS AS WELL AS THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY. SUCH PERSONS' FINANCIAL CONSULTANTS WILL BE REQUIRED TO RECONFIRM THAT SUCH PERSONS CONTINUE TO MEET THE SUITABILITY REQUIREMENTS SET FORTH BOTH HEREIN AND THEREIN IN ORDER FOR SUCH PERSONS TO BE ABLE TO PURCHASE ADDITIONAL UNITS.

          By executing a Subscription Agreement and Power of Attorney Signature Page, Purchaser has thereby authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates (the "Selling Agent") to debit Purchaser's customer securities account in the full amount of Purchaser's subscription. If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Third Amended and Restated Limited Partnership Agreement, included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Merrill Lynch Investment Partners Inc. ("MLIP"), the General Partner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

             FOREIGN PERSONS AND ENTITIES NOT OTHERWISE SUBJECT TO U.S. FEDERAL INCOME TAX MAY NOT INVEST IN THE UNITS.

Representations and Warranties

          As an inducement to MLIP to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, ML Principal Protection Plus Trading L.P., MLIP, Merrill Lynch Futures Inc. and the Selling Agent as follows:

          (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any direct or indirect solicitation of Purchaser's investment) a copy of the Prospectus -- including the applicable Prospectus Supplement, the Appendices, the Third Amended and Restated Limited Partnership Agreement and summary financial information relating to the Fund current within 60 calendar days --the earliest date of such documents to be dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

          (b) All information that Purchaser has heretofore furnished to MLIP or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to MLIP.

          (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

          (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

          (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is acquiring the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Limited Partner pursuant to the Limited Partnership Agreement.

          (f) If Purchaser is subscribing in a representative capacity, the entity for which the Purchaser is acquiring Units either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that MLIP attempt to verify that any entity which seeks to purchase Units be duly registered with the CFTC and a member in good standing of the NFA, if required. Purchaser agrees to supply MLIP with such information as MLIP may reasonably request in order to attempt such verification.

          (g) If Purchaser is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code, as amended (the "Code") (the "Plan"), Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: the Plan Fiduciary has considered an investment in the Units in light of the risks relating thereto; the Plan Fiduciary has determined that, in view of such considerations, an investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; and the Plan Fiduciary (i) is responsible for the decision to invest in the Units, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of MLIP, Merrill Lynch Asset Manage ment, L.P., any Trading Advisor, the Selling Agent and any of their respective affiliates, (iii) is qualified to make such investment decision, and (iv) none of MLIP, Merrill Lynch Asset Management, L.P., any Trading Advisor, the Selling Agent or any of their respective affiliates or any of their respective employees either:
     (a) has investment discretion with respect to the investment of assets of the Plan; (b) has authority or responsibility to or regularly gives investment advice with respect to the Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan. The undersigned will, at the request of MLIP, furnish MLIP with such information as MLIP may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons."

          THE REPRESENTATIONS AND STATEMENTS SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE FUND, ML PRINCIPAL PROTECTION L.P., MLIP, MERRILL LYNCH FUTURES INC., THE SELLING AGENT, MLAM, OR OTHERS IN ANY LITIGATION OR OTHER PROCEEDING.

Investor Suitability

          PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). RESIDENTS OF THE FOLLOWING STATES MUST MEET THE REQUIREMENTS SET FORTH BELOW ("NET WORTH" FOR SUCH PURPOSES IS IN ALL CASES IS CALCULATED EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IN ADDITION, PURCHASER MAY NOT INVEST MORE THAN 10% OF PURCHASER'S READILY MARKETABLE ASSETS IN THE FUND.

          1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          2. California -- Net worth of at least $100,000 and an annual income of at least $50,000.

          3. Indiana -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

          4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

          5. Maine -- Minimum subscription per investment, both initial and additional, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. ALL MAINE RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS, A COPY OF WHICH SHALL ACCOMPANY THIS PROSPECTUS AS DELIVERED TO ALL MAINE RESIDENTS.

          6. Massachusetts -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

          7. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1995 of at least $60,000. ALL MICHIGAN RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE.

          8. Minnesota -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

          9. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         10. Missouri -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

         11. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

         12. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         13. Oklahoma -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         14. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

         15. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000 in the past year and an expectation of the same in the current year.

         16. South Carolina -- Net worth of at least $100,000 or a net income in 1995 some portion of which was subject to maximum federal and state income tax.

         17. South Dakota -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

         18. Tennessee -- Net worth of at least $250,000 and gross income during 1995 and an expectation of gross income during 1996 of at least $65,000 or a net worth of at least $500,000.

         19. Texas -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual taxable income of at least $100,000.

                                                                       EXHIBIT D


                          ML PRINCIPAL PROTECTION L.P.

                               ________________

                           SUBSCRIPTION INSTRUCTIONS


          ANY PERSON CONSIDERING PURCHASING UNITS SHOULD CAREFULLY READ AND REVIEW THE PROSPECTUS OF THE FUND DATED AUGUST __, 1996, INCLUDING THE PROSPECTUS SUPPLEMENT AND RECENT FINANCIAL INFORMATION (CURRENT WITHIN 60 CALENDAR DAYS) RELATING TO THE FUND, BOTH OF WHICH ACCOMPANY THE
PROSPECTUS.

          The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his readily marketable assets in the Fund.

          The Units are sold in separate series as of the beginning of each calendar quarter. Different series of Units are each sold at $100 per Unit but over time come to have different Net Asset Values.

          Foreign persons and entities not otherwise subject to U.S. federal income tax may not invest in the Fund.

          EXISTING LIMITED PARTNERS WHO ARE SUBSCRIBING FOR ADDITIONAL UNITS (EXCEPT MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE BUT MUST CAREFULLY REVIEW THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY AND EXHIBIT C -- SUBSCRIPTION REQUIREMENTS. SUCH LIMITED PARTNERS' FINANCIAL CONSULTANTS MUST RECONFIRM THAT SUCH LIMITED PARTNERS CONTINUE TO MEET THE STANDARDS AND REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT C -- SUBSCRIPTION REQUIREMENTS IN ORDER FOR SUCH LIMITED PARTNERS TO BE ELIGIBLE TO PURCHASE ADDITIONAL UNITS.

          ANY ADDITIONAL UNITS PURCHASED BY AN EXISTING LIMITED PARTNER WILL BE A DIFFERENT SERIES OF UNITS THAN THE UNITS ALREADY OWNED BY SUCH LIMITED PARTNER.

                            ________________


FILL IN ALL OF THE BOXES ON PAGES SA-5 and SA-6; TYPE OR PRINT
USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1   --   Financial Consultants must complete the information
              required.

Item 2   --   Enter the number of Units to be purchased.

Item 3   --   Enter the dollar amount (no cents) of the purchase (the dollar amount must be $100 per Unit; $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

Item 4   --   Enter customer's Merrill Lynch Account Number.

Item 5   --   Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

                                    SA-(i)

          The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

          Trust -- Enter the Trust name on line 8 and the trustee's name on line 9, followed by "Trustee." If applicable, use line 10 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

          Custodian Under Uniform Gifts to Minors Act -- Complete line 6 with the name of minor followed by "UGMA." On line 9 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

          Partnership or Corporation -- The Partnership or Corporation name is required on line 8. Enter an officer's or partner's name on line 9. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items 6, 7, 8   --   Enter the exact name in which the Units are to be held.

Items 9, 10     --   Complete information as required.

Item 11              --  The investor(s) (EXCEPT CURRENT LIMITED PARTNERS IN
                         THE FUND OTHER THAN RESIDENTS OF MAINE OR MICHIGAN) must execute the Subscription Agreement and Power of Attorney Signature Page (Item 11, Page SA-6) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in
                         Item 11.

Item 12              --  Financial Consultants must complete the information
                         required.

THE SPECIMEN COPY OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE
                                      PAGE
                 (PAGES SA-3 AND SA-4) SHOULD NOT BE EXECUTED.



Instructions to Financial Consultants:

 THE EXECUTED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE MUST
                       BE RETAINED IN THE BRANCH OFFICE.

          RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGES EXECUTED BY FINANCIAL CONSULTANTS) OR ANOTHER FORM OF WRITTEN RECONFIRMATION APPROVED BY THE BRANCH OFFICE REGARDING THE CONTINUING SUITABILITY OF EXISTING LIMITED PARTNERS SUBSCRIBING FOR ADDITIONAL UNITS MUST ALSO BE RETAINED IN THE BRANCH OFFICE.

                                    SA-(ii)

                         ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

                                 _____________

                  BY EXECUTING THIS SUBSCRIPTION AGREEMENT
       SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                                ______________

                         SUBSCRIPTION AGREEMENT AND
                              POWER OF ATTORNEY

ML PRINCIPAL PROTECTION L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters
Sixth Floor
South Tower
World Financial Center
New York, New York 10080-6106

Dear Sirs:


               1. Subscription for Units. I hereby subscribe for the number of limited partnership units("Units") in ML PRINCIPAL PROTECTION L.P.(the"Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto: a minimum of 50 Units ($5,000) must be purchased -- 10 Units if I am an existing Limited Partner; any greater number of whole Units may be purchased. The purchase price is $100 per Unit--$97 per Unit if I am an officer or employee of Merrill Lynch & Co., Inc. or any of its affiliates. The terms of of the offering of the Units are described in the Prospectus of the Fund dated August, 1996, together with the accompany Prospectus Supplement (collectively, the "Prospectus"). Units are offered as of the beginning of each calender quarter. Concurrently with or prior to the delivery of this Subscription Agreement and Power of Attorney, I have authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Agent") to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units, which will occur no later than five business days after the acceptance of my subscription. My Merrill Lynch Financial Consultant will inform me of such settlement date, on which my account will be debited and the amount so debited transmitted, in the form of a Selling Agent check or wire transfer, directly to the Escrow Agent for the Fund pending investment in the Units, as described in the Prospectus. MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP"). the General Partner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units (10 Units if I am an existing Limited Partner). All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

        Foreign persons and entities which are not otherwise subject to U.S federal income tax may not invest in the Fund

               2. Representations and Warranties of Subscriber. I have received the Prospectus together with summary financial information relating to the Fund current within 60 calender days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit C -- Subscription Requirements in the Prospectus, including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles), annual income and readily marketable assets.

               3. Power of Attorney. In connection with my subscription for Units, I do hereby irrevocably constitute and appoint MLIP, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by MLIP to carry out fully the provisions of the Limited Partnership Agreement of the Fund, including, without limitation, by executing said Limited Partnership Agreement itself, and by effecting all amendments permitted by the terms therof. I acknowledge that the other investors in the Fund are relying on MLIP's authority to act pursuant to the Power of Attorney granted hereby. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

               4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreement hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                                                                      [Speciman]

 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_] Branch Wire Code   [_][_][_]

                         ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX. The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated
        , 1996, and the accompanying Prospectus Supplement as well as summary financial information current within 60 calendar days, including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
  1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
  3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
  4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2[_][_][_][_][_][_][_][_]                3[_][_][_][_][_][_][_][_][_][_]          4[_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units;       Total $ Amount (No. of Units X               Merrill Lynch Account #
  10 Units for existing Limited Partners   $100; $97 for Merrill Lynch officers
  subscribing for additional Units)        and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

  Limited Partner Name
 6[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

  Joint Partner Name
 7[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   [_]
        Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                                                                      [Specimen]


                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
- --------------------------------------------------------------------------------
 11                           FOR USE BY INVESTOR

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of

  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------

 EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE
 PROSPECTUS DATED        , 1996, THE PROSPECTUS SUPPLEMENT AND SUMMARY
 FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.



 12                      FINANCIAL CONSULTANT MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
- --------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]

                                                                                                                  EXECUTION COPY

 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_] Branch Wire Code   [_][_][_]

                         ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX. The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated
        , 1996, and the accompanying Prospectus Supplement as well as summary financial information current within 60 calendar days, including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
  1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
  3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
  4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2[_][_][_][_][_][_][_][_]                3[_][_][_][_][_][_][_][_][_][_]          4[_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units;       Total $ Amount (No. of Units X               Merrill Lynch Account #
  10 Units for existing Limited Partners   $100; $97 for Merrill Lynch officers
  subscribing for additional Units)        and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

  Limited Partner Name
 6[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.   Last Name

  Joint Partner Name
 7[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.   Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)





   [_]
        Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                                                                  EXECUTION COPY


                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
- --------------------------------------------------------------------------------
 11                           FOR USE BY INVESTOR

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of

  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------

 EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE
 PROSPECTUS DATED        , 1996, THE PROSPECTUS SUPPLEMENT AND SUMMARY
 FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.



 12                      FINANCIAL CONSULTANT MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
- --------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


            MLIP advanced all initial organization and offering costs (for a total of $239,100), as described in the Prospectus, for which it is being reimbursed by the Registrant in 36 equal monthly installments. MLIP will pay the costs associated with this updating of the Prospectus and this Amendment No. 1 to the Registration Statement. The following is an estimate of such costs:

                                                                 Approximate
                                                                    Amount
                                                                 -----------
  Securities and Exchange Commission Registration Fee..........     $  8,621*
  National Association of Securities Dealers, Inc. Filing Fee..        3,000*
  Printing Expenses............................................      125,000
  Fees of Certified Public Accountants.........................       50,000
  Blue Sky Expenses (Excluding Legal Fees).....................       10,000
  Fees of Counsel..............................................      100,000
  Escrow Fees..................................................       20,000
  Miscellaneous Offering Costs.................................       33,379
                                                                    --------
   Total.......................................................     $350,000
                                                                    ========


  --------------------------
  *Fees marked with an asterisk are exact.

                             ____________________

  ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 16 of the Third Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner, certain of its affiliates and certain of its directors, officers and controlling persons by the Registrant in certain circumstances for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct.

            In the Selling Agreement, each Trading Advisor has agreed to indemnify each person who controls MLIP within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of MLIP against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to such Trading Advisor or any principal of such Trading Advisor or their operations, trading systems, methods or performance, which was made in this Registration Statement, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by such Trading Advisor for inclusion therein.

  ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

            None.

  ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

            The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

            (a)  Exhibits.

            The following exhibits are filed herewith.


             Exhibit
             Number            Description of Document
             ------            -----------------------
              1.01             Form of Selling Agreement among the Partnership,
           (Amended)           the Trading Partnership, the General Partner,
                               Merrill Lynch Futures, the Selling Agent and the
                               Trading Advisors.

              1.02 Form of Amendment to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the
                               Selling Agent and each additional Trading
                               Advisor.

            3.02(ii)           Third Amended and Restated Limited Partnership
           (Amended)           Agreement of the Partnership (included as Exhibit
                               A to the Prospectus).

              5.01 Opinion of Sidley & Austin relating to the legality of the Units.

              8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

              23.04            Consent of Sidley & Austin.

              23.05            Consent of Deloitte & Touche.

              27.01            Financial Data Schedule.



            THE FOLLOWING EXHIBITS ARE INCORPORATED BY REFERENCE HEREIN FROM THE EXHIBITS OF THE SAME DESCRIPTION AND NUMBER FILED WITH REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1, AS FILED WITH THE COMMISSION ON JULY 3, 1996 (REG. NO. 333-7593) WHICH ALSO CONSTITUTED POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REG. NO. 33-73914).


             EXHIBIT
             NUMBER            DESCRIPTION OF DOCUMENT
             -------           -----------------------
             [S]               [C]
             3.01(i)           Amended and Restated Certificate of Limited
                               Partnership of the Partnership.

             3.02(i) Amended and Restated Certificate of Limited Partnership of the Trading Partnership.

             3.03(ii) Second Amended and Restated Limited Partnership Agreement of the Trading Partnership.

             5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.

             5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units.

              8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.


             10.01 Form of Advisory Agreement among the Partnership, Trading Partnership, the General Partner and each Trading Advisor.

             10.02 Form of Consulting Agreement between Merrill Lynch Futures and each Trading Advisor.

             10.03 Form of Customer Agreement between the Trading Partnership and Merrill Lynch Futures.

             10.04 Form of Escrow Agreement among the Partnership, the Escrow Agent, the Selling Agent and the General Partner.

             10.05 Merrill Lynch & Co., Inc. Guarantee Agreement (included as Exhibit B to the Prospectus).

             10.06 Form of Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus).

             10.07 Foreign Exchange Desk Service Agreement with Amendment adding the Trading Partnership as a party thereto.


            10.08 Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the Trading Partnership and MLAM.

            10.09(a) Note from Merrill Lynch Futures Inc. to the Trading Partnership.

            10.09(b) Note from Merrill Lynch, Pierce, Fenner & Smith Incorporated to the Partnership.

             10.10 Minimum Net Asset Value per Unit undertaking of the General Partner.

             10.11 Form of Custody Agreement between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Partnership.

             23.01             Consent of Sidley & Austin.

             23.03 Consent of Richards, Layton & Finger (included in exhibit 5.01(b)).

            The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1, as filed with the Commission on April 4, 1996 (Reg. No. 33-73914).

             Exhibit
             Number             Description of Document
             -------            -----------------------

             23.12              Consent of Deloitte & Touche LLP.

                             _________________________

            The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-1, as filed with the Commission and which became effective on January 25, 1996.

             Exhibit
             Number            Description of Document
             -------           -----------------------

              1.01 Amendment No. 4 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent and AIB Investment Managers Limited.

            3.05(ii)           Second Amended and Restated Limited Partnership
           (Amended)           Agreement of the Partnership (included as Exhibit
                               A to the Prospectus).

             10.12             Subscription Agreement and Power of Attorney
           (Amended)           (included as Exhibit D to the Prospectus).

             23.11             Consent of Deloitte & Touche LLP.


            The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 3 (Second Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the Commission on December 8, 1995:


             Exhibit
             Number            Description of Document
             -------           -----------------------

              1.01 Amendment No. 2 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, and the Advisors amending certain provisions thereof; and

                               Amendment No. 3 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, and Millburn Ridgefield Corporation.

              1.02             Form of Assignment of Selling Agreement.

             3.03(i) Amended and Restated Certificate of Limited Partnership of the Partnership.

             3.04(i) Amended and Restated Certificate of Limited Partnership of the Trading Partnership.

             3.06(ii) Amendment to the Limited Partnership Agreement of the Trading Partnership.

             5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.

             5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units.

              8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

             10.10             Form of Assignment of Advisory Agreement.

             10.11             Form of Assignment of Consulting Agreement.

             10.13             Amendment No. 1 to the Customer Agreement.

             23.08             Consent of Sidley & Austin.

             23.10 Consent of Richards, Layton & Finger (contained in their opinion in Exhibit 5.01(b)).

                    The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 2 (First Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the commission on March 24, 1995 and which became effective on April 20, 1995:

              1.01 Amendment No. 1 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, Emcor Eurocurrency Management Corporation and Trendstat Capital Management, Inc.

             10.09 Custody Agreement among the Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                    The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1, as filed with the Commission on June 14, 1994 and which became effective on July 14, 1994:

             Exhibit
             Number            Description of Document
             -------           -----------------------

              1.01             Selling Agreement among the Partnership, the
            (Amended)          Trading Partnership, the General Partner, Merrill
                               Lynch Futures, the Selling Agent and the Trading
                               Advisors.

            3.03(ii) Limited Partnership Agreement of the Trading Partnership dated May 26, 1994.

            3.04(ii) Form of Amended and Restated Limited Partnership Agreement of the Trading Partnership.

             10.01             Form of Advisory Agreement among the Partnership,
           (Amended)           the Trading Partnership, MLFIP and each Trading
                               Advisor.

             10.02             Form of Consulting Agreement between Merrill
           (Amended)           Lynch Futures and each Trading Advisor.

             10.03             Form of Customer Agreement between the Trading
           (Amended)           Partnership and Merrill Lynch Futures.

             10.04             Form of Escrow Agreement among the Partnership,
           (Amended)            the Escrow Agent, the Selling Agent and MLFIP.

             10.05             Merrill Lynch & Co., Inc. Guarantee Agreement
           (Amended)           (included as Exhibit B to the Prospectus).

             10.07             Foreign Exchange Desk Service Agreement with
           (Amended)           Amendment adding the Trading Partnership as a
                               party thereto.

             10.08 Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the Trading Partnership and MLAM.

                    (b)   Financial Statement Schedules.

                    No Financial Schedules are required to be filed herewith.

  ITEM 17.          UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York in the State of New York on the 27th day of August, 1996.

                                      ML PRINCIPAL PROTECTION L.P.

                                      By:  Merrill Lynch Investment Partners
                                           Inc.
                                       General Partner

                                      By /s/ JOHN R. FRAWLEY, JR.
                                         ---------------------------
                                             John R. Frawley, Jr.
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.


              Signature                    Title With Registrant            Date
              ---------                    ---------------------            ----
    /s/ JOHN R. FRAWLEY, JR.            President, Chief Executive     August 27, 1996
- --------------------------------
        John R. Frawley, Jr.               Officer and Director
                                       (Principal Executive Officer)


    /s/ JAMES M. BERNARD                 Chief Financial Officer,       August 27, 1996
- --------------------------------
        James M. Bernard               Treasurer and Vice-President
                                         (Principal Financial and
                                            Accounting Officer)


    /s/ ALLEN N. JONES                  Director                        August 27, 1996
- --------------------------------
        Allen N. Jones


     (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)


        Merrill Lynch Investment       General Partner of Registrant    August 27, 1996
            Partners Inc.

By  /s/ JOHN R. FRAWLEY, JR.
   -----------------------------
        John R. Frawley, Jr.
        President and Chief
        Executive Officer

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Co-Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York in the State of New York on the 27th day of August, 1996.

                                 ML PRINCIPAL PROTECTION TRADING L.P.

                                 By:  Merrill Lynch Investment Partners Inc.
                                               General Partner

                                 By     /s/ JOHN R. FRAWLEY, JR.
                                    --------------------------------------------
                                                     John R. Frawley, Jr.
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Co-Registrant in the capacities and on the date indicated.


              Signature                    Title With Registrant            Date
              ---------                    ---------------------            ----
    /s/ JOHN R. FRAWLEY, JR.            President, Chief Executive      August 27, 1996
- --------------------------------
        John R. Frawley, Jr.              Officer and Director
                                      (Principal Executive Officer)


    /s/ JAMES M. BERNARD                Chief Financial Officer,        August 27, 1996
- --------------------------------
        James M. Bernard               Treasurer and Vice-President
                                        (Principal Financial and
                                           Accounting Officer)


    /s/ ALLEN N. JONES                  Director                        August 27, 1996
- --------------------------------
        Allen N. Jones


     (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)


        Merrill Lynch Investment       General Partner of              August 27, 1996
            Partners Inc.              Co-Registrant

By  /s/ JOHN R. FRAWLEY, JR.
   -----------------------------
         John R. Frawley, Jr.
         President and Chief
         Executive Officer

                         ML PRINCIPAL PROTECTION L.P.
                     ML PRINCIPAL PROTECTION TRADING L.P.

                                 EXHIBIT INDEX

     Exhibit
     Number        Description of Document
     ------        -----------------------
      1.01         Form of Selling Agreement among the Partnership, the Trading
     (Amended)     Partnership,the General Partner, Merrill Lynch Futures, the
                   Selling Agent and the Trading Advisors.


      1.02 Form of Amendment to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner,
                   Merrill Lynch Futures, the Selling Agent and each additional
                   Trading Advisor.

      3.02(ii)     Third Amended and Restated Limited Partnership Agreement of
     (Amended)     the Partnership (included as Exhibit A to the Prospectus).

      5.01 Opinion of Sidley & Austin relating to the legality of the Units.

      8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

      23.04        Consent of Sidley & Austin.

      23.05        Consent of Deloitte & Touche.

      27.01        Financial Data Schedule.